    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000


                                                      REGISTRATION NO. 333-92059

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        BPI PACKAGING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                           --------------------------

           DELAWARE                        3081                  04-2997486
  (State or jurisdiction of          (Primary Standard        (I.R.S. Employer
incorporation or organization)          Industrial           Identification No.)
                                Classification Code Number)

                              455 SOMERSET AVENUE
                       NORTH DIGHTON, MASSACHUSETTS 02764
                                 (508) 824-8636
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                HANSPETER SCHULZ
                                   PRESIDENT
                              455 SOMERSET AVENUE
                       NORTH DIGHTON, MASSACHUSETTS 02764
                                 (508) 824-8636
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                             DON S. HERSHMAN, ESQ.
                             BETH M. GOTTLIEB, ESQ.
                                 HOLLEB & COFF
                                 55 EAST MONROE
                                   SUITE 4000
                            CHICAGO, ILLINOIS 60603

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED            PER SHARE              PRICE
Rights to purchase common stock....                     15,000,000               --                   --
Common stock, par value $0.01 per share(2)...           15,000,000              $0.04              $600,000


                                                         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTRATION FEE
Rights to purchase common stock....                        --(1)
Common stock, par value $0.01 per share(2)...             $158.40



(1) The rights are not transferable and not assignable and, accordingly, no value is ascribed thereto for registration fee purposes. Therefore, no registration fee is required.



(2) Each right entitles a stockholder to purchase 0.7 shares of common stock at a subscription price of $0.04 per share. The number of shares of common stock registered hereunder is the maximum number of shares of common stock to be sold in this rights offering.


                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THAT DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION,
                             DATED JANUARY 14, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                        BPI PACKAGING TECHNOLOGIES, INC.

                              455 SOMERSET AVENUE
                       NORTH DIGHTON, MASSACHUSETTS 02764
                                 (508) 824-8636

                       15,000,000 SHARES OF COMMON STOCK,
                           $0.01 PAR VALUE PER SHARE

    We convert commercially available high molecular weight, high density polyethylene resins into thin film. The film is either sold directly into industrial or packaging applications or converted in-house into carryout bags of "T-shirt sack" design for supermarkets, convenience stores and other retail markets. We use advanced, high quality extrusion, printing and bag making equipment located in our North Dighton, Massachusetts facility.

    We are distributing non-transferable rights to owners of shares of our common stock. During this rights offering, we will issue rights to purchase 15,000,000 shares of common stock.


                                                                                    NET PROCEEDS
                                                             SUBSCRIPTION              TO THE
                                                                 PRICE             COMPANY(1)(2)
Per Share...............................................         $0.04                 $0.04
Total...................................................       $600,000               $600,000



(1) Assumes each of the rights issued will be exercised. Should less than all the rights be exercised, the net proceeds we will receive will be reduced and, should none of the rights be exercised, no proceeds will be received by us from the offering but we will be responsible for the expenses related to this offering.



(2) Before deducting expenses payable by us, estimated to be $90,000.



    You will receive one right for each share of common stock that you own at the close of business on December 2, 1999. Each right entitles you to purchase
0.7 shares of common stock, rounding any remaining fractional shares down to the next whole number of shares, for $0.04 per share. DGJ, L.L.C., an entity which controls 80,000,000 warrants convertible into shares of our common stock, has agreed that it will not exercise its warrants during the pendency of this rights offering. Furthermore, neither DGJ nor any other individual or entity currently affiliated with us will receive any of the rights to purchase the shares of our common stock. We are unaware of the current intentions of any of our other warrant holders with respect to the exercise of their warrants as of the date of this prospectus.



    Our common stock is traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "BPIE." On January 5, 2000, the closing price of our common stock on the NASDAQ Over-the-Counter Bulletin Board was $0.06 per share. The rights may not be transferred and will not trade on any exchange or market.



    THE EXERCISE OF THE RIGHTS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE PAGES 6 TO 10 FOR A DESCRIPTION OF THE RISK FACTORS OF THIS INVESTMENT.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities. They have not determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


                The date of this prospectus is January  , 2000.

                               TABLE OF CONTENTS
                                   PROSPECTUS


ABOUT THIS PROSPECTUS.......................................         1

PROSPECTUS SUMMARY..........................................         2

RISK FACTORS................................................         6

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING.............        11

FORWARD-LOOKING STATEMENTS..................................        14

USE OF PROCEEDS.............................................        14

SELECTED FINANCIAL DATA.....................................        15

BUSINESS....................................................        16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................        21

MANAGEMENT..................................................        28

DESCRIPTION OF OUR SECURITIES...............................        38

PRICE RANGE OF COMMON STOCK.................................        41

PERFORMANCE GRAPH...........................................        42

PRINCIPAL STOCKHOLDERS......................................        43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............        47

THE RIGHTS OFFERING.........................................        48

FEDERAL INCOME TAX CONSIDERATION............................        53

TAX CONSEQUENCES TO STOCKHOLDERS............................        53

TAXATION OF OUR COMPANY.....................................        54

IF YOU HAVE QUESTIONS.......................................        54

PLAN OF DISTRIBUTION........................................        55

EXPERTS.....................................................        55

CHANGE OF ACCOUNTANTS.......................................        55

LEGAL MATTERS...............................................        55

TRANSFER AGENT..............................................        56

INDEMNIFICATION.............................................        56

WHERE YOU CAN FIND MORE INFORMATION.........................        57

INDEX TO FINANCIAL STATEMENTS...............................       F-1

                             ABOUT THIS PROSPECTUS


    You should rely only on the information contained in the prospectus. We have not authorized anyone to provide you different information.

                               PROSPECTUS SUMMARY


    This section provides a brief overview of the most significant terms of the rights offering and answers in summary form some questions you may have about us and this rights offering. The information in this section is not complete and may not contain all of the information that you should consider before exercising your rights. You should read the entire prospectus carefully, including the "Risk Factors" section.


                    QUESTIONS AND ANSWERS ABOUT OUR COMPANY

WHAT IS BPI PACKAGING TECHNOLOGIES, INC.?

    We convert commercially available high molecular weight, high density polyethylene resins into thin film. This film is either sold directly into industrial or packaging applications or converted in-house into carryout bags of "T-shirt sack" design for supermarkets, convenience stores and other retail markets.

    All of our plastic products are manufactured using advanced, high quality extrusion, printing and bag making equipment in our facility in North Dighton, Massachusetts. Plastic resin is heated and blown into a thin film on blown film extrusion lines. The film is cooled, wound on large rolls, printed with customer information using water-based inks and shipped to customers. However, if the film is to be used to manufacture bags, it is slit-sealed into bags, reviewed by quality control inspectors, boxed and shipped to customers. Our manufacturing equipment consists of blown film extrusion lines, printing presses, bag making machines and film slitting operations.

WHERE ARE WE LOCATED?

    Our corporate offices are located at 455 Somerset Avenue, North Dighton, Massachusetts 02764. Our telephone number is (508) 824-8636.

WHAT ARE RECENT DEVELOPMENTS?

    In July 1997, we sold 2,100,902 shares of common stock at a price of $1.00 per share in a best-efforts private placement offering with total net proceeds of $2,100,902. Shares of common stock were sold in a single offering under Regulation D and Regulation S of the Securities Act. Under Regulation D, we sold 850,902 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 1,250,000 shares of common stock outside the United States to non-U.S investors.

    In October 1997, we sold 1,796,000 shares of common stock at a price of $1.05 per share in a best-efforts private placement offering with total net proceeds of $1,885,800. Shares of common stock were sold in a single offering under Regulation D and Regulation S of the Securities Act. Under Regulation D, we sold 400,000 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 1,396,000 shares of common stock outside the United States to non-U.S. investors.

    In December 1997, we sold 1,094,223 shares each of common stock and warrants in a private placement offering of restricted securities with total net proceeds of $1,004,800. The price per share for 88,889 of the shares was $1.125 per share and the remaining shares were sold at $0.90 per share. Warrants exercisable for a minimum of 10,000 shares at $1.08 per share were sold in this offering. Under Regulation D, we sold 222,223 shares each of common stock and warrants only to accredited investors as defined in Regulation D. Under Regulation S, we sold 872,000 shares each of common stock and warrants outside the United States to non-U.S. investors.

    In June 1998, we completed an offering of private placement units. Each unit consisted of 100,000 shares of common stock and a three-year warrant to purchase 100,000 shares of common stock at $1.25 per share. However, if we announce the receipt of a contract for the purchase of goods or services resulting in revenues of $5,000,000 or more, then the purchase price will be reduced to $1.05 per share for 15 days after the announcement. The offering price was $90,000 per unit and the net proceeds from the offering were $1,485,000. Under
Regulation D, we sold 1,050,000 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 600,000 shares of common stock outside the United States to non-U.S. investors.

    In each of the above four offerings:

    - the issuances of the securities were deemed to be exempt from registration under Section 4(2) and Regulation D of the Securities Act as transactions by an issuer not involving any public offering;

    - the sale proceeds were used as part of our working capital;

    - we promised to use our best efforts to file with the SEC a registration statement on Form S-1 or S-3 relating to the shares in each offering; and

    - the securities sold under Regulation D were registered under the Securities Act on October 28, 1999.

    On June 27, 1998, we stopped funding the operations of our two wholly-owned subsidiaries, RC America, Inc. and Market Media, Inc. RC America purchased surplus inventory from manufacturers of consumer products and markets and sold the products to mass merchandise retailers and other retail chains. Market Media sold and marketed in-store advertising and promotion programs. At the same time, we also ended the employment of Ronald V. Caulfield, the Chief Executive Officer and President of RC America.

    On July 2, 1998, the employment of Dennis Caulfield, our former Chief Executive Officer, was terminated.


    On August 13, 1998, the NASDAQ Listing Qualifications Panel of the NASDAQ Stock Market delisted our securities from NASDAQ NMS principally due to our failure to maintain compliance with the minimum bid price and net tangible assets requirements, effective as of close of business on August 13, 1998. Shortly thereafter, we formally requested that the NASDAQ Listing and Hearing Review Council review the August 13, 1998 decision. On December 22, 1998, NASDAQ Listing and Review Council affirmed the decision of the NASDAQ Listing Qualifications Panel to delist our common stock from the NASDAQ NMS. As of the date of this prospectus, we have not appealed the NASDAQ decision to the SEC. Since August 14, 1998, our common stock has been traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "BPIE."



    Throughout the remainder of 1998, our management at the time attempted to obtain additional financing to fund our ongoing losses from operations. During this time period, we were unable to service our then existing capital and operating leases and numerous of our creditors had perfected their judgments against us and several of such creditors were attempting to perfect their security interests in a manner which would have forced us to cease our operations. In early January 1999, we commenced negotiations with DGJ for the financing which would allow us to address these capital needs. We were introduced to DGJ by Global Financial Services, Inc., a company unaffiliated with us and DGJ, which we engaged to help us in our efforts to find equity or debt financing in order to continue to fund the ongoing costs of our operations.

    On January 27, 1999, we entered into a Securities Purchase Agreement with DGJ, under which we issued and sold to DGJ:

        1.  a Promissory Note in the principal amount of $3,200,000;

        2. a Common Stock Purchase Warrant to purchase up to 80,000,000 shares of common stock, at an exercise price of $0.04 per share, exercisable until January 27, 2009; and

        3.  1,629,930 shares of our Series C Preferred Stock for $100.


    In connection with this financing, DGJ required certain members of our management, C. Jill Beresford, James F. Koehlinger, Hanspeter Schulz,
Richard H. Nurse and Ivan J. Hughes, to invest $300,000, in the aggregate, in our warrants. As of January 5, 2000, 6,563,000 of the 7,500,000 issued warrant shares were converted into common stock.



    On January 27, 1999, we entered into a factoring agreement with Franklin Capital Corporation, an entity affiliated with Gary Edidin, one of our Directors and a member of DGJ, whereby we, with full recourse, assigned and sold to Franklin our entire interest in all of our present and future accounts and similar rights and instruments arising from our sales of goods, then existing or created thereafter. We paid Franklin a factoring fee in an amount equal to 2% of the gross amount of such receivables, however, the minimum commission for any receivable was $5.00.



    Under this factoring agreement, Franklin was able to advance to us up to 85% of the purchase price of our receivables as they were created, subject to a maximum advance at any time outstanding of $2,000,000. Interest was charged for the number of days that advances of the purchase price of the receivables were made to us prior to the date they were paid and the number of days that the advances from Franklin's account remained outstanding at the prime rate plus 2% per annum, except that interest was in no event less than 8% per annum. We retired this factoring agreement on August 19, 1999 when we entered into the relationships with LaSalle Business Credit, Inc. and DGJ.



    We also issued a demand revolving note to Franklin in the principal sum of $1,000,000 at an interest rate of 5% above the prime rate, however, the interest charged could not be less than a minimal annual fixed rate of 12 3/4%. This note was secured by a security agreement between us and Franklin which granted Franklin a continuing security interest in our present and future accounts, inventory, equipment and other property. Pursuant to the terms of this agreement, the amount eligible to be advanced to us under this revolving note was limited to the lesser of $1,000,000 or the sum of 50% of eligible inventory and 50% of our eligible raw materials. We retired our obligations under this note on August 19, 1999.



    The members of DGJ are Gary R. Edidin, Lawrence A. Sherman, Deere Park Capital Management, Inc. and BPI Hilco, L.L.C. Three of our Directors, Gary R. Edidin, Allen S. Gerrard and Theodore L. Koenig, are affiliated with DGJ and a fourth Director, Bruce M. Fleisher, was appointed to our Board by DGJ. Messrs. Edidin and Sherman are also stockholders of Franklin, however, our obligations to Franklin were satisfied in full at the time of the August 1999 financing, described below.



    We also refinanced our equipment, capital and operating leases in January 1999 when we entered into an equipment lease with DGJ. The new lease carries no debt reduction obligation and is treated as long-term debt. The combined monthly payments under the retired leases were reduced from approximately $305,000 per month to $102,000 per month under the new equipment lease with DGJ. The term of the lease is ten years and its monthly payments of $102,000 represent interest only.


    Also in January 1999, we entered into agreements with most of our unsecured creditors that provided for a discounted payment in February 1999 or permitted us to pay the entire balance without interest over a three-year period.

    On August 19, 1999, we entered into a series of transactions with LaSalle Business Credit, Inc. and DGJ to refinance our existing indebtedness. Our loan agreement with LaSalle provides us with a $4,000,000 revolving line of credit. This credit facility is secured by a first priority security interest in our accounts receivable, inventory and certain other assets. DGJ is the lessor of substantially all the equipment that we use, under a capital lease, and holds a first priority security interest in our equipment. LaSalle received a second priority security interest in our equipment. Certain of the proceeds of this credit facility were used to retire existing indebtedness we owed to Franklin Capital Corporation, including the factoring agreement and revolving note described above, while the remaining proceeds were used to retire some of our other indebtedness and for working capital purposes. This credit facility bears interest at a fluctuating rate equal to 1.5% per annum above the prime rate of LaSalle in effect from time to time and matures in three years. We were introduced to LaSalle by one of our Directors, Theodore L. Koenig, a principal of Monroe Investments, Inc., which is a member of Hilco BPI, L.L.C., which is a member of DGJ. As of January 5, 2000, the balance outstanding under this agreement is $3,442,435.


    In addition, we and DGJ amended and restated the promissory note in the original principal amount of $3,200,000, described above, because we were unable to fulfill the financial obligations under the terms of the loan and lease documents with DGJ. To cure the defaults, we restated the note to include, in addition to the original principal and interest accrued thereunder at 6%, all amounts outstanding under: (i) an equipment loan made by DGJ to us as of March 1, 1999 in the original principal amount of $218,665; (ii) a series of advances made to us by Franklin Capital Corporation during the second quarter of 1999 (which totaled approximately $900,000, and were reduced to approximately $660,000 after application of proceeds of the credit facility), rights to repayment of which were subsequently assigned by Franklin to us;
(iii) delinquent payments under the DGJ lease of approximately $570,000; and
(iv) interest on the foregoing. The resulting balance of $4,773,585 was restated as the principal amount of a new amended promissory note. The amended promissory note is in the original principal amount of $4,773,585 and is payable as follows: $3,200,000 of principal is due and payable on February 1, 2004, or earlier by acceleration, as described in the Securities Purchase Agreement between us and DGJ, or otherwise, and $1,573,585 is due and payable pursuant to the terms of an intercreditor agreement between DGJ and LaSalle. The amended promissory note bears interest at a rate of 10% per annum, and is secured by all of our assets, subordinated to LaSalle except as to equipment.


    During the third quarter of 1999, DGJ made additional advances to us totaling $252,000. These loans bear interest at the rate of 10% per annum with interest payable monthly and the principal is due and payable on the same date as the maturity date of the amended promissory note discussed in the prior paragraph.



    At our annual meeting of stockholders on August 24, 1999, our stockholders approved the increase in our authorized number of shares of common stock from 60,000,000 to 150,000,000 shares.

                                  RISK FACTORS



    You should carefully consider the following factors in evaluating an investment in our securities.



WE HAVE SUSTAINED LOSSES IN THE PAST AND OUR PRIOR ACCOUNTANT RAISED
  GOING-CONCERN ISSUES.



    At December 31, 1998, we had an accumulated deficit of $43,989,302. Since our inception in 1988, we have rarely operated profitably in any accounting period. Net loss was $551,001 for our first nine months in 1999, including extraordinary income of $1,920,465. A net loss of $3,239,213 was incurred for the year ended December 31, 1998, including depreciation and amortization of $2,538,880.



    Our current independent accountants gave an unqualified opinion on our financial statements for the year ended December 31, 1998. Our prior independent accountants' report on our financial statements for the ten month period ended December 31, 1997 and the years ended February 28, 1997 and February 23, 1996 included an explanatory paragraph. This paragraph stated that recurring losses from operations, our net working capital and operating cash flow deficiencies and the defaults under capital lease obligations and notes payable raised substantial doubt about our ability to continue as a going-concern. Note 2 in our consolidated financial statements for the ten month period ended
December 31, 1997, describes our ability, at the date of that report, to continue as a going-concern. This ability was contingent upon our success in implementing new business and financing plans.



WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE TO MEET OUR CAPITAL REQUIREMENTS.



    We intend to raise additional capital for the Company through this rights offering. We plan on selling up to 15,000,000 shares of common stock at $0.04 per share, for an aggregate offering price of $600,000 to holders of common stock on December 2, 1999. Even after the completion of this rights offering, we will need additional capital other than through this rights offering, our existing credit facilities and cash flow from operations. Our additional capital needs have been funded through further advances made to us by DGJ. There can be no assurances that DGJ will continue to provide us sufficient funds to carry on our existing level of business, that our existing credit facilities will be renewed once their terms have expired or that we will be able to consummate any future financing transactions on satisfactory terms.



    Factors which could affect our access to capital markets, or the cost of such capital include:



    - changes in interest rates;



    - general and economic conditions; and



    - investors' perceptions of our business, results of operations, leverage, financial conditions and business prospects.



    Economic, financial, competitive and other matters strongly influence each of these factors, and we may not be able to control these influences. Our existing credit facilities require us to maintain certain financial ratios and also prohibit new borrowings.



THE MARKETS OUR PRODUCTS ARE SOLD IN ARE HIGHLY COMPETITIVE.



    The plastic film and bag markets are highly competitive. Of our patented products, HANDI-SAC-TM- has direct competition from: Sonoco Products Company's T-sack roll bag product, flat T-sacks provided by Sonoco Products Company, Vanguard Plastics, Inc. and others, and paper bags.
FRESH-SAC-Registered Trademark- has direct competition from: Crown Poly, Inc. and Sealed Air, Inc., which manufacture plastic roll bags in a patented dispensing system and Better Bag, Inc., which manufactures flat produce bags. We have competition from a variety of traditional plastic low-cost bag-on-a-roll manufacturers.

    We potentially have direct competition for our thin, clear film used for tissue overwrap from Tredegar Industries. However, we believe that Tredegar Industries has an exclusive five year supply agreement with a consumer packaged goods company that prohibits it from supplying other companies. Hence, Tredegar Industries is not presently considered to be our competitor. We compete with major manufacturers of flexible packaging and other companies that manufacture thick plastic films for tissue overwrap.



    Our competitors in the traditional T-shirt bag business include large companies including Sonoco Products Company, Inteplast Corporation and Vanguard Plastics, Inc.



    Many of our competitors have substantially greater research and development, marketing, financial and human resources than we do. In addition, competitors may succeed in developing new or enhanced products that are more effective than any that may be sold or developed by us. Those companies may also prove to be more successful than us in marketing and selling products. We can give no assurance that we will be able to compete successfully with any of these companies or achieve a greater market share than we currently possess.



WE CAN GIVE NO ASSURANCES THAT THERE WILL BE MARKET ACCEPTANCE FOR OUR
  PROPRIETARY PLASTIC FILM AND IN-STORE ADVERTISING AND PROMOTION PRODUCTS.



    Demand and market acceptance for our products are subject to a high level of uncertainty. We can give no assurances that our products will achieve and maintain market acceptance.



OUR BUSINESS DEPENDS HEAVILY ON OUR PATENTS AND PROPRIETARY TECHNOLOGY.



    We have developed patents related to T-shirt bags. We own a patent issued in 1989 for our T-shirt carryout bag. In 1993, we were issued a U.S. patent for the dispensing system used in conjunction with our FRESH-SAC-Registered Trademark- and HANDI-SAC-TM- products. We have a registered trademark in the United States for FRESH-SAC-Registered Trademark-. In 1996, we were issued a U.S. patent for our FRESH-SAC-Registered Trademark- advertising vehicle called the Fresh Focus CartridgeTalker-TM-.



    We can give no assurances that our patents and any patents that may be granted to us in the future will be enforceable or provide us with meaningful protection from competitors. Even if a competitor's products were to infringe on our patents, it could be costly for us to enforce our rights in an infringement action and would divert funds and resources otherwise used in our operations. Furthermore, we can give no assurances that we would be successful in enforcing our patent rights or that our products will not infringe patents or rights of others.



    We have developed a number of proprietary manufacturing methods and processes used in the manufacturing of our products. We rely on and employ various methods to protect the concepts, ideas and documentation for these manufacturing methods, like patents and confidentiality agreements with our employees. However, these methods may not afford sufficient protection and we can give no assurances that others will not independently develop similar know-how or obtain access to our know-how, concepts, ideas and documentation.



WE ARE DEPENDENT UPON OUR MANAGEMENT AND KEY PERSONNEL TO SUCCEED.



    Our ability to continue to develop and to market our products depends largely on our ability to attract and retain qualified personnel. Currently, our principal executives have extensive experience in manufacturing and sales of plastics products. Competition for this personnel is intense and we can give no assurances that we will be able to retain and attract these people. See "Management" section for a list and description of our directors and executive officers.

WE HAVE SUBSTANTIAL SHARES OF COMMON STOCK RESERVED FOR THE EXERCISE OR GRANT OF
  OPTIONS AND WARRANTS WHICH MAY CAUSE DILUTION IF EXERCISED OR GRANTED.



    As of January 5, 2000, 28,068,221 shares of common stock were outstanding. The following number of shares of common stock are reserved for the issuance:



SHARES OF COMMON STOCK ARE RESERVED FOR:                      NUMBER OF SHARES:
----------------------------------------                      -----------------
Exercise of options granted or available for grant to
  employees, officers, directors and consultants pursuant to our 1990, 1993 and 1996 Stock Option Plans (Options to
  purchase 589,377 shares were outstanding on December 31,
  1998).....................................................      1,950,000
Conversion of the Series A and Series B Convertible
  Preferred Stock...........................................        330,453
Exercise of warrants issued to the individual and principals of the placement agent in private placements to overseas
  investors.................................................        180,372
Exercise of warrants issued to our financial consultants....        200,000
Exercise of options issued to our consultants...............      5,900,000
Exercise of options issued to DGJ in connection with January
  1999 financing............................................     80,000,000



    The existence of the options, warrants and preferred stock listed above may be a hindrance to our future financings. Even though the book value of our common stock is currently significantly lower than the exercise prices of some of the outstanding options and warrants, the exercise of these options or warrants in the future could dilute the book value of the common stock. However, a majority of the warrants are "in-the-money," meaning that the fair market value of the underlying common stock is greater than the exercise price of the warrant. On January 5, 2000, the closing price of our common stock underlying the warrant held by DGJ was $0.06 per share and the exercise price of the warrant is $0.04 per share. Further, the holders of these options and warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.



    In August 1999, our stockholders approved an increase in the number of authorized shares of common stock from 60,000,000 shares to 150,000,000 shares, causing a possible dilution to the holders of common stock. Approximately 87,000,000 of the additional 90,000,000 newly authorized shares of common stock have already been allocated for use. The following table summarizes the uses for the increase in the number of authorized shares of common stock:



Reserve for exercise of DGJ Warrant.........................  49,062,500
Reserve for exercise of warrants issued to financial
  consultants...............................................     900,000
Reserve for subscribed stock purchased by employees and
  consultant................................................   7,500,000(1)
Reserve for granting and exercise of options if performance
  goals are met by the Company..............................  14,750,000
Reserve for shares available to stockholders in this rights
  offering..................................................  15,000,000
Unallocated shares..........................................   2,787,500
                                                              ----------
Total increase in authorized number of shares of common
  stock.....................................................  90,000,000
                                                              ==========


------------------------


(1) Warrants to purchase 6,563,000 shares of common stock were exercised as of the date of this prospectus.



    There are no remaining authorized but unissued shares of preferred stock.

ONE OF OUR INVESTORS COULD CONTROL OVER 50% OF OUR VOTING COMMON STOCK.



    We entered into a Securities Purchase Agreement with DGJ in January 1999. Pursuant to this agreement, DGJ purchased a warrant to purchase up to 80,000,000 shares of our common stock at $0.04 per share. If DGJ exercises its warrant, it will control over 50% of our voting common stock. Also, pursuant to an agreement among DGJ, Ivan J. Hughes, Chairman of the Board, and C. Jill Beresford, Vice President of Marketing, Mr. Hughes and Ms. Beresford agreed to vote their shares of stock as directed by DGJ on any matters presented to our stockholders with respect to the Securities Purchase Agreement. Therefore, DGJ has greater voting power on some issues than it has with its securities holdings alone. See "Principal Stockholders" for a more detailed description of investor holdings.



SALES OF SECURITIES HELD UNDER RULE 144 MAY DEPRESS THE MARKET PRICE OF OUR
  COMMON STOCK.



    Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of our then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale.
Rule 144 also permits sales by a person who is not our affiliate and who has satisfied a two-year holding period to sell without any quantity limitation. Future sales under Rule 144 may depress the market price of the common stock.



OUR CHARTER PROVISIONS AND DELAWARE LAW MAY INHIBIT A TAKEOVER.



    We, as a Delaware corporation, are subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, this law restricts the ability of a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result, any potential acquirers of our Company may be discouraged from attempting to effect an acquisition transaction with us. This could possibly deprive holders of our securities of certain opportunities to sell or otherwise dispose of their securities at above-market prices in these transactions. As a result of the application of Section 203 and certain provisions in our Certificate of Incorporation and By-laws, including the adoption of a classified Board of Directors and the requirement for increased stockholder vote to take certain actions involving the directors and the Certificate of Incorporation and By-laws, potential acquirers may find it more difficult or be discouraged from attempting to effect an acquisition transaction with our Company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of these securities at above-market prices pursuant to these transactions.



IF YOU DO NOT EXERCISE YOUR RIGHTS, YOUR OWNERSHIP INTEREST MAY BE DILUTED.



    If you do not exercise all of your rights, you may suffer significant dilution of your percentage ownership in our Company relative to stockholders who exercise their rights. Immediately after the rights offering, the net tangible book value per share of common stock will decrease. In addition, you will suffer significant dilution of your percentage ownership interest in our Company, even if you exercise all your rights, should DGJ and our other current warrant holders exercise their warrants.



POSSIBLE EXTENSION OF EXPIRATION DATE.



    We have reserved the right to extend the expiration date to as late as
            , 2000. Funds deposited in payment of the subscription price may not be withdrawn and no interest will be paid thereon to stockholders.

CERTAIN LITIGATION



    On November 4, 1999, Professional Edge Fund, L.P., one of our stockholders, filed suit against us in the Court of Common Pleas of Philadelphia County Trial Division, Action No. 000147. This stockholder also named as defendants C. Jill Beresford, our Vice President of Marketing, Dennis N. Caulfield, our former Chief Executive Officer and our former Chairman of the Board of Directors, and Newport Capital Partners in this matter. This stockholder alleges that we breached a contract in regards to the registration of shares it purchased in a private placement of our shares in November 1997 and that we have been unjustly enriched based on the sale of these unregistered shares. This stockholder is seeking damages in the amount of approximately $1,013,000 plus interest and costs and expenses of the lawsuit. We intend to vigorously defend ourselves against these allegations. In addition, on November 26, 1997, the estate of a former temporary worker, John Dion, filed a wrongful death suit against us in Bristol County (Massachusetts) Superior Court, Civil Action No. 97-01688. This lawsuit alleges that our actions caused or contributed to Mr. Dion's
December 7, 1994 fatal forklift accident at our facility. Both parties continue to conduct discovery regarding this accident. Our general liability insurance carrier is vigorously defending us against these allegations. The outcome of this lawsuit remains uncertain. We have a total of $3,000,000 in insurance coverage in place. We believe that the insurance coverage is sufficient to cover our exposure.

                QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING



WHAT IS A RIGHT?



    We will distribute to you, at no cost, one right for each share of common stock that you own at the close of business on December 2, 1999. For every right you receive, you will be entitled to purchase 0.7 shares of common stock, rounding any remaining fractional shares down to the nearest whole number of shares, for $0.04 per share. When you "exercise" rights, that means that you choose to purchase the shares of common stock that the rights entitle you to purchase. You may exercise any number of your rights, or you may choose not to exercise any rights.



WHAT IS THE RIGHTS OFFERING?



    This rights offering is an opportunity for you to purchase shares of common stock at a fixed price and in an amount proportional to your existing interest in us.



WILL EVERY STOCKHOLDER RECEIVE RIGHTS IN PROPORTION TO THEIR CURRENT HOLDINGS?



    Except as described below, all stockholders as of the close of business on December 2, 1999 will receive rights in proportion to their holdings as of that date. As part of the January 27, 1999 financing, we approved this rights offering to holders of our common stock as of a set date; however, DGJ as an investor in our Company, who received warrants to purchase our common stock at $0.04 per share, and our affiliates were deemed not to be eligible to receive rights in this offering. Hence, DGJ and our affiliates, as defined in the Securities Purchase Agreement between us and DGJ, dated January 27, 1999, will not receive rights to purchase our common stock in this offering. The purpose of this offering is to give non-affiliated stockholders an opportunity to make an additional investment in us at the same price per share as given to DGJ to express our appreciation to you for maintaining your support in us.



HOW MANY SHARES MAY YOU PURCHASE?



    You will receive one basic right for each share of common stock that you own at the close of business on December 2, 1999. Each basic right entitles you to purchase 0.7 shares of common stock, rounding any remaining fractional shares down to the nearest whole number of shares, for $0.04 per share. If you exercise all of your basic rights, you can elect to oversubscribe for oversubscription rights, if available, which will entitle you to purchase an unlimited number of shares of common stock, at $0.04 per share, subject to the maximum number of shares of common stock offered in the rights offering and certain other restrictions. If there are an insufficient number of unpurchased shares of common stock to fill all subscriptions pursuant to the oversubscription rights, then the available shares of common stock will be allocated pro rata among the oversubscribers.



HOW DID WE ARRIVE AT THE $0.04 PER SHARE PRICE?



    The price of $0.04 per share was decided upon in connection with the January 27, 1999 financing. Our then Board of Directors felt it was important to provide our stockholders the opportunity to make an additional investment in us at the same price per share as DGJ to express appreciation to the stockholders who have supported us through our financial difficulties. DGJ purchased 80,000,000 warrants convertible into shares of common stock, with a conversion price $0.04 per share of common stock. Hence, the price per share in this offering is $0.04.



HOW DO YOU EXERCISE YOUR RIGHTS?



    You must properly complete the attached subscription certificate and forward it to American Stock Transfer and Trust Company, as subscription agent, on or
before           , 2000. The address for the
subscription agent is on page 52. Your subscription certificate must be accompanied by proper payment for each share that you wish to purchase.



HOW LONG WILL THE RIGHTS OFFERING LAST?



    You will be able to exercise your rights only during a limited period. If
you do not exercise your rights before 5:00 p.m. eastern time, on      , 2000,
the rights will expire. We, in our discretion, may decide to extend the rights offering for up to ten days.



AFTER YOU EXERCISE YOUR RIGHTS, CAN YOU CHANGE YOUR MIND?



    No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your rights.



IS EXERCISING YOUR RIGHTS RISKY?



    The exercise of your rights involves a degree of risk. You should carefully consider the "Risk Factors" described in this prospectus, beginning on page 6.



WHAT HAPPENS IF YOU CHOOSE NOT TO EXERCISE YOUR RIGHTS?



    You will retain your current number of shares of common stock even if you do not exercise your rights. If you do not exercise your rights, you could diminish your proportionate interest in us, and your voting rights could be diluted.



CAN YOU SELL YOUR RIGHTS?



    No. You may not sell or transfer your rights to another individual or entity.



CAN YOU SELL YOUR COMMON STOCK AFTER THE RIGHTS OFFERING?



    Common stock sold in this rights offering will be registered under the federal securities laws. Therefore, these shares of common stock may be sold freely after the rights offering.



WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING YOUR RIGHTS?



    It is intended that the receipt of the rights by stockholders will be a non-taxable stock dividend. However, the IRS may view the distribution of the rights as ordinary income to the stockholders taxable in the amount of the fair market value of the rights. In any event, the exercise of the rights will not be taxable. You should seek specific tax advice from your personal tax advisor.



WHEN WILL YOU RECEIVE YOUR NEW SHARES?



    Certificates for shares of common stock subscribed for pursuant to the basic rights will be delivered to you as soon as practicable after receipt by the subscription agent of your duly completed and exercised subscription certificate and payment in full for the shares of common stock pursuant to the basic rights. As soon as practicable after the expiration date of the rights, we will determine the number of shares of common stock, if any, which have been purchased by holders of rights who have exercised their oversubscription rights, and certificates representing the shares of common stock so purchased will be sent to the purchasers. If it is necessary to allocate any available shares of common stock among those rights holders exercising oversubscription rights, overpayments for shares of common stock not issued to such holders will be promptly refunded, without interest.

CAN WE CANCEL THE RIGHTS OFFERING?



    Yes. We can cancel the rights offering at any time on or before       ,
2000, for any reason.



HOW MUCH MONEY WILL WE RECEIVE FROM THE RIGHTS OFFERING?



    Our gross proceeds from the rights offering depend on the number of shares of common stock that are purchased. If we sell all 15,000,000 shares offered by this prospectus, then we will receive proceeds of $600,000 from the rights offering.



HOW WILL WE USE THE PROCEEDS FROM THE RIGHTS OFFERING?



    We will use the proceeds from the rights offering for working capital purposes and general corporate purposes.



HOW MANY SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING?



    The number of shares of common stock outstanding after the rights offering depends on the number of shares that are purchased.



    If we sell all of the shares offered by this prospectus, then we will issue during the rights offering 15,000,000 new shares of common stock. Based on this number, we anticipate that there will be 43,068,221 shares of our common stock outstanding after the rights offering.



WHO CAN YOU TALK TO IF YOU HAVE MORE QUESTIONS?



    If you have questions or need assistance concerning the procedure for exercising rights, or if you would like additional copies of this prospectus or the notice of guaranteed delivery, you should contact the subscription agent at the address on page 52 below.



    If you have other questions about the rights offering, please contact:



                                 Jim Koehlinger
                              455 Somerset Avenue
                       North Dighton, Massachusetts 02764
                                 (508) 824-8636

                           FORWARD-LOOKING STATEMENTS

    We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions that cover these forward-looking statements. We are including this statement for purposes of complying with these safe harbor provisions. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including among other things:

    - uncertain market acceptance of our products;

    - competition;

    - the continued availability of financing in the amounts, at the times and on the terms required to support our future business;

    - continued losses and cash flow deficits;

    - reliance on key personnel;

    - safety, efficacy and patent concerns regarding our products and technology;

    - changes in general economic conditions; and

    - unforeseen operational difficulties and financial losses due to year 2000 computer problems.

    Words like "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of these types of words and similar expressions are intended to identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this document may not occur.

                                USE OF PROCEEDS

    We intend to use the proceeds for working capital purposes and for general corporate purposes.

                            SELECTED FINANCIAL DATA

    The following tables set forth summary financial information for the periods indicated. This information should be read in conjunction with our consolidated financial statements (including the notes thereto) appearing later in this prospectus.

                          STATEMENT OF OPERATIONS DATA

                             NINE MONTHS     NINE MONTHS                    TEN MONTH                 FISCAL YEARS ENDED
                                ENDED           ENDED        YEAR ENDED    PERIOD ENDED   ------------------------------------------
                            SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   FEBRUARY 28,   FEBRUARY 23,   FEBRUARY 24,
                                1999            1998            1998           1997           1997           1996           1995
                            -------------   -------------   ------------   ------------   ------------   ------------   ------------
Net sales.................   $12,655,596     $ 7,567,594    $10,382,819    $13,951,725    $30,810,037    $28,839,954    $25,254,645
Cost of goods sold........    10,963,520       6,406,468      8,826,905     17,311,037     27,784,329     26,161,723     19,879,041
                             -----------     -----------    -----------    ------------   ------------   -----------    -----------
Gross profit..............     1,692,076       1,161,126      1,555,914     (3,359,312)     3,025,708      2,678,231      5,375,604
Selling, general and
  administrative
  expense.................     2,887,941       3,621,456      4,301,842      6,137,985      8,695,612      6,370,956      5,029,832
Bad debt expense..........            --              --             --        319,736         93,165             --             --
Write-down of impaired
  assets and related
  expenses................            --              --             --             --      5,385,000             --             --
Patent infringement
  settlement..............            --              --             --             --        512,648             --             --
                             -----------     -----------    -----------    ------------   ------------   -----------    -----------
Income (loss) from
  operations..............    (1,195,865)     (2,460,330)    (2,745,928)    (9,817,033)   (11,660,717)    (3,692,725)       345,772
Allowance for officer
  loan....................            --              --        (68,039)      (586,978)            --             --             --
Interest and other
  expense.................    (1,354,713)       (343,119)      (471,166)      (984,064)    (1,112,647)      (865,206)      (280,445)
Interest and other
  income..................        79,112          42,999         45,920         49,206          9,133         47,786         77,104
                             -----------     -----------    -----------    ------------   ------------   -----------    -----------
Net income (loss) before
  extraordinary income and
  non-recurring charges...    (2,471,466)     (2,760,450)    (3,239,213)   (11,338,869)   (12,764,231)    (4,510,145)       142,431
Extraordinary income......     1,920,465              --             --             --             --             --             --
Non-recurring charges.....            --              --             --             --             --             --       (989,917)
                             -----------     -----------    -----------    ------------   ------------   -----------    -----------
Net income (loss) after
  extraordinary income and
  non-recurring charges...   $  (551,001)    $(2,760,450)   $(3,239,213)   $(11,338,869)  $(12,764,231)  $(4,510,145)   $  (847,486)
Earnings (loss) per share
  before extraordinary
  income:
Basic and diluted net
  earnings (loss) per
  share...................   $      (.11)    $      (.13)   $      (.16)   $      (.73)   $      (.96)   $      (.38)   $      (.08)
Shares used in computing
  basic and diluted net
  loss per share..........    21,787,413      20,669,723     20,849,356     15,579,747     13,261,815     11,756,532     10,670,040
Earnings (loss) per share
  after extraordinary
  income and non-recurring
  charges:
Basic and diluted net
  earnings (loss) per
  share...................   $      (.03)    $      (.13)   $      (.16)   $      (.73)   $      (.96)   $      (.38)   $      (.08)
Shares used in computing
  basic and diluted net
  earnings (loss) per
  share...................    21,787,413      20,669,723     20,849,356     15,579,747     13,261,815     11,756,532     10,670,040

                               BALANCE SHEET DATA

                                 AT              AT              AT             AT             AT             AT             AT
                            SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   FEBRUARY 28,   FEBRUARY 23,   FEBRUARY 24,
                                1999            1998            1998           1997           1997           1996           1995
                            -------------   -------------   ------------   ------------   ------------   ------------   ------------
Total assets..............   $21,616,980    $ 18,828,745    $17,751,965    $20,970,740    $29,247,231    $35,277,975    $35,341,925
Long term obligations.....   $10,389,246              --             --             --    $ 3,809,241    $ 5,441,057    $ 4,495,692
Redeemable preferred
  stock...................   $       100              --             --             --             --    $   183,369    $   183,369
Working capital
  (deficit)...............   $(3,783,916)   $(12,989,694)   $(12,748,154)  $(13,897,932)  $(5,819,144)   $(2,767,867)   $ 3,909,634
Stockholders' equity......   $ 3,508,472    $  3,758,236    $ 3,279,473    $ 5,115,535    $11,544,675    $19,768,971    $24,048,204

                                    BUSINESS

OUR COMPANY

    We convert commercially available high molecular weight, high density polyethylene resins into thin film. This film is either sold directly into industrial or packaging applications or converted in-house into carryout bags of "T-shirt sack" design for supermarkets, convenience stores and other retail markets.

    All of our plastic products are manufactured using advanced, high quality extrusion, printing and bag making equipment in our facility in North Dighton, Massachusetts. Plastic resin is heated and blown into a thin film on blown film extrusion lines. The film is cooled, wound on large rolls, printed with customer information using water-based inks and shipped to customers. However, if the film is to be used to manufacture bags, it is slit-sealed into bags, reviewed by quality control inspectors, boxed and shipped to customers. Our manufacturing equipment consists of blown film extrusion lines, printing presses, bag making machines and film slitting operations.

HISTORY

    Our predecessor, Beresford Packaging, Inc. ("Beresford-U.S."), was organized as a wholly owned subsidiary of Beresford Packaging, Inc., a Canadian corporation. In February 1988, Beresford-U.S. was merged into Beresford Box Company Limited ("Beresford-Canada"), to acquire certain assets and assume certain liabilities of Surrey Industries, Inc., which was an unaffiliated entity manufacturing traditional resin plastic bags. We were organized as a Delaware corporation in May 1990. In August 1990, Beresford-U.S. merged into us. In February 1993, our stockholders and directors changed our name from BPI Environmental, Inc. to BPI Packaging Technologies, Inc.

    On June 27, 1998, we stopped funding the operations of our two wholly-owned subsidiaries, RC America, Inc. and Market Media, Inc. RC America purchased surplus inventory from manufacturers of consumer products and markets and sold the products to mass merchandise retailers and other retail chains. Market Media sold and marketed in-store advertising and promotion programs. At the same time, we also ended the employment of Ronald V. Caulfield, the Chief Executive Officer and President of RC America.

    During the fourth quarter of the fiscal year ending February 28, 1997 we exited the standard grocery T-shirt bag business. However, because our other products did not fill our current conversion capacity of 40 million pounds of resin per year, we re-entered this business in the fourth quarter of 1998 and it has contributed to our fixed costs since then.

PRODUCTS AND MARKETS

    "Direct competition" refers to competition for substantially similar products and "indirect competition" refers to products which are not identical, but which could be substituted for our product.

                                              1999 ANNUAL
                                                 MARKET            PATENT
                                               (MILLIONS)          STATUS             COMPETITION
      HANDI-SAC-TM-                               $37           U.S. PATENT   DIRECT: SONOCO PRODUCTS
      CONVENIENCE, HARDWARE/AUTOMOTIVE                          ISSUED 1993
                                                                              COMPANY T-SACK ROLL BAG
      AND DRUG
                                                                              INDIRECT: PAPER AND FLAT
                                                                              T-SACKS

      FRESH-SAC-REGISTERED TRADEMARK-             $63           U.S. PATENT   DIRECT: CROWN POLY, INC.,
      T-SHIRT PRODUCE BAG                                       ISSUED 1993   SEALED AIR AND BETTER BAG,
                                                                              INC.

                                                                              INDIRECT: PRODUCE BAG ON A
                                                                              ROLL

      INSULATION OVERWRAP                         $15             PROCESS     DIRECT: VANGUARD PLASTICS,
                                                                 TECHNOLOGY   INC.
                                                                              NO INDIRECT

      HIGH PERFORMANCE PRINTED TISSUE       UNDER EVALUATION      PROCESS     DIRECT: EXXON CHEMICAL
      OVERWRAP FILM                                              TECHNOLOGY   AMERICAS

                                                                              NO INDIRECT

      T-SHIRT CARRYOUT BAG                        $850          U.S. PATENT   DIRECT: VANGUARD, SONOCO AND
                                                                ISSUED 1989   INTEGRATED BAGGING SYSTEMS
                                                                              CORP.

                                                                              INDIRECT: KRAFT PAPER BAGS

    HANDI-SAC-TM- is a T-shirt bag sold in a patented dispensing mechanism. The patented system allows the retailer to effectively store and dispense T-shirt bags in a limited space under the check-out counter, which is important to convenience, drug, retail and hardware stores. HANDI-SAC-TM- is installed in approximately 11,000 convenience, drug, retail and hardware stores. Management estimates the annual market potential for HANDI-SAC-TM- at approximately
$37 million in 1999. The market is split approximately 70% plastic and 30% paper.

    FRESH-SAC-Registered Trademark- is a thin T-shirt produce bag sold in a patented dispensing mechanism. This program is presently being sold to approximately 600 supermarkets directly, and through distributors. Management estimates the total annual market potential for the FRESH-SAC-Registered Trademark- Produce Profit Builder Program to be $63 million in 1999.

    We are testing a thin, clear mono-layer high molecular weight, high density polyethylene film specifically designed for printed tissue overwrap (for example, paper towels and bathroom tissue) as a replacement for traditional film more than twice its thickness. The market size for this product is under evaluation. Our five year purchase agreement for tissue overwrap with Printpack, Inc. was terminated on October 7, 1998.

    We have specifically developed two films to encapsulate glass fiber insulation mats for the private housing and the industrial buildings industries. One is flame retardant and has passed the required tests of United Laboratories. The market size of this new film application is currently estimated to be $15 million annually and is expected to grow in North America.

COMPETITION

    The plastic film and bag markets are highly competitive. High barriers of entry into the plastic bag and film markets are created by significant capital requirements.

    Of our patented products, HANDI-SAC-TM- has direct competition from: Sonoco Products Company's T-sack roll bag product, flat T-sacks provided by Sonoco Products Company, Vanguard Plastics, Inc. and others, and paper bags. FRESH-SAC-Registered Trademark- has direct competition from: Crown Poly, Inc. and Sealed Air, Inc., which manufacture plastic roll bags in a patented dispensing system and Better Bag, Inc., which manufactures flat produce bags. It has indirect competition from a variety of traditional, plastic, low-cost, bag-on-a-roll manufacturers.

    We potentially have direct competition for our thin, clear film used for tissue overwrap from Tredegar Industries. However, we believe that Tredegar Industries has an exclusive five year supply agreement with a consumer packaged goods company that prohibits it from supplying other companies and, therefore, Tredegar Industries is not presently considered to be our competitor. We compete with major manufacturers of flexible packaging and other companies that manufacture thick plastic films for tissue overwrap.

    Our competitors in the traditional T-shirt bag business include large companies including Sonoco Products Company, Inteplast Corporation and Vanguard Plastics, Inc.

PROPRIETARY PROCESSES, PATENTS AND OTHER RIGHTS

    We have developed patents related to T-shirt bags. We own a patent issued in 1989 for our T-shirt carryout bag. In 1993, we were issued a U.S. patent for the dispensing system used in conjunction with our FRESH-SAC-Registered Trademark- and HANDI-SAC-TM- products. We have a registered trademark in the United States for FRESH-SAC-Registered Trademark-. In 1996, we were issued a U.S. patent for our FRESH-SAC-Registered Trademark- advertising vehicle called the Fresh Focus CartridgeTalker-TM-.

    We can give no assurances that our current patents and any patents that may be granted in the future will be enforceable or provide us with meaningful protection from competitors. Even if a competitor's products were to infringe our patents, it could be costly for us to enforce our rights in an infringement action and would divert funds and resources otherwise used in our operations. Furthermore, we can give no assurances that we would be successful in enforcing our patent rights. We can give no assurances that our products will not infringe patents or rights of others.

MANUFACTURING

    All of our plastic products are manufactured in our facility in North Dighton, Massachusetts. Plastic resin is heated and blown into a thin film on blown film extrusion lines. The film is cooled, wound on large rolls, printed with customer information using water-based inks and shipped to customers. However, if the film is to be used to manufacture bags, it is slit-sealed into bags, reviewed by quality control inspectors, boxed, and shipped to customers. Our manufacturing equipment consists of blown film extrusion lines, printing presses, bag making machines and film slitting operations. Additional slitting capacity was acquired in the first quarter of 1999.

RAW MATERIALS

    High molecular weight, high density polyethylene resin is the principal raw material in our products, which is currently available from several sources. The principal component of this resin is ethylene, a derivative of natural gas. During the year ended December 31, 1998, as in some prior fiscal years, resin prices fluctuated significantly, a trend we expect to continue.

BACKLOG


    Our backlog of firm orders on January 5, 2000 was $812,164, as compared to $1,025,356 on November 10, 1999. We generally sell products on an individual purchase order basis to regular customers rather than under annual contracts on a scheduled delivery basis. Accordingly, backlog may fluctuate significantly and may not be an accurate indicator of general business trends.


SEASONALITY

    The first quarter of any year is traditionally the slowest quarter for bag products marketed to the retail trade. There is no apparent seasonality in the industrial film business.

MAJOR CUSTOMERS

    For the year ended December 31, 1998, two of our customers each accounted for more than 10% of sales: Owens Corning at 10% and Bunzl, a distributor of our patented bag products to grocery and convenience store retailers, at 20%. As of the date hereof, Owens Corning is no longer our customer. Our primary relationships are with the decision makers at the retail level who chose Bunzl or other distributors to redistribute our products. Therefore, we do not believe that the loss of Bunzl's business would have a material adverse effect on our business as our products would be shipped either direct to the retailer or through a different distributor.

EMPLOYEES


    As of January 5, 2000, we had 178 full-time employees. None of our employees are represented by a union. We have not experienced a significant work stoppage and consider our relationships with our employees to be good.


FACILITIES

    We maintain our principal executive offices and manufacturing operations in a 124,000 square foot facility in North Dighton, Massachusetts. The premises are leased from an unaffiliated landlord. The term of the lease expires on December 31, 2007. The premise's monthly rent was $31,738 effective August 1, 1997, and thereafter is adjusted based on certain indices. However, the monthly rental payment was reduced to $26,255 effective March 1, 1999 due to a reduction in space. We are responsible for payment of real estate taxes, which are approximately $52,000 per year, and maintenance costs, which are approximately $30,000 per year. We have an option to extend the lease at its expiration for a seven year period.

LEGAL PROCEEDINGS

    At December 31, 1998, we were involved in various pending commercial legal proceedings with equipment lessors and trade suppliers because of lease defaults and overdue trade accounts. The debt of the equipment lessors was paid in conjunction with the January 27, 1999 financing on terms we negotiated with the lessors. Currently, we have no significant pending commercial legal proceedings with equipment lessors or trade suppliers.


    A notice of a potential claim has been sent by a group of investors to us and our insurance carrier. This notice alleges that our former management made misrepresentations concerning registration rights attendant to the securities purchased by them pursuant to Regulation D, Rule 144A and Regulation S of the Securities Act. On October 28, 1999, the securities held by this group of investors were registered with the SEC by prospectus and registration statement. We believe that any settlement in connection with this potential claim will not have a material effect on our operations. Except as noted below, no further action has been taken by this group of investors as of January 5, 2000.


    On October 4, 1999, Professional Edge Fund, L.P. ("Pro Edge"), one of the group of investors described above, filed suit against us in the Court of Common Pleas of Philadelphia County Trial Division, Action No. 000147. Pro Edge also named as defendants C. Jill Beresford, our Vice President of Marketing, Dennis
N. Caulfield, our former Chief Executive Officer and our former Chairman of the Board of Directors, and Newport Capital Partners in this matter. Pro Edge has alleged that we have breached a contract in regards to the registration of shares it purchased in a private placement of our shares in November 1997 and that we have been unjustly enriched based on the sale of these unregistered shares. Pro Edge is seeking damages in an amount of approximately $1,013,000 plus interest and costs and expenses of the lawsuit. We intend to vigorously defend ourselves against these allegations.

    On November 26, 1997, the estate of a former temporary worker, Mr. John Dion, has filed a wrongful death suit against us in Bristol County (Massachusetts) Superior Court, Civil Action No. 97-01688. The lawsuit alleges that our actions caused or contributed to Mr. Dion's December 7, 1994, fatal forklift accident at our Company. Both parties continue to conduct discovery regarding this accident. Our general liability insurance carrier is vigorously defending us against these allegations. The outcome of this lawsuit remains uncertain. We have a total of $3 million in insurance coverage in place. We believe the insurance coverage is sufficient to cover our exposure.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    On December 2, 1997, our Board of Directors adopted a change of our fiscal year end from a 52-53 week fiscal year ending on the Friday closest to February 28 to a calendar year ending on December 31. The change in fiscal year end resulted in the 10 month period ended December 31, 1997, the results of which are included in our consolidated financial statements contained elsewhere in this prospectus.

    In June 1998, our Board of Directors stopped funding the operations of our two subsidiaries, RC America, Inc. and Market Media, Inc. in connection with cost cutting measures instituted at that time. Accordingly, the results of operations discussed below may not necessarily be indicative of the results of our operations for future periods.

RESULTS OF OPERATIONS

THIRD QUARTER OF 1999 COMPARED TO THE THIRD QUARTER OF 1998

    For the third quarter ended September 30, 1999, we had sales of $5,183,632 compared to sales of $2,927,730 for the third quarter ended September 30, 1998, an increase of 77%. Sales of the traditional plastic carry-out bag market accounted for approximately $2.4 million of this increase. We re-entered this market during the fourth quarter of 1998 and expect continued sales increases in this segment in future quarters.

    To meet the increased sales demand, we went from a 3-shift, 5 day production schedule to a 4-shift, 7 day production schedule. Due to the dilution of experience and know-how, this change resulted in a temporary decrease in productivity. In addition, our scrap rate increased above standard and resin prices by 60%, resulting in higher material costs. We were unable to pass all of the increased material costs to our customers due to competitive pricing pressures. These difficulties were overcome late in the third quarter. Productivity in the fourth quarter, to date, has increased by 29% over the third quarter. For these reasons, costs of goods sold was $4,968,287 or 96% of sales, compared to $1,884,685 or 65% of sales in the third quarter of 1998.

    Selling, general and administrative expense for the third quarter of 1999 was $1,078,423, or 21% of sales, compared to $972,641, or 33% of sales, in the third quarter of 1998. The decrease in selling, general and administrative expense, as a percentage of sales, is due to the reduction of fixed expenses, offset by an increase in variable expenses, which resulted from an increase in sales volume. The decrease in fixed expenses is due to overhead reductions, including the closing of operations of our two subsidiaries.

    For the third quarter of 1999, interest expense was $522,609, compared to $66,967 for the third quarter of 1998. The increase in interest expense is due to the conversion of operating leases to capital leases as a result of the Company's January 1999 financial restructuring.

    The net loss before extraordinary income was $1,375,594 in the third quarter of 1999 compared to a net income of $10,483 in the third quarter of 1998. The combined income and loss change was primarily due to the increase in cost of goods sold from a loss of productivity, an increase in material costs and an increase in interest expense due to the conversion of operating leases to capital leases. Cost of goods sold would have been approximately $75,000 greater in the third quarter of both 1999 and 1998 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    Extraordinary income of $2,758 in the third quarter of 1999 was the result of the January 1999 financial restructuring and the resulting discounts from settlements with unsecured creditors. No extraordinary income was reported for the third quarter of 1998.

    Net loss after extraordinary income was $1,375,594 for the third quarter of 1999, compared with a net income of $10,483 in the third quarter of 1998. The combined income and loss change was primarily due to the increase in cost of goods sold from a loss of productivity, an increase in material costs and an increase in interest expense due to the conversion of operating leases to capital leases. Cost of goods sold would have been approximately $75,000 greater in the third quarter of both 1999 and 1998 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    We had basic and diluted net loss before extraordinary income of $0.06 per share in the third quarter of 1999 compared to a net income of $0.00 per share in third quarter of 1998.

FIRST NINE MONTHS OF 1999 COMPARED TO THE FIRST NINE MONTHS OF 1998

    For the first nine months ended September 30, 1999, we had sales of $12,655,596 compared to sales of $7,567,594 for the first nine months ended September 30, 1998, an increase of 67%.

    In the first nine months of 1999, cost of goods sold was $10,963,520, or 87% of sales, compared to $6,406,468, or 85% of sales, in the first nine months of 1998. The increase in cost of goods sold, as percentage of sales, was primarily due to a temporary loss of productivity and an increase in material costs in the third quarter, offset by increased volume and productivity in the first two quarters of 1999. Cost of goods sold would have been approximately $225,000 greater in the first nine months of 1999 and 1998 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    Selling, general and administrative expense for the first nine months of 1999 was $2,887,941, or 23% of sales, compared to $3,621,456, or 48% of sales, in the first nine months of 1998. The decrease in selling, general and administrative expense, as a percentage of sales, is due to the reduction of fixed expenses, offset by an increase in variable expenses, which resulted from an increase in sales volume. The decrease in fixed expenses is due to overhead reductions, including the closing of operations of our two subsidiaries.

    For the first nine months of 1999, interest expense was $1,354,713, compared to $343,119 for the first nine months of 1998. The increase in interest expense is due to the conversion of operating leases to capital leases as a result of the January 1999 financial restructuring.

    The net loss before extraordinary income was $2,471,466 in the first nine months of 1999 compared to a net loss of $2,760,450 in the first nine months of 1998. Cost of goods sold would have been approximately $225,000 greater in the first nine months of 1999 and 1998 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    Extraordinary income of $1,920,465 in the first nine months of 1999 was the result of the January 1999 financial restructuring and the resulting discounts from settlements with unsecured creditors. No extraordinary income was reported for the first nine months of 1998.

    The net loss after extraordinary income was $551,001 for the first nine months of 1999, compared with a net loss of $2,760,450 in the first nine months of 1998, an improvement of over $2,200,000. Cost of goods sold would have been approximately $225,000 greater in the first nine months of 1999 and 1998 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    We had basic and diluted net loss before extraordinary income of $0.11 per share in the first nine months of 1999 compared to a loss before extraordinary income of $0.13 per share in the first nine months of 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE 10 MONTH PERIOD ENDED DECEMBER 31,
  1997

    We are unable to accurately recast operating results to provide for a 12 month period ending December 31, 1997 because we did not undertake monthly accounting closings during the months in question. The months of January and February are the lowest sales periods of the year under normal seasonality trends. We believe that the results for a 12 month period ending December 31, 1997 would not have produced a lesser loss for the reporting period than the loss as represented for the 10 month period ending December 31, 1997.

    During the 10 month period ended December 31, 1997, we exited the traditional plastic carryout bag market. Sales for the year ended December 31, 1998 were $10,382,819 compared to $13,951,725 in the 10 month period ended December 31, 1997.

    Sales of our proprietary bag products, FRESH-SAC-Registered Trademark-T-shirt sack produce bag and HANDI-SAC-TM-, were $7,799,714 in the year ended December 31, 1998, compared to sales of $6,185,039 in the 10 month period ended December 31, 1997. Sales of traditional products decreased to $1,595,010 in the year ended December 31, 1998 from $6,739,028 in the 10 month period ended December 31, 1997. We exited the traditional bag market during the 10 month period ending December 31, 1997 and had sales of $536,543 in the first nine months of this period compared to sales of $1,058,467 in the last quarter of 1998, when we elected to return to the traditional bag market. The sales of insulation overwrap films were $988,095 in 1998, compared to $58,731 in the 10 month period ended December 31, 1997. RC America, Inc. had no sales in 1998, compared to $968,927 in the 10 month period ended December 31, 1997.

    In 1998, cost of goods sold was $8,826,905, or 85.0% of sales, as compared to cost of goods sold in the 10 month period ended December 31, 1997 of $17,311,037, or 124.1% of sales. Plans to reduce overhead in 1998 resulted in significant savings beginning in the second quarter of 1998. Cost of goods sold would have been approximately $303,000 greater in 1998 and approximately $253,000 greater during the 10 month period ended December 31, 1997 had we not recorded a write-down of plant and equipment during the fiscal year ended February 28, 1997.

    Selling, general and administrative expense for 1998 was $4,301,842, or 41.4% of sales, as compared to selling, general and administrative expense of $6,137,985 in the 10 month period ended December 31, 1997, or 44.0% of sales. Overhead reductions, including the closing of operations of its two subsidiaries, were mainly responsible for the decrease.

    In 1998, interest expense decreased to $471,166, or 4.5% of net sales, as compared to $984,064 in the 10 month period ended December 31, 1997, or 7.1% of net sales. Interest decreased due to lower debt balances outstanding under our credit lines.

    A net loss of $3,239,213 in 1998 compares to a net loss of $11,338,869 in the 10 month period ended December 31, 1997. The non-cash expenses of depreciation and amortization were $2,538,880 for 1998, compared to $2,186,621 for the 10 month period ended December 31, 1997. The net loss can be attributed to reductions in plant and sales, general and administrative costs, and discontinued operations of the two subsidiaries in the second quarter of 1998. The losses for 1998 and the 10 month period ended December 31,1997 would have been greater by approximately $303,000 and $253,000, respectively, if we had not recorded a write-down of plant and equipment in fiscal year 1997.

    We incurred a loss of $0.16 per share in 1998, as compared to a loss of $0.73 per share in the 10 month period ended December 31, 1997.

    Operating profits (loss) for the various business units are as follows:

                                               YEAR ENDED       10 MONTH PERIOD ENDED
                                           DECEMBER 31, 1998      DECEMBER 31, 1997
                                           ------------------   ----------------------
Proprietary, traditional and film
  products...............................      $(1,004,120)          $ (7,878,610)
RC America, Inc..........................         (130,345)               (34,584)
BPI Packaging Technologies, Inc..........           (7,353)                  (119)
Market Media, Inc........................         (122,136)              (391,853)
Unallocated corporate overhead...........       (1,481,974)            (1,511,867)
                                               -----------           ------------
Operating profit (loss)..................      $(2,745,928)          $ (9,817,033)
Allowance for officer loan...............          (68,039)              (586,978)
Interest expense, net....................         (425,246)              (934,858)
                                               -----------           ------------
Net loss.................................      $(3,239,213)          $(11,338,869)
                                               ===========           ============

10 MONTH PERIOD ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR 1997

    We are unable to accurately recast operating results to provide for a 12 month period ending December 31, 1997 because we did not undertake monthly closing of the records during the months in question. The months of January and February are the lowest sales periods of the year under normal seasonality trends. We believe the results for a 12 month period ending December 31, 1997 would not have produced a lesser loss for the reporting period than the loss represented for the 10 month period ending December 31, 1997.

    Sales for the 10 month period ended December 31, 1997 were $13,951,725, compared to sales of $30,810,037 for fiscal year 1997. Sales of our proprietary bag products, FRESH-SAC-Registered Trademark- T-shirt sack produce bag, HANDI-SAC-TM- and MAXI-SAC-TM-, and film products were $6,185,039 in the 10 month period ended December 31, 1997, compared to sales of $12,035,704 in fiscal year 1997. Sales of traditional products decreased to $6,739,028 in the 10 month period ended December 31, 1997 from $16,571,656 in fiscal year 1997. Insulation overwrap sales were $58,731 during the 10 month period ended December 31, 1997. RC America, Inc.'s net sales were $968,927 in the 10 month period ended December 31, 1997 compared to $2,067,746 in fiscal year 1997. Market Media, Inc. recorded no sales in the 10 month period ended December 31, 1997, compared to sales of $134,932 during fiscal year 1997.

    In the 10 month period ended December 31, 1997, cost of goods sold was $17,311,037 or 124.1% of sales, as compared to cost of goods sold in fiscal year 1997 of $27,784,329, or 90.2% of sales. Selling, general and administrative expense for the 10 month period ended December 31, 1997 was $6,137,985, or 44.0% of sales, as compared to selling, general and administrative expense of $8,695,612 in fiscal year 1997, or 28.2% of sales. Additional depreciation of approximately $253,000 would have been recorded in the 10 month period ended December 31, 1997, if we had not recorded the write-down of plant and equipment during fiscal year 1997.

    For the 10 month period ended December 31, 1997 interest expense decreased to $984,064, or 7.1% of net sales, as compared to $1,112,647 in fiscal year 1997, or 3.6% of net sales.

    A net loss of $11,338,869 in the 10 month period ended December 31, 1997 compares to a net loss of $12,764,231 in fiscal year 1997. The non-cash expenses of depreciation and amortization were $2,186,621 for the 10 month period ended December 31, 1997, compared to $3,417,849 for fiscal year 1997. The loss reported for the 10 month period ending December 31, 1997 would have been $253,000 greater if we had not recorded the write-down of plant and equipment during fiscal year 1997.

    We incurred a loss of $0.73 per share in the 10 month period ended
December 31, 1997 as compared to a loss of $0.96 per share in fiscal year 1997.

    Operating profits (loss) for the various business units are as follows:

                                             10 MONTH PERIOD ENDED
                                               DECEMBER 31, 1997      FISCAL YEAR 1997
                                             ----------------------   ----------------
Proprietary, traditional and film
  products.................................       $ (7,878,610)         $ (9,079,854)
RC America, Inc............................            (34,584)               53,591
BPI Packaging, Inc.........................               (119)               (2,205)
Market Media, Inc..........................           (391,853)             (809,199)
Unallocated corporate overhead.............         (1,511,867)           (1,823,050)
                                                  ------------          ------------
Operating profit (loss)....................       $ (9,817,033)         $(11,660,717)
Allowance for Officer Loan.................           (586,978)                   --
Interest expense, net......................           (934,858)           (1,103,514)
                                                  ------------          ------------
Net loss...................................       $(11,338,869)         $(12,764,231)
                                                  ============          ============

LIQUIDITY AND CAPITAL RESOURCES

    Since our initial public offering in October 1990, we have generated funds to finance our activities through both public sales and private placements of our securities, as well as bank loans, equipment lease financing and cash from operations.

    Currently we do not have readily available sources of funds for working capital. In the second and third quarters of 1999, we borrowed additional funds and are currently in default on some of our borrowings and our equipment lease.

    On January 27, 1999 we issued a promissory note in the aggregate principal amount of $3,200,000 to DGJ. This note matures at the latest on February 1, 2004, had an interest rate of 6% per annum payable monthly in arrears and is secured by all of our assets. As part of the new financing agreement obtained with a bank on August 19, 1999, we entered into an amended loan agreement with DGJ which restates the original note and includes $1,573,585, representing subsequent advances made to us, an equipment loan made in March 1999 and past due interest on our obligations to DGJ. This amended note bears interest at 10% per annum. The addition to the original note is payable on demand. An intercreditor agreement with the bank providing credit line financing as of August 19, 1999, provides certain terms that we must meet before DGJ can collect on its obligations. We failed to make interest payments to DGJ of $54,366 as of September 30, 1999 and $40,347 in each of October and November 1999, or $135,060 in total on our obligation. As this has caused an event of default, as defined in the amended note, DGJ is entitled to various rights and remedies under the amended note and the Securities Purchase Agreement including, but not limited to, the right to declare all or any part of the unpaid principal amount of the amended note outstanding to be due and payable. As of November 10, 1999, DGJ has indicated a willingness to defer exercising its rights and remedies upon default pending discussion with us regarding how the amended note default is to be cured.

    On August 19, 1999, we entered into a credit line agreement with a bank that provides us with $4,000,000 of financing secured by our accounts receivable, inventory and other certain assets. The loan facility bears interest at a rate of 1.5% above the bank's prime rate. At September 30, 1999, the balance outstanding under this agreement was $2,395,022.

    Our previous equipment, capital and operating leases were replaced with a new equipment lease with DGJ in January 1999. Obligations of $3,800,000 and accrued lease obligations of $1,643,000 were retired and $1,679,000 of equipment previously treated as operating leases were added to the property and equipment accounts. The new lease carries no debt reduction obligation and is treated as long-term debt. Our combined monthly payments under the retired leases were reduced from approximately $305,000 per month to $102,000 per month under the new lease agreement with DGJ. The lease obligation is a ten-year lease with monthly payments of $102,000 representing interest only. The total principal amount of the lease is $6,800,000 and is due at the end of the lease term. The lease was recorded as a capital lease during the quarter ended March 31, 1999 and is being treated as such on an on-going basis. The lease requires us to meet certain financial covenants including, but not limited to, earnings targets and debt-to-equity ratios.

    We are in default on the equipment lease with DGJ as we failed to make lease payments of $102,000 per month for the months of September, October and November 1999 or $306,000 in total. As this has caused an event of default, as defined in the equipment lease, DGJ is entitled to various rights and remedies under the equipment lease and the Securities Purchase Agreement including, but not limited to, the right to have any and all remaining sums under the lease become immediately due and payable and the right to repossess the leased equipment. As of November 10, 1999, DGJ has indicated a willingness to defer exercising its rights and remedies upon default pending discussion with us regarding how the equipment lease default is to be cured.

    On October 12, 1999, DGJ advanced an additional $102,000 to us, for the purchase of additional equipment, pursuant to a promissory note providing for a single principal payment on February 1, 2004. The annual interest rate is 10%, and interest is due monthly. The note is secured, subject to the same subordination terms as the amended note, as reflected in the intercreditor agreement, described above.

SALES OF SECURITIES

    We received net proceeds from the privately placed sale of common stock and exercise of warrants from January 1, 1998 to September 30, 1998 of $1,403,151. The proceeds were used for general corporate purposes.


    No common stock was issued from sales by us during 1999. In connection with our January 1999 financial restructuring, 1,629,930 shares of Series C Preferred Stock were issued to DGJ for $100. Also, in connection with our January 1999 financial restructuring, we reserved 30,937,500 shares of authorized but unissued shares of common stock to meet our requirements under the financing terms of such restructuring.



    As of January 5, 2000, 6,563,000 of the 7,500,000 warrant shares issued to management in connection with our January 1999 financial restructuring were converted into common stock.


EQUIPMENT AND LEASE FINANCING

    Pursuant to the Securities Purchase Agreement, we entered into a ten year equipment lease with DGJ, whereby we agreed to lease certain equipment for $1,224,000 (interest only at 18%) per year, payable in equal monthly installments. This equipment lease replaced existing equipment leases, which have been terminated, in which we were in default or which were subject to judgments due to past due payments owed by us. We are in default on this equipment lease. See "Liquidity and Capital Resources".

LIQUIDITY

    The non-cash charges from depreciation and amortization of $2,064,011 in the first nine months of 1999 were added to the net loss on our Statement of Cash Flows. Inventory and accounts receivable increased by a total of $2,127,941 during the first nine months of 1999. The current asset ratio was 0.51:1 at September 30, 1999 and 0.12:1 at December 31, 1998. The debt to equity ratio was 5.16:1 at September 30, 1999 and 4.4:1 at December 31, 1998. Additional advances of $1,573,585 from our investors was received by us to cover losses during the third quarter.

IMPAIRMENT OF LONG-LIVED ASSETS AND PATENT INFRINGEMENT SETTLEMENT

    During the fourth quarter of the fiscal year ended February 28, 1997, we made the decision to exit the traditional plastic carry-out bag business. The application of Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," caused us to recognize a non-cash charge of $5,385,000 to write down to fair value certain long-lived assets consisting principally of machinery and equipment, patents and goodwill, together with other related expenses. The method used to determine fair value was a discounted cash flow approach. The assets consist of those related to the manufacture of the traditional plastic carry-out bag business.

    Description of impaired assets, patents, goodwill and plant assets relating to bag making facilities:


Patents.....................................................  $1,044,577
Goodwill....................................................     620,353
Plant equipment.............................................   3,335,070
Reserve for agreement with bag-making equipment vendor......     285,000
Write-off of rubber plates used in bag-making equipment.....     100,000
                                                              ----------
Total.......................................................  $5,385,000
                                                              ==========

    Fair value of all assets, except plant equipment, was determined to be zero based upon our decision to exit the traditional plastic carry-out bag business. Fair value of the plant equipment was determined based upon projected future cash flows for the remaining useful life, present book value and residual value of assets at the end of its useful life, with cash flows both discounted at 14% per year (average cost of secured debt financing).

    A patent infringement suit settlement of $512,648, including legal defense costs, was recorded during the fiscal year ended February 28, 1997.

IMPACT OF INFLATION

    Resin prices increased by 10% during the third quarter of 1999 and did have an unfavorable impact on cost of goods sold and increased the loss for the quarter.

YEAR 2000

    We implemented a Year 2000 compliance project in June 1998, which addresses the internal risk, requirements and budgets for becoming Year 2000 compliant. We have completed an inventory of all of our internal operations and currently are addressing Year 2000 compliance from our suppliers and other constituents. In 1998, we did not have any costs associated with Year 2000 compliance. During the first nine months of 1999, we expended $25,000 on Year 2000 compliance.

    As a result of the Year 2000 compliance project, we have upgraded our financial and accounting system at an investment of approximately $25,000, and have funded the upgrade out of working capital. The finance and accounting system upgrade was installed and tested as of October 22, 1999. We have tested all of our manufacturing equipment, including our manufacturing information systems, and all were determined to be Year 2000 compliant. We have not utilized any independent verification or validation processes since the tests performed on our manufacturing systems determined the systems to be Year 2000 compliant. We do not contract out our systems maintenance and design and, therefore, have no third party risk in this regard.


    As of November 10, 1999, we have contacted five significant customers, which accounted for 66.8% of total sales for the nine month period ended
September 30, 1999 regarding their Year 2000 compliance status. As of
January 5, 2000, all of these customers are Year 2000 compliant.



    We sent questionnaires to all 409 vendors as of May 14, 1999 regarding their Year 2000 compliance status. As of January 5, 2000, all major vendors are Year 2000 compliant.


    We have not deferred any of our information technology projects due to our Year 2000 efforts. Furthermore, there has been no impact from any deferred projects on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors and executive officers, their positions held and their ages are as follows:


NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Hanspeter Schulz..................     60      President and Director
Richard H. Nurse..................     54      Vice President of Manufacturing
Peter W. Blackett.................     51      Senior Vice President of Sales
                                               Chief Financial Officer and
James F. Koehlinger...............     63      Treasurer
C. Jill Beresford.................     45      Vice President of Marketing
Ivan J. Hughes....................     70      Chairman of the Board
David N. Laux.....................     71      Director
Gary R. Edidin....................     54      Director
Allen S. Gerrard..................     63      Director
Bruce M. Fleisher.................     68      Director
Theodore L. Koenig................     40      Director


    No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

    HANSPETER SCHULZ, PH.D. Dr. Schulz has been our President and Director since January 1999. From August 1998 to January 1999, Dr. Schulz served as our consultant. From 1996 to 1998, Dr. Schulz was a Director of Business Integration for Celanese Ltd., a member of the Hoechst Group, and was one of three managers responsible for the global installation of Systeme Anwendungen Prozesse (SAP) Technologies. From June 1995 to 1996, Dr. Schulz was Business Director for Methanol/Formaldehyde/ Polyols, a global commodity business of Celanese, a member of the Hoechst Group, with production sites in the United States, Canada and Germany. From 1982 to June 1995, Dr. Schulz was Vice President and General Manager of the High Density and Ultra High Molecular Weight Polyethylene business at American Hoechst, a member of the Hoechst Group. From 1959 to 1969, Dr. Schulz studied chemistry and related subjects at the Universities of Stuttgart, Germany, Kansas, USA, on a scholarship basis, and Hamburg, Germany resulting in a Ph.D. of Natural Sciences in 1969.

    RICHARD H. NURSE, PH.D. Dr. Nurse has been our Vice President of Manufacturing since January 1999. Prior thereto, he was our Vice President of Technical Development since January 1995. Starting in 1989, Dr. Nurse was an independent consultant to the plastics industry. From 1987 to 1988, Dr. Nurse was the Director of Research and Development for Cookson Performance Plastics, a plastics additive manufacturer. From 1985 to 1987, he was a Technical Manager for Nortech Company, another plastics additive manufacturer. From 1973 to 1985, Dr. Nurse was with the Hoechst AG, a plastics resin manufacturer, serving in technical application and development management in South Africa and Germany and since 1979, in the United States. Dr. Nurse received a Ph.D. degree in Polymer Technology from the University of Manchester Institute of Science and Technology in England and a Bachelor of Science degree in Chemical and Plastics Technology from the Polytechnic of South Bank, London, England.

    PETER W. BLACKETT. Mr. Blackett has been our Senior Vice President of Sales since March 1999. From 1997 to 1999, he was employed with Fina Oil and Chemical Company as Regional Sales Manager and from 1992 to 1997, as a Technical Service Manager for Fina's High Density Polyethylene business group. Mr. Blackett holds a Higher National Certificate in Mechanical Engineering from Peterborough Technical College and a Graduateship of the Plastics Institute from Borough Polytechnic in South London.

    JAMES F. KOEHLINGER. Mr. Koehlinger has been our Chief Financial Officer and Treasurer since January 1999. He previously served as our consultant, on a part-time basis, from August 1998 to January 1999. From October 1996 to
January 1999, Mr. Koehlinger was a senior consultant with Benchmark, a financial consulting firm. He previously served as our Chief Financial Officer from February 1988 to October 1996. Mr. Koehlinger received a Bachelor of Science degree from Indiana University and a Master of Business Administration degree from Clark University. He is also a certified public accountant.

    C. JILL BERESFORD. Ms. Beresford has been our Vice President of Marketing since January 1999. From June 1998 until January 1999, she was our Chairman, Chief Executive Officer and Chief Financial Officer. She also served as our Chief Operating Officer from 1995 to 1998. She served as our President from July 1996 to June 1998. She was our Treasurer from May 1990 to January 1999 and our Director from March 1989 until January 1999. From May 1990 to July 1995, Ms. Beresford was our Vice President of Marketing. Ms. Beresford attended the University of Guelph, Ontario, Canada and received a Masters degree in Business Administration from Boston University.

    IVAN J. HUGHES. Mr. Hughes was re-elected as our Director on July 13, 1998 and became Chairman of the Board on January 27, 1999. Mr. Hughes previously served as our Director from March 1996 to February 1998. Since 1991, Mr. Hughes has been the President of the Plastic Division of Duro Bag Manufacturing Company, a privately held company which manufactures grocery bags, shopping and specialty bags for the food and retail industry. Mr. Hughes has been employed by Duro Bag in various positions for the past 35 years and presently serves on the Executive and Compensation Committees. Mr. Hughes received a Bachelor of Science degree in Mechanical Engineering at Lafayette College and completed his graduate studies at Columbia University.

    DAVID N. LAUX. Mr. Laux has served as our Director since January 1993. Since 1991, Mr. Laux has served as a Director of ROC Taiwan Fund, a closed end fund listed on the New York Stock Exchange. Since 1990, Mr. Laux has been President of the USA-ROC Economic Council, a private non-profit association which promotes business relations between the United States and Taiwan.
Mr. Laux received his Bachelor of Arts degree from Amherst College and his Master of Business Administration degree from the American University in Washington, D.C. He has done graduate work at the University of California at Berkeley and Georgetown University. Mr. Laux is also a graduate of the Advanced Management Program at Harvard Business School.

    GARY R. EDIDIN. Mr. Edidin has served as our Director since January 1999. In January 1999, Mr. Edidin became a Member of the Board of Managers, Chairman, President and Chief Executive Officer of DGJ. In 1975, Mr. Edidin co-founded Edidin Associates, an investment banking firm. He has been Managing Partner of Edidin Associates since 1980. In 1992, Mr. Edidin co-founded Franklin Capital Corp., a regional asset based lender, and is presently the Co-Chairman and member of its Board of Directors. In 1980, Mr. Edidin served as the Chief Executive Officer and Chairman of Optique Du Monde, Ltd. ("ODM"), an eyewear company. In 1988, ODM was sold to the Safilo Group, an Italian publicly traded eyewear company. Since 1988, he has been a management consultant to the Safilo Group and Safilo USA, its U.S. subsidiary. In 1997, Mr. Edidin represented Safilo Group in its acquisition of Smith Sports Optics, Inc. and began serving that company as a member of the Board of Directors and Executive Committee. He has also served as the Chairman and Chief Executive Officer of Clarin Corp., a manufacturer of institutional seating, since 1993. Since 1998, Mr. Edidin has served as a member of the Board of Directors of Colors For Plastic, a plastic coloration company. In 1977, a group of investors, including Edidin Associates, purchased the Lawndale Trust and Savings Bank, a community bank in Chicago. The same investors subsequently purchased the Garfield Ridge Trust and Savings Bank and the Bank of Chicago, two Chicago community banks. In 1995, these three banks were merged into one under the name Bank of Chicago. In 1997, Bank of Chicago was sold to TCF, a publicly traded savings bank headquartered in Minnesota.
Mr. Edidin has served these banks in
various capacities over the years, including Chairman and Chief Executive Officer. Mr. Edidin received his Bachelor of Science degree from the University of Pennsylvania, Wharton School, and his Juris Doctor degree from the University of Chicago Law School. Mr. Edidin also attended the University of Chicago Business School.

    ALLEN S. GERRARD.  Mr. Gerrard has served as our Director since
January 1999. Since 1996, Mr. Gerrard has served as a Director of Deere Park Capital Management, an investment and merchant banking firm. Since May 1998, he has also served as Vice-Chairman of that company. Beginning in January 1999, Mr. Gerrard has been a Member of the Board of Managers and Treasurer of DGJ. From November 1998 to March 1999, Mr. Gerrard served as Director of McConnell Dowell Corporation, Limited, a publicly traded company involved in construction. Since 1997, Mr. Gerrard has served as a Director of Dominion Bridge Company, a publicly-traded construction and shipbuilding company. Mr. Gerrard was a Principal in the law firm of Allen S. Gerrard & Associates from 1978 to 1999. Mr. Gerrard received his Bachelor of Arts degree in Political Science from the University of Illinois in Champaign-Urbana and his Juris Doctor degree from the University of Michigan Law School.

    BRUCE M. FLEISHER.  Mr. Fleisher has served as our Director since
April 1999. Since 1998, Mr. Fleisher has been involved in private investing. From 1996 to 1998, he served as the Vice President and Division Manager, Chicago for the Supply Systems Division of Unisource Worldwide, Inc., a wholesale distributor of paper and packaging supplies. From 1983 to 1996, he was the President and owner of Darter, Inc. In 1996, Darter, Inc. was purchased by Unisource Worldwide, Inc. From 1996 to 1997, he was also a member of the Board of Directors and Chairman of the Industrial Committee for the National Paper Trade Association. Mr. Fleisher received his Bachelor of Science degree in Economics from the University of Pennsylvania, Wharton School, and his Masters degree in Business Administration from George Washington University.

    THEODORE L. KOENIG.  Mr. Koenig has served as our Director since
April 1999. In 1996, Mr. Koenig founded and since serves as the President and Chief Executive Officer of Monroe Investments, Inc., a Chicago-based investment and merchant banking firm specializing in strategic growth investment opportunities. From 1989 to July 1999, Mr. Koenig was a partner at Holleb & Coff, a Chicago-based law firm. Since July 1999, Mr. Koenig has acted as counsel to Holleb & Coff. Mr. Koenig received his Bachelor of Arts degree in Accounting from Indiana University Kelley School of Business and his Juris Doctor degree from the Illinois Institute of Technology, Chicago Kent School of Law.
Mr. Koenig is also a Certified Public Accountant.

SIGNIFICANT EMPLOYEE

    The following employee is not an executive officer but is expected to make significant contributions to our business:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Tracy L. McGrath..................     34      Vice President of Sales

    TRACY L. MCGRATH. Ms. McGrath has served as our Vice President of Sales since January 1999. Prior to that position, she was our Vice President of Marketing since December 1997 and, before that, was our Marketing Manager since November 1993. Ms. McGrath has a Bachelor of Science degree in Communications from Eastern Connecticut State University.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long term compensation for services in all capacities to our business during the 12 months ended December 31,

1998, the 10 months ended December 31, 1997, fiscal year 1997 and the fiscal year ended February 23, 1996, of those persons who were, at December 31, 1998:

    - our Chief Executive Officer (including persons who held this position at any time during 1998); and

    - other executive officers receiving total cash and bonus compensation in excess of $100,000 (the "Named Officers").

    We did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts to the individuals named in the table below during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                    COMPENSATION AWARDS
                                                                                 -------------------------
                                            ANNUAL COMPENSATION                  SECURITIES
                                         --------------------------              UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION              FISCAL YEAR      SALARY(1)   BONUS(2)   OPTIONS(#)   COMPENSATION
---------------------------              -----------      ---------   --------   ----------   ------------
Dennis N. Caulfield(3).................     1998          $169,846       $0          0          $  9,923(3)
  Former Chief Executive Officer            1997(A)       $266,666       $0          0          $ 43,323(3)
                                            1997          $320,000       $0          0          $130,220(3)
                                            1996          $320,000       $0          0          $ 36,174(3)

C. Jill Beresford(4)...................     1998          $182,506       $0          0          $ 12,848(4)
  Chief Executive Officer,                  1997(A)       $150,000       $0          0          $  6,424(4)
  Chairman of the Board of                  1997          $180,000       $0          0          $ 26,716(4)
  Directors                                 1996          $180,000       $0          0          $ 14,612(4)

Alex F. Vaicunas(5)....................     1998          $124,856       $0          0          $  1,746(5)
  Former Vice President of                  1997(A)       $104,167       $0          0          $  3,150(5)
  Film Sales                                1997          $125,000       $0          0          $  3,232(5)
                                            1996          $125,000       $0          0          $  1,213(5)

Richard Nurse, Ph.D.(6)................     1998          $119,115       $0          0          $  8,935(6)
  Vice President of Technical               1997(A)       $ 64,399       $0          0          $  3,410(6)
  Development                               1997          $ 77,279       $0          0          $  4,401(6)
                                            1996          $ 71,936       $0          0          $  3,656(6)

Paul J. DeCristofaro(7)................     1998          $ 32,332       $0          0          $    668(7)
  Former Chief Financial                    1997(A)       $ 83,410       $0          0          $      0
  Officer                                   1997          $100,092       $0          0          $      0

------------------------

(A) Reflects information for the 10 months ended December 31, 1997.

(1) Amounts shown indicate cash compensation earned and received by executive officers. No amounts were earned but deferred at the election of those officers. Executive officers participate in our group life and health insurance.

(2) From July 1, 1993 through December 31, 1998, Mr. Caulfield, Ms. Beresford and Mr. Vaicunas were eligible to participate in an executive compensation program. This program provided them with an aggregate bonus equal to 6% of our pre-tax profit for the first $1,000,000 in pre-tax profits in any fiscal year, and 12% of pre-tax profits in excess of $1,000,000 in any fiscal year. However, at the discretion of the Board of Directors the bonus would not exceed $750,000 in the aggregate in any fiscal year beginning with fiscal year 1995. No bonuses were paid to Mr. Caulfield, Ms. Beresford or Mr. Vaicunas during 1998, the 10 month period ended December 31, 1997, in fiscal year 1997 or fiscal year 1996 under this program. This program is no longer in effect.

(3) In the periods presented, we paid approximately $335 and $990 per month for two personal term life insurance policies for Mr. Caulfield and $700 per month for a disability policy. We also made automobile and insurance payments of approximately $980 per month during 1998, the 10 months ended December 31, 1997, in fiscal year 1997 and in fiscal year 1996, for an automobile for Mr. Caulfield. The fiscal year 1997 amount includes $73,846 paid for unused vacation from prior fiscal years and $12,308 for unused vacation from fiscal year 1997. This amount includes $0, $6,400, $8,000 and $0 we contributed to Mr. Caulfield's 401(k) account during 1998, the 10 months ended December 31, 1997, in fiscal year 1997 and in fiscal year 1996, respectively. Mr. Caulfield's employment was terminated on July 2, 1998.

(4) In the periods presented, we paid approximately $80 per month for a personal term life insurance policy for Ms. Beresford and approximately $190 per month for a disability policy. In the periods presented, we also made automobile and insurance payments of approximately $435 and $790, respectively, per month for an automobile for Ms. Beresford for 1998 and all other periods presented, respectively. The amount also includes $10,385 and $7,616 of unused vacation pay that was paid in fiscal year 1997 and fiscal year 1996, respectively. This amount includes $3,655, $3,655, $3,738 and $623 we contributed to Ms. Beresford's 401(k) account during 1998, the 10 months ended December 31, 1997, in fiscal year 1997 and in fiscal year 1996, respectively. Ms. Beresford began serving as the Chairman of the Board of Directors and Chief Executive Officer on July 2, 1998, when
    Mr. Caulfield's employment ceased. Ms. Beresford's employment as the Chairman of the Board of Directors terminated on January 27, 1999. Since such date, she has been serving as the Vice President of Marketing.

(5) In the periods presented, we paid approximately $65 per month for a disability policy for Mr. Vaicunas. This amount excludes automobile and insurance payments made by us on behalf of Mr. Vaicunas of approximately $760 per month for an automobile. Mr. Vaicunas reimbursed us for any personal use of the automobile. This amount includes $0, $2,500, $2,452 and $433 we contributed to Mr. Vaicunas' 401(k) account during 1998, the 10 months ended December 31, 1997, in fiscal year 1997 and in fiscal year 1996, respectively. Mr. Vaicunas served as the Vice President of Film Sales until December 26, 1998.

(6) In the periods presented, we reimbursed Dr. Nurse for mileage on his car and travel expenses associated with company business. Dr. Nurse served as the Vice President of Technical Development throughout 1998.

(7) This includes $668 we contributed to Mr. DeCristofaro's 401(k) account during 1998. Mr. DeCristofaro served as our Chief Financial Officer until March 1998.

STOCK OPTION PLANS

    In May 1990, we adopted the 1990 stock option plan. On October 25, 1993, we approved the 1993 stock option plan. The 1990 and 1993 stock option plans provide certain individuals the right to purchase up to 200,000 shares and 750,000 shares, respectively, of common stock. In September 1996, we adopted a stock option plan that entitles certain individuals the right to purchase up to 1,000,000 shares of common stock. Our Board determines: those individuals who receive options; the time period during which the options may be exercised; the number of shares of common stock that may be purchased and the exercise price, which cannot be less than the fair market value of the common stock at the date of grant. Options generally vest ratably over two to five years. We may not grant employee incentive stock options with a fair value in excess of $100,000 that is exercisable during any one calendar year. Options granted under the stock option plans generally expire 10 years from the date they are granted.

              AGGREGATED OPTION EXERCISED IN THE LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                    VALUE OF
                                                                                NUMBER OF          UNEXERCISED
                                                                          SECURITIES UNDERLYING   IN-THE-MONEY
                                                                           UNEXERCISED OPTIONS       OPTIONS
                                                                                AT FY-END         EXERCISABLE/
                                    SHARES ACQUIRED                           EXERCISABLE/        UNEXERCISABLE
NAME                                  ON EXERCISE     VALUE REALIZED($)       UNEXERCISABLE          ($)(1)
----                                ---------------   -----------------   ---------------------   -------------
C. Jill Beresford.................         0                  0                 163,224/0             0 / 0

------------------------

(1) In-the-money options are those options for which the fair market value of the underlying common stock is greater than the exercise price of the option. On December 31, 1998, the fair market value of our common stock underlying the options as determined by the last sale price quoted on NASDAQ OTC was $0.19. Since the exercise price of all of the options reflected in this table is greater than $0.19, the options held by this individual are not in-the-money and are, therefore, not included in this calculation.

401(k) RETIREMENT SAVINGS PLAN


    We provide an employee retirement savings plan under Section 401(k) of the Internal Revenue Code which covers substantially all employees. Under the terms of the plan, employees may contribute a percentage of their salary, up to a maximum of 15%, which is then invested in one or more of several mutual funds selected by the employee. We match dollar for dollar of annual 401(k) contributions up to 3% and $.50 for a dollar for the next 2% of their salary.


EMPLOYMENT AND CONSULTING AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN
  CONTROL ARRANGEMENTS

    We entered into employment, non-competition, and confidentiality agreements with each of Mr. Caulfield, Ms. Beresford and Mr. Vaicunas. Base salaries for Mr. Caulfield, Ms. Beresford and Mr. Vaicunas were $320,000, $180,000 and $125,000 per annum, respectively, subject to periodic review by our Board. Each of these agreements expired on June 30, 1998. However, Ms. Beresford's employment agreement was renewed for an additional one year term with a salary of $125,000 per annum. Her agreement provided for severance payments of 60 months base salary in the event her employment was terminated without cause and prohibited her from competing with us for a period of 24 months following termination of her employment with us. In the event of a change of control in our company, she had the option to terminate her employment and to receive additional severance compensation subject to the provisions of her employment agreement. We have has also entered into non-competition and confidentiality agreements with certain other employees.

    In conjunction with the January 1999 financing, on January 27, 1999, we entered into an employment agreement with each of Ms. Beresford, Mr. Koehlinger, Dr. Nurse and Dr. Schulz and a consulting agreement with Mr. Hughes with terms as listed below. In addition, on March 22, 1999, we entered into an employment agreement with Peter W. Blackett with terms as listed below.

                   EMPLOYMENT AND CONSULTING AGREEMENT TERMS

EMPLOYEE/CONSULTANT               BASE SALARY/FEE         TERM          WARRANT SHARES
-------------------               ---------------   -----------------   --------------
C. Jill Beresford...............     $125,000        7/1/99 - 6/30/00        937,000
James F. Koehlinger.............     $125,000       1/27/99 - 1/27/02      1,719,000
Richard H. Nurse................     $125,000       1/27/99 - 1/27/02      1,719,000
Hanspeter Schulz................     $150,000       1/27/99 - 1/27/02      2,188,000
Ivan J. Hughes..................     $ 52,000       1/27/99 - 1/27/02        937,000
Peter W. Blackett...............     $125,000       3/22/99 - 3/21/02              0

    At the end of the terms of employment of Mr. Koehlinger, Dr. Nurse, Dr. Schulz and Mr. Blackett, each individual's employment will revert to the status of employment at will and will thereafter be subject to termination by either party at any time and regardless of cause. Upon expiration of Ms. Beresford's term, at our option, we may extend her employment term for an additional 18 months provided we give Ms. Beresford proper notice.


    Under the terms of each agreement described above, each of these individuals will receive options to purchase common stock during the term of each's respective agreement if we equal or exceed certain financial performance goals. See "Compensation Committee--Board Compensation Committee Report on Executive Compensation--Bonus Plan" below for a description of the performance goals. Also, in consideration of Ms. Beresford, Mr. Koehlinger, Dr. Nurse, Dr. Schulz and Mr. Hughes entering into his or her agreement, we granted each of these individuals a warrant to purchase a certain number of shares of common stock at $0.04 per share. These warrants expire on January 27, 2009. Please refer to the chart above for the number of shares each received. Each of these individuals has paid to us their respective amount due under these warrants and they can be exercised by completing the proper documentation without requiring them to make any additional payments to us. Dr. Schulz, Mr. Koehlinger, Dr. Nurse and Mr. Hughes have exercised these warrants received in connection with their individual agreements. Dr. Schulz is also given as consideration for his employment costs related to an apartment and an automobile for the duration of his employment under his employment agreement. Mr. Blackett has been given, as consideration for his employment, reimbursement for reasonable and necessary expenses incurred in connection with the relocation of his personal residence close to our office.


    Each of the employment and consulting agreements described above contains a covenant not to compete and requires the employee or consultant to maintain the confidentiality of our confidential information.

COMPENSATION OF DIRECTORS

    All of our outside Directors are paid $1,875 each per calendar quarter. No other Directors receive any compensation. In June 1992, David N. Laux, an outside Director, received options to purchase a total of 7,500 shares of common stock at a purchase price of $2.50 per share through June 9, 2002. In
March 1996, Ivan J. Hughes, then considered an outside Director, received options to purchase a total of 7,500 shares of common stock at a purchase price of $2.38 per share through June 9, 2003. In January 1998, Mr. Laux received options to purchase a total of 25,000 shares of common stock at a purchase price of $1.25 per share through December 31, 2003.

BOARD OF DIRECTORS, BOARD COMMITTEE AND MEETINGS

    Our Board has established an Audit Committee, a Compensation Committee and an Executive Committee. Our Board held three meetings during 1998. Each director attended at least 75% of all meetings of the Board and applicable Committees held last year.

EXECUTIVE COMMITTEE

    The Executive Committee is empowered to act with all authority granted to it by the Board between Board meetings, except with respect to those matters required by Delaware law or by our By-laws to be subject to the power and authority of the Board as a whole. Messrs. Ivan J. Hughes, Hanspeter Schulz, Theodore L. Koenig and Gary R. Edidin are the current members of the Executive Committee. The former Executive Committee did not meet during 1998. The current Executive Committee has met two times in 1999.

AUDIT COMMITTEE

    The Board has established an Audit Committee whose current members are David N. Laux, Bruce M. Fleisher, Gary R. Edidin and Allen S. Gerrard. The purposes of the Audit Committee are to:

    - review our financial results and recommend the selection of our independent auditors;

    - review the effectiveness of our accounting policies and practices, financial reporting and internal controls; and

    - review the scope of independent audit coverage, the fees charged by the independent auditors, any transactions which may involve a potential conflict of interest and internal control systems.

    The functions of the Audit Committee are to:

    - recommend annually to the Board the appointment of our independent public accountants;

    - discuss and review the scope and the fees of the prospective annual audit and to review the results of the annual audit with our independent public accountants;

    - review and approve non-audit services of the independent public accountants;

    - review compliance with our existing major accounting and financial policies;

    - review the adequacy of our financial organization; and

    - review management's procedures and policies relative to the adequacy of our internal accounting controls.

    During 1998, the former Audit Committee met one time and the new Audit Committee has met two times in 1999 for the purposes of:

    - reviewing the arrangements and scope of our annual audit;

    - discussing the matters of concern to the Committee with regard to our financial statements or other results of the audit; and

    - our internal accounting procedures and controls and the activities and recommendations of our independent public accountants.

COMPENSATION COMMITTEE

    David N. Laux, Bruce M. Fleisher, Gary R. Edidin and Allen S. Gerrard serve on the Compensation Committee. The former Compensation Committee did not meet during 1998. The current Compensation Committee has met one time in 1999.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee believes that the primary objectives of our compensation policies are to attract and retain a management team that can effectively implement and execute our strategic business plan. These compensation policies include:

    - an overall management compensation program that is competitive with management compensation programs at companies of similar size to attract, retain and motivate superior talent in our industry;

    - short-term bonus incentives for management to meet our overall business strategy and profitability goals, including net income performance goals;

    - promoting our pay-for-performance philosophy; and

    - long-term incentive compensation in the form of stock options and other long-term equity compensation which will encourage management to continue to focus on stockholder return.

    It is the intention of the Compensation Committee to utilize a pay-for-performance compensation strategy that is constructive towards the attainment of our sales growth and profitability goals. Also, the Compensation Committee's goal is to use compensation policies to closely align our interests with the interests of stockholders so that our management has incentives to achieve short-term performance goals while building long-term value for our stockholders. The Compensation Committee will review its compensation policies from time to time to determine the reasonableness of our compensation programs and to take into account factors which are unique to us.

    BONUS PLAN.  To incentivize our senior management, Ms. Beresford,
Mr. Koehlinger, Dr. Nurse, Dr. Schulz, Mr. Blackett and Mr. Hughes will receive options to purchase common stock during the term of their respective employment or consulting agreements if we equal or exceed certain financial performance goals in 1999, 2000 and 2001. If our net earnings for the particular fiscal years plus amounts deducted in the computation thereof for: (a) interest expense; (b) Federal, state and local income taxes; (c) depreciation;
(d) amortization of intangibles, as computed by our accountants in accordance with generally accepted accounting principals, consistently applied; and
(e) any expenses or other charges associated with the investment, loans, and equipment leases made by DGJ to us and all other charges ("EBITDA"), equals or exceeds one of the EBITDA performance goals stated in the employment or consulting agreements, we will grant to these individuals options to purchase a certain number of shares of common stock. The maximum number of shares of common stock these individuals and one other employee, Ms. McGrath, can purchase under these options is 14,750,000 shares.

    COMPENSATION FOR PRIOR CHIEF EXECUTIVE OFFICER.  Mr. Caulfield's and
Ms. Beresford's compensation as Chief Executive Officer was based upon analysis of other comparable public companies' chief executive officers' compensation and each's efforts and success in the following areas: establishing strategic goals and objectives for our long-term growth; raising equity and debt capital needed to allow us to erase our working capital deficit and adequately capitalizing our business to move forward; improving our operating results; and establishing critical strategic partnerships with vendors and distribution channels.

    BASE SALARIES. Ms. Beresford's base salary was $180,000 for the 12 month period ended June 30, 1999 and for her current employment term from July 1, 1999 to June 30, 2000 her salary is $125,000. The current Compensation Committee believes that executive officer salaries reflect base salaries paid to senior officers of other companies of similar size.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee has discussed and considered and will continue to evaluate the potential impact
Section 162(m) has on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of David N. Laux, Bruce M. Fleisher, Gary R. Edidin and Allen S. Gerrard. None of our executive officers have served on the Board of Directors of any other entity that has had any of their officers serve either on our Board or Compensation Committee. However, Ivan J. Hughes, our Chairman of the Board of Directors, serves on the Compensation Committee of Duro Bag, one of our customers. See "Certain Relationships and Related Transactions" below.

CONCLUSION

    The current Compensation Committee believes that the newly-instituted executive compensation plan implemented as part of the Securities Purchase Agreement with DGJ discussed in this registration statement is consistent with our overall corporate strategy for continued growth in sales, manufacturing and earnings and stockholder value.

                             COMPENSATION COMMITTEE

                                 Gary R. Edidin
                               Bruce M. Fleisher
                                Allen S. Gerrard
                                 David N. Laux

                         DESCRIPTION OF OUR SECURITIES

    Our authorized capital stock consists of the following:

CLASS OF SECURITIES                          PAR VALUE   NUMBER OF AUTHORIZED SHARES
-------------------                          ---------   ---------------------------
Common Stock...............................    $0.01             150,000,000
Series A Convertible Preferred.............    $0.01                 183,758
Series B Convertible Preferred.............    $0.01                 146,695
Series C Redeemable Preferred..............    $0.01               1,629,930


    As of January 5, 2000, 28,068,221 shares of our common stock were held of record by 365 stockholders.


    The following is a summary of certain provisions of the common stock, the Certificate of Incorporation, and the By-laws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to the Certificate of Incorporation and By-laws.

COMMON STOCK

    The following summary description of the common stock is qualified in its entirety by reference to our Certificate of Incorporation. We are authorized to issue up to 150,000,000 shares of common stock, $0.01 par value.

    The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may be outstanding from time to time, holders of common stock are entitled to receive ratably dividends as may be declared by the Board out of funds legally available for dividend distribution. In the event of our liquidation, dissolution or winding, holders of common stock, are entitled to share ratably in assets remaining after payment of liabilities, accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly issued, fully paid and not subject to further assessment or call.

COMMON STOCK WARRANTS


    In the June 1998 private placement of securities, we sold units of securities. Each unit consisted of 100,000 shares of common stock and a three year warrant to purchase 100,000 shares of common stock at $1.25 per share. However, if we announce the receipt of a contract for the purchase of goods or services resulting in revenues of $5,000,000 or more, then the purchase price will be reduced to $1.05 per share for 15 days after the announcement. The offering price per unit was $90,000. Currently, warrants to purchase 1,650,000 shares of common stock are outstanding, of which 1,050,000 were registered. The warrants expire at various times throughout the end of the year 2001 and are not subject to redemption or call before their expiration.



    In connection with the Securities Purchase Agreement we entered into in January 1999, we issued and sold to DGJ a Common Stock Purchase Warrant to purchase up to 80,000,000 shares of common stock, at an exercise price of $0.04 per share, exercisable until January 27, 2009. Also, in connection with the January 1999 financing, we issued warrants exercisable into 5,900,000 shares of common stock for various consulting services provided to us. Of the 5,900,000 warrant shares, 5,000,000 are exercisable at $0.04 per share until January 27, 2009 and 900,000 are exercisable at $0.10 per share until January 27, 2003. Under the terms of the employment agreements with Ms. Beresford, Mr. Koehlinger, Dr. Nurse and Dr. Schulz and the consulting agreements with Mr. Hughes, we granted each of these individuals a warrant to purchase a certain number of shares of common stock at $0.04 per share.

These warrants expire on January 27, 2009. Mr. Koehlinger, Dr. Nurse and
Dr. Schulz exercised their warrants in September 1999 and Mr. Hughes exercised his warrants in November 1999. See "Employment and Consulting Agreements, Termination of Employment and Change in Control Arrangements" for a description of how many shares each individual's warrant is exercisable into.



COMMON STOCK RIGHTS



    We will distribute to the stockholders, at no cost, one right for each share of common stock that they own at the close of business on December 2, 1999. For every right the stockholders receive, they will be entitled to purchase 0.7 shares of our common stock, rounding any remaining fractional shares down to the nearest whole number of shares, for $0.04 per share. The stockholders may exercise any number of their rights, or may choose not to exercise any rights. The rights may not be sold or transferred to another individual or entity.


PREFERRED STOCK

    The following summary description of our preferred stock is qualified in its entirety by reference to our Certificate of Incorporation and the Certificates of Designation for each series of outstanding preferred stock. We are authorized to issue up to 2,000,000 shares of preferred stock, $0.01 par value. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board, without further action by stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

    SERIES A CONVERTIBLE PREFERRED STOCK

    In connection with our second public offering in June 1991, we authorized 1,400,000 shares of Series A Convertible Preferred Stock of which 1,061,800 shares were issued in the offering. A total of 873,142 shares of Series A Convertible Preferred Stock have been converted to common stock as of December 31, 1998, leaving a balance of 183,758 shares of Series A Convertible Preferred Stock outstanding. The Series A Convertible Preferred Stock is redeemable, at our option, if the last sale price of the common stock has averaged at least $9.00 per share, subject to equitable adjustments for stock splits, reverse stock splits and similar recapitalizations, for at least
30 consecutive trading days ending within five days prior to the date notice of redemption is given. After payment of any sums due to holders of Series B Convertible Preferred Stock, the Series A Convertible Preferred Stock retains a liquidation preference over the common stock and any other class or series of stock ranking junior to the Series A Convertible Preferred Stock at a rate of $4.00 per share plus any declared but unpaid dividends. Holders of Series A Convertible Preferred Stock are entitled to receive non-cumulative dividends out of any funds legally available at an annual rate of $0.34 per share, payable annually on the last day of June. The Series A Convertible Preferred Stock is convertible, at the holder's option, into an equal number of fully paid and non-assessable shares of common stock at any time prior to its redemption, subject to adjustment for stock splits, stock dividends, recapitalization and similar events. The Series A Convertible Preferred stock votes with the common stock as a single class on all matters. Holders of the Series A Convertible Preferred Stock are entitled to vote as a class upon any proposed amendment to our Certificate of Incorporation that would change the rights and preferences of the Series A Convertible Preferred Stock so as to affect the series adversely.

    SERIES B CONVERTIBLE PREFERRED STOCK

    Upon completion of our initial public offering in October 1990, Beresford-Canada and its subsidiary, Beresford Box Company Ltd., converted long term subordinated debt in the principal amount of $1,833,692 into 146,695 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is redeemable for $10.00 per share at our option. The Series B Convertible

Preferred Stock retains a liquidation preference over the Series A Convertible Preferred Stock and the common stock at a rate of $10.00 per share plus any declared but unpaid dividends. The holders of the Series B Convertible Preferred Stock are entitled to receive non-cumulative dividends out of any funds legally available for dividends at the rate of 6% per annum or $.60 per share, payable in cash annually on March 1st of each year. Dividends on the Series B Convertible Preferred Stock are payable before any dividends shall be paid, declared or set apart for the Series A Convertible Preferred Stock and the common stock. The Series B Convertible Preferred Stock have limited voting rights. The Series B Convertible Preferred Stock is convertible at the holder's option into an equal number of shares of common stock at any time, subject to adjustment for stock splits, stock dividends, recapitalization and similar events.

    SERIES C REDEEMABLE PREFERRED STOCK

    In the January 1999 financing, we sold to DGJ, for an aggregate purchase price of $100, a total of 1,629,930 shares of Series C Preferred Stock. The Series C Preferred Stock is redeemable at our discretion if the promissory note to DGJ, issued pursuant to the January 1999 financing, has been retired in its entirety, at an aggregate redemption price of $100 plus accrued interest at a rate of 6% per annum beginning on January 27, 1999. The shares of Series C Preferred Stock are not convertible into shares of common stock and have no preferences upon liquidation dissolution, winding up, or insolvency. The holders of the Series C Preferred Stock have no voting rights; provided however, upon an event of default, as defined in the Securities Purchase Agreement, holders of the Series C Preferred Stock will be entitled to vote with the holders of common stock as a single class on each matter submitted to a vote of our stockholders, with each share of the Series C Preferred Stock having 30 votes.

    No other shares of preferred stock are outstanding as of the date of this prospectus, and we have no present plans for the issuance thereof.

                          PRICE RANGE OF COMMON STOCK

    Our common stock was traded on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ NMS") from October 12, 1992 through August 13, 1998. Since August 14, 1998, our common stock has been traded on the National Association of Securities Dealers Automated Quotation Over-the-Counter Bulletin Board ("NASDAQ OTC"), under the symbol "BPIE."


    As of January 5, 2000, 365 holders of record held 28,068,221 shares of our common stock and 68 holders of record held 183,758 shares of our Series A Convertible Preferred Stock. We believe that there are approximately 4,500 to 5,000 beneficial owners of our common stock and Series A Convertible Preferred Stock.


    For the fiscal quarters reported below, the following table sets forth the range of high and low sale quotations for our common stock for the relevant periods as reported by the NASDAQ NMS or the range of the high and low bid prices on the NASDAQ OTC. These quotations represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and may not represent actual transactions.


                                                      HIGH SALE/BID   LOW SALE/BID
                                                      -------------   ------------
COMMON STOCK

1998
  First Quarter.....................................    $  1.375         $ 0.688
  Second Quarter....................................    $  1.400         $ 0.844
  Third Quarter.....................................    $   0.94         $ 0.125
  Fourth Quarter....................................    $   0.40         $  0.12

1999
  First Quarter.....................................    $   0.30         $  0.14
  Second Quarter....................................    $   0.30         $  0.14
  Third Quarter.....................................    $   0.30         $  0.11
  Fourth Quarter....................................    $   0.28         $  0.05

2000
  First Quarter (through January 5, 2000)...........    $   0.28         $  0.05



    On January 5, 2000, the high ask price of the common stock was $0.09; the low bid price was $0.06 and the close price was $0.06.


DIVIDENDS

    We have not paid any cash dividends on our common stock since inception. We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. Any earnings generated from operations, after payment of dividends on our Series A and B classes of preferred stock, will be used to finance the growth of our business. Dividends on the preferred stock are non-cumulative.

    Section 7.12 of the Securities Purchase Agreement and our current revolving line of credit loan arrangement prohibit the payment of dividends, in cash or other property, on or in respect of any shares of any class of capital stock of our securities.

                               PERFORMANCE GRAPH

    The following graph compares the performance of our common stock with the performance of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Market Index of Companies and the Media General Industry Group representing packaging and container companies, which consists of other companies in the packaging and container industry, for the period from December 31, 1993 to December 31, 1998. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1993 and that all dividends, if any, were reinvested.

         MANUFACTURING INDUSTRY. COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG BPI PACKAGING TECHNOLOGIES, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      BPI PACKAGING TECHNOLOGIES, INC.  NASDAQ MARKET INDEX  PEER COMPANIES GROUP
1993                           $100.00              $100.00               $100.00
1994                            $62.26              $104.99               $101.48
1995                            $32.08              $136.18               $100.15
1996                            $28.77              $169.23               $108.45
1997                            $16.98              $207.00               $100.92
1998                            $10.85              $291.96                $87.00

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth the beneficial ownership of common stock and Series A Preferred Stock as of January 5, 2000 by:


    (1) our directors;

    (2) our executive officers;

    (3) our directors and executive officers as a group; and

    (4) persons who beneficially owned more than 5% of the common stock and Series A Preferred Stock or by persons who did not beneficially own more than 5% of the common stock and Series A Preferred Stock, in the aggregate, but who were considered members of a "group" within the meaning of Section 13(d)(3) of the Exchange Act, beneficially owning more than 5% of the common stock and Series A Preferred Stock.


    Each of the persons listed below disclaims beneficial ownership in any shares beneficially owned by the others. The number of shares of common stock and Series A Preferred Stock beneficially owned by each person listed below is based on information contained in the Schedule 13D filed with the SEC on behalf of the listed persons and on information provided to us by the named entity or individual. The percentage of shares of the common stock and Series A Preferred Stock each listed person is indicated as beneficially owning is based on 28,068,221 and 183,758 shares of common stock and Series A Preferred Stock, respectively, outstanding on January 5, 2000.



                                                                NUMBER OF SHARES        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)   OF CLASS(2)(3)
------------------------------------                          ---------------------   --------------
Hanspeter Schulz, Ph.D.(4)(5) ..............................        2,188,000               8.01%

Richard H. Nurse, Ph.D.(4)(5) ..............................        1,725,000               6.32%

C. Jill Beresford(4)(5)(6)(7) ..............................        2,561,249               8.50%

James F. Koehlinger(4)(5) ..................................        1,719,000               6.29%

Peter W. Blackett(4) .......................................                0                  0%

Ivan J. Hughes(5)(7)(8) ....................................        1,027,000               3.63%
  Davis and Oak Streets
  Ludlow, Kentucky 41016-0250

David N. Laux(9) ...........................................           52,500                  *
  1700 N. Moore St, Suite 1703
  Arlington, Virginia 22209

Gary R. Edidin(10) .........................................       80,000,000              74.55%
  Edidin & Associates
  600 Central Avenue
  Suite 262
  Highland Park, IL 60035

Allen S. Gerrard(11) .......................................       80,000,000              74.55%
  Deere Park Capital Management
  40 Skokie Boulevard
  Suite 110
  Northbrook, IL 60062

                                                                NUMBER OF SHARES        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED(1)   OF CLASS(2)(3)
------------------------------------                          ---------------------   --------------
Theodore L. Koenig(12) .....................................                0                  0%
  Monroe Investments, Inc.
  5 Revere Drive
  Suite 206
  Northbrook, Illinois 60062

Bruce M. Fleisher ..........................................                0                  0%
  2350 N. Lincoln Park West
  Chicago, Illinois 60614

DGJ, L.L.C.(7)(13) .........................................       80,000,000              74.55%
  600 Central Avenue, Suite 262
  Highland Park, Illinois 60035

All Officers and Directors As a Group
  (11 persons)(6)(7)(8)(9) .................................       89,272,749              81.47%

------------------------

  *  Less than one percent.

 (1) None of these persons owns any shares of Series A Preferred Stock. No other stockholder owns at least 5% of the common stock and Series A Preferred Stock, combined.

 (2) Pursuant to SEC rules, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of the individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. This table reflects the ownership of all shares of common stock and the Series A Convertible Preferred Stock voting as a single class, since each is entitled to one vote per share.

 (3) Except as otherwise noted, does not give effect to the issuance of:

       - up to 330,453 shares of common stock issuable upon conversion of Series A and Series B Convertible Preferred Stock;

       - up to 180,372 shares issuable upon exercise of warrants issued to an individual and principals of the placement agent in our private placements to overseas investors;

       - up to 1,950,000 shares issuable upon exercise of options granted or available for grant under our 1990, 1993 and 1996 stock option plans;

       - up to 200,000 shares of common stock issuable upon the exercise of warrants issued to financial consultants, subject to adjustment; and

       - up to 5,000,000 and 900,000 shares of common stock issuable upon the exercise of options expiring January 27, 2009 and January 27, 2003, respectively, issued to our consultants, subject to adjustments.

 (4) These individuals may be reached at our office located at 455 Somerset Avenue, North Dighton, Massachusetts 02764.

 (5) These individuals acquired warrants to purchase a certain number of shares common stock at $0.04 per share. These warrants expire on January 27, 2009 and are described above in "Board of Directors and Executive Officers--Employment Contracts, Termination of Employment and Change in Control Arrangements." The following table lists the name of the individual and the corresponding number of shares of common stock their warrant is convertible into (the "Warrant Shares"):


NAME                                                    WARRANT SHARES
----                                                    --------------
C. Jill Beresford.....................................       937,000


 (6) Includes:

       - 1,314,130 shares of common stock;

       - 146,695 shares of Series B Convertible Preferred Stock;

       - 163,224 shares of common stock issuable upon the exercise of an option at a price of $2.50 per share through June 30, 2003; and

       - 937,000 shares of common stock issuable upon the exercise of a warrant (see footnote 5).

 (7) Under the terms of a Lockup Agreement, dated January 27, 1999, between DGJ,
     C. Jill Beresford and Ivan J. Hughes, Ms. Beresford and Mr. Hughes agreed to vote their stock as directed by DGJ with respect to any matters presented to our stockholders with respect to the Securities Purchase Agreement and agreed not to sell shares of common stock without the prior written consent of DGJ.

 (8) Includes:

       - 82,500 shares of common stock;

       - 7,500 shares of common stock issuable upon exercise of an option at a purchase price of $2.38 per share through March 24, 2006; and

       - 937,00 shares of common stock issuable upon the exercise of a warrant (see footnote 5).

 (9) Includes:

       - 20,000 shares of common stock;

       - 7,500 shares of common stock issuable upon exercise of an option at a purchase price of $2.50 per share through June 9, 2002; and

       - 25,000 shares of common stock issuable upon exercise of an option at a purchase price of $1.25 per share through December 31, 2003.

 (10) A member of DGJ and also a member of the Board of Managers, Chairman, President and Chief Executive officer of DGJ. Mr. Edidin holds no shares of our stock directly, but may be deemed to beneficially own 80,000,000 shares of common stock beneficially owned by DGJ by virtue of his positions with DGJ. This amount does not include 1,629,930 shares of our Series C Preferred Stock held by DGJ. Mr. Edidin disclaims beneficial ownership of all of these shares.

 (11) A Director of Deere Park Capital Management, which is a member of DGJ. He has no direct or indirect beneficial ownership in the equity securities owned by DGJ. He is also a Member of the Board of Managers and Treasurer of DGJ. Mr. Gerrard holds no shares of our stock directly, but may be deemed to beneficially own 80,000,000 shares of common stock beneficially owned DGJ by virtue of his positions with DGJ. This amount does not include 1,629,930 shares of our Series C Preferred Stock held by DGJ.
      Mr. Gerrard disclaims beneficial ownership of all of these shares.

 (12) A member of Monroe Investments, Inc., which is a member of Hilco BPI, L.L.C., which is a member of DGJ. He disclaims beneficial ownership of our securities except to the extent of his membership interest in DGJ through these entities.


 (13) Includes 80,000,000 shares of common stock currently issuable upon the exercise of a warrant at a price of $0.04 per share through January 27, 2009. However, DGJ has indicated that it has no current intention of exercising this warrant to purchase common stock. This amount does not include 1,629,930 shares of our Series C Preferred Stock owned by DGJ. The members of DGJ are Gary R. Edidin, Lawrence A. Sherman, Deere Park Capital Management, Inc. and BPI Hilco, L.L.C.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Ivan J. Hughes, our Director, is the President of the Plastic's Division and a Director and a member of the Executive and Compensation Committees of Duro Bag. In January, February, March, April, May, June, July, August and
September 1999, Duro Bag issued purchase orders to us for $192,000, $190,335, $209,513, $255,729, $0, $350,019, $364,435, $249,355 and $51,696, respectively, to purchase bags for Duro Bag customers. We expect similar monthly orders from Duro Bag during the remainder of the year. We manufacture these products on behalf of Duro Bag for its customers. We sell these products on terms as contracted between Duro Bag and its customers, which terms are equal, if not better, than we could obtain from our other customers for these products.

    In November 1990, we established an officer's loan receivable to Dennis N. Caulfield, our then Chairman for $132,197. The note was amended in April 1998 and the interest rate changed to 6%, effective from November 1990, and is now payable on or before January 1, 2001. Interest on the loan, along with advances for travel not offset by expense reports, caused the loan balance to equal $586,978 at December 31, 1997. Mr. Caulfield did not make any payments against the loan from the period beginning 1990 through December 31, 1997. Accordingly, we reserved the full amount of this loan on that date. Also, no payments were made in 1998. In addition, we paid, on behalf of Mr. Caulfield, approximately $36,000 of a $200,000 personal income tax levy imposed by the Massachusetts Department of Revenue on Mr. Caulfield in exchange for an interest bearing note due on or before June 30, 1998, which has not yet been repaid. This note was reserved for as of September 30, 1999.

    Effective February 26, 1994, Ronald Caulfield exchanged his 49,500 shares of common stock of RC America for 200,000 shares of our common stock, pursuant to the terms of a Stock Exchange Agreement by and between us and Ronald Caulfield. The Stock Exchange Agreement also provides for the issuance to Ronald Caulfield of up to an additional 100,000 shares of our common stock over a five year period based on RC America attaining certain levels of pre-tax earnings. No shares of common stock were issued in 1998 or for the 10 month period ended December 31, 1997. As a result of RC America's earnings for fiscal year 1997 and Fiscal Year 1996, 2,649 and 2,550 shares, respectively, of the 100,000 shares of common stock were issued to Mr. Ronald Caulfield. The Stock Exchange Agreement contains demand and piggy-back registration rights for the shares.


    Four of our directors, Gary R. Edidin, Allen S. Gerrard, Theodore L. Koenig and Bruce M. Fleisher, are either affiliated with DGJ or have been appointed by DGJ. The financial restructuring in January 1999, the loans described in "Liquidity and Capital Resources," and all other transactions between the us and DGJ will be deemed to be related party transactions due to the relationship of these directors to DGJ. Also, Mr. Koenig is counsel to the Chicago-based law firm of Holleb & Coff, which provides legal services to us.

                              THE RIGHTS OFFERING

THE RIGHTS YOU WILL RECEIVE:

    BASIC RIGHTS

    You will receive one basic right for each share of our common stock that you held of record at the close of business on December 2, 1999. For each right you receive, you may purchase 0.7 shares of our common stock, rounding any remaining fractional shares down to the nearest whole number of shares, at $0.04 per share. Your rights will be evidenced by non-transferable subscription certificates which are expected to be mailed within ten business days following the effective date of this registration statement. To exercise a basic right, the reverse side of your subscription certificate must be properly completed and received by our subscription agent, in accordance with the procedure described below under "Exercising of Rights." Payment for the shares of common stock must accompany the subscription certificate.

    OVERSUBSCRIPTION RIGHTS

    If you exercise all of your basic rights, you will also be eligible for oversubscription rights, which will entitle you to purchase, at $0.04 per share, an unlimited number of shares of common stock, subject to the maximum number of shares of common stock offered in the rights offering and certain other restrictions. The maximum number of shares which may be purchased pursuant to the exercise of all basic rights and oversubscription rights by all stockholders may not exceed 15,000,000.

    We will not allocate shares of common stock for oversubscription rights until we have filled all subscriptions for basic rights. We may accept or reject oversubscriptions at our sole discretion. All subscriptions pursuant to the exercise of oversubscription rights will be fulfilled out of the shares of common stock not required to satisfy the basic rights which are exercised. If the shares of common stock are not sufficient to satisfy all subscriptions pursuant to the oversubscription rights, the available shares of common stock will be allotted pro rata among those of you who exercised the oversubscription rights, based on the number of basic rights exercised by each of you, without regard to the number of shares of common stock oversubscribed to by each of you pursuant to the oversubscription rights.

    To exercise the oversubscription rights, you must also properly complete the portion of the exercise form on the reverse side of the subscription certificate relating to the oversubscription rights simultaneously with completion of the portion of the form applicable to exercise of basic rights. Payment for oversubscription shares should be included with the payment for basic shares and should accompany the subscription certificate.

    You may only subscribe for full shares. Once you have exercised a basic right or an oversubscription right, the exercise is irrevocable.

NON-TRANFERABILITY OF RIGHTS

    Both the basic rights and the oversubscription rights are non-transferable and non-assignable. Only you may exercise such rights.

METHOD OF OFFERING

    The rights offering described in this prospectus will be made directly by us. We have not engaged any underwriters, brokers, dealers or other agents (other than the subscription agent) to participate in this rights offering or to solicit any exercise of the rights or sales of the shares of common stock. We will pay no commission, finder's fees or other remuneration to any person in connection with any sales of the shares of common stock.

EXPIRATION DATE


    The rights will expire at 5:00 p.m. eastern time on             , 2000,
unless we, in our sole discretion, extend the rights offering for up to ten days. If you do not exercise your rights prior to such date, the rights will be null and void. We will not be required to issue shares to you if the subscription agent receives your subscription certificate or your payment after that date, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the "Guaranteed Delivery Procedures" described below.


WITHDRAWAL RIGHT


    We may withdraw the rights offering at any time prior to or on             ,
2000, for any reason (including, without limitation, a change in the market price of the common stock). If we withdraw the rights offering, any funds received from stockholders will be promptly refunded, without interest or penalty.


DETERMINATION OF SHARE PRICE

    The price of $0.04 per share was decided upon in connection with the January 27, 1999 financing. Our then Board of Directors felt it was important to provide our stockholders the opportunity to make an additional investment in us at the same price per share as DGJ to express appreciation to the stockholders who have supported us through our financial difficulties. DGJ purchased 80,000,000 warrants convertible into shares of common stock, with a conversion price $0.04 per share of common stock. Hence, the price per share in this offering is $0.04.

    The rights may not be sold and may only be transferred by operation of law. Our common stock will be represented by stock certificates. Common stock issued under this rights offering will be registered under the federal securities laws. Therefore, these shares of common stock may be sold freely after the rights offering, subject to restrictions on our affiliates.

EXERCISE OF RIGHTS


    You may exercise your rights by delivering to the subscription agent on or
prior to             , 2000:


    (1) a properly completed and duly executed subscription certificate;

    (2) any required signature guarantees; and

    (3) payment in full of $0.04 per share to be purchased through the exercise of your basic rights and, if desired, your oversubscription rights.

    You should deliver your subscription certificate and payment to the address set forth below under "Subscription Agent."

METHOD OF PAYMENT

    Payment for the shares must be made by:

    (1) bank draft drawn upon a United States bank or a postal, telegraphic or express money order payable to "American Stock Transfer and Trust Company, as Subscription Agent";

    (2) wire transfer of funds to the account maintained by the subscription agent for such purpose: Chase Manhattan Bank, ABA No. 021-000021, A/C 323062547; or

    (3) notice of guaranteed delivery of payment, as discussed below.

    Payment will be deemed to have been received by the subscription agent only upon:

    (1) clearance of any uncertified check;

    (2) receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank, of any postal, telegraphic or express money order or of wire transfer of funds; or

    (3) receipt of actual funds pursuant to any notice of guaranteed delivery.

    The subscription agent will hold in escrow amounts paid in respect of the exercise of oversubscription rights until this rights offering is terminated and the number of available shares of common stock is determined. As soon as practicable after the expiration date, the subscription agent will refund without interest any subscriptions or oversubscriptions not accepted. We are not required to issue any certificates or refunds to a subscriber until the check or checks of such subscriber have cleared and the funds have been collected.


    PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, IF YOU WISH TO PAY BY MEANS OF AN UNCERTIFIED PERSONAL CHECK, WE URGE YOU TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE
OF                     , 2000, TO ENSURE THAT THE PAYMENT IS RECEIVED AND CLEARS
BEFORE THAT DATE. WE ALSO URGE YOU TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.


GUARANTEED DELIVERY PROCEDURES


    If you want to exercise your rights, but time will not permit your payment or subscription certificate to reach the subscription agent on or prior to
            , 2000, you may exercise your rights if you satisfy the following guaranteed delivery procedures:



    (1) you send, and the subscription agent receives, on or prior to
                   , 2000, a notice of guaranteed delivery, substantially in the form provided with the prospectus, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the Untied States. The notice of guaranteed delivery must state your name, the number of rights that you hold and the number of shares that you wish to purchase pursuant to the rights. The notice of guaranteed delivery must guarantee the delivery of:
       (i) payment in full for each share common stock to be purchased through the rights; and (ii) your subscription certificate to the subscription agent within three NASDAQ trading days following the date of the notice of guaranteed delivery; and


    (2) you send and the subscription agent receives: (i) payment in full for each share of common stock to be purchased through the rights; and
       (ii) your properly completed and duly executed subscription certificate, including any required signature guarantees, within three NASDAQ trading days following the date of your notice of guaranteed delivery. The notice of guaranteed delivery may be delivered to the subscription agent in the same manner as your subscription certificate at the address set forth below, or may be transmitted to the subscription agent by facsimile transmission, to facsimile number (718) 234-5001. You can obtain additional copies of the form of notice of guaranteed delivery by requesting it from the subscription agent at the address set forth below under "Subscription Agent."

SIGNATURE GUARANTEES

    Signatures on the subscription certificate must be guaranteed by an "eligible guarantor institution," as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

    Signatures on the subscription certificate do not need to be guaranteed if:

    (1) the subscription certificate provides that the shares and certificates for shares of common stock to be purchased are to be issued and delivered directly to you, the record owner of such rights; or

    (2) the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

DELIVERY OF CERTIFICATES

    Certificates for shares of common stock subscribed for pursuant to the basic rights will be delivered to you as soon as practicable after receipt by the subscription agent of your duly completed and exercised subscription certificate and payment in full for the shares of common stock pursuant to the basic rights. As soon as practicable after the expiration date of the rights, we will determine the number of shares of common stock, if any, which have been purchased by holders of rights who have exercised their oversubscription rights, and certificates representing the shares of common stock so purchased will be sent to the purchasers. If it is necessary to allocate any available shares of common stock among those rights holders exercising oversubscription rights, overpayments for shares of common stock not issued to such holders will be promptly refunded, without interest.

SHARES HELD FOR OTHERS

    If you hold shares of common stock for the account of others, such as a broker, a trustee or a depository for securities, you should notify the respective beneficial owners of such shares as soon as possible to obtain instructions with respect to the rights beneficially owned by them.

    If you are a beneficial owner of common stock held by a holder of record, such as a broker, trustee or a depository for securities, you should contact the holder and ask him to effect transactions in accordance with your instructions.

AMBIGUITIES IN EXERCISE OF THE RIGHTS

    If you do not specify the number of rights being exercised on your subscription certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment that the subscription agent receives from you.

    If your payment exceeds the total purchase price for all of the rights shown on your subscription certificate, your payment will be applied, until depleted, to subscribe for shares in the following order:

    (1) to subscribe for the number of shares, if any, that you indicated on the subscription certificate that you wished to purchase through your basic rights; and

    (2) to subscribe for shares until your basic rights have been fully exercised.

    Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

                                   IMPORTANT

    PLEASE CAREFULLY READ THE INSTRUCTIONS INCLUDED IN THE SUBSCRIPTION CERTIFICATE AND FOLLOW THOSE INSTRUCTIONS IN DETAIL.

DO NOT SEND SUBSCRIPTION CERTIFICATES TO US.


YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION CERTIFICATE, AND YOU BEAR THE RISKS ASSOCIATED WITH SUCH DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO
                    , 2000. BECAUSE AN UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAY TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.


OUR DECISION IS BINDING

    All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by us, which determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right by reason of any defect or irregularity in such exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. Neither we nor the subscription agent will be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

NO REVOCATION

    AFTER THE SUBSCRIPTION AGENT HAS RECEIVED YOUR SUBSCRIPTION CERTIFICATE OR A NOTICE OF GUARANTEED DELIVERY ON YOUR BEHALF, YOU MAY NOT REVOKE YOUR SUBSCRIPTION.

FEES AND EXPENSES

    We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the rights. Neither we nor the subscription agent will pay such expenses.

SUBSCRIPTION AGENT

    We have appointed American Stock Transfer and Trust Company as subscription agent for the rights offering. The subscription agent's address is 40 Wall Street, 46th Floor, New York, New York 10005. The subscription agent's telephone number is (718) 921-8247, and its facsimile number is (718) 921-8323.

    You should deliver your subscription certificate, payment of the subscription price and notice of guaranteed delivery, if any, to the subscription agent.

    We have agreed to indemnify the subscription agent from any liability which it may incur in connection with the rights offering.

RIGHTS OF SUBSCRIBERS

    As holders of the rights, you will not have rights as stockholders with respect to the shares of common stock until stock certificates representing shares for which you have subscribed are issued to you. If you subscribe, you will not have any right to revoke your subscriptions after delivery of the subscriptions to our subscription agent.

                        FEDERAL INCOME TAX CONSIDERATION

    The following summarizes the material federal income tax considerations of the rights offering to you and us. This summary is based on current law, which is subject the change at any time, possibly with retroactive effect. This summary is not a complete discussion of all federal income tax consequences of the rights offering and, in particular, may not address federal income tax consequences applicable to our stockholders subject to special treatment under federal income tax law. In addition, this summary does not address the tax consequences of the rights offering under applicable state, local or foreign tax laws. This discussion assumes that your shares of common stock and the rights and shares issued to you during the rights offering constitute capital assets.

    THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE RIGHTS OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

                        TAX CONSEQUENCES TO STOCKHOLDERS

ISSUANCE OF RIGHTS

    It is intended that the rights offering be characterized as a tax-free distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended. However, existing law is not clear as to whether distribution of rights to less than all of a company's stockholders will be characterized as a distribution under Section 305(a) of the Code or, alternatively, as a distribution under Sections 301 and 305(b) of the Code. Under Section 305(a) of the Code, a distribution of stock or stock rights to a corporation's stockholders is generally tax free. Section 305(b), however, provides certain instances where a distribution of stock or stock rights is taxable to the stockholders. One such instance is a "disproportionate distribution" in which the distribution or a series of distributions has the result of: (i) the receipt of property by some stockholders; and (ii) an increase in the proportionate interest of other stockholders in the assets or earnings and profit of the corporation.

    The Internal Revenue Service may contend that the distribution of rights is a disproportionate distribution of stock taxable to recipients of the rights under Section 305(b) of the Code. Alternatively, the IRS may contend that the distribution of rights is a taxable distribution of "property" rather than stock within the meaning of Section 317(a) of the Code. If the IRS were to prevail under either contention, a stockholder would be viewed as receiving a distribution equal to the fair market value of the rights, which would be taxable as a dividend to the extent of our current and accumulated earnings and profits. The determination of a corporation's earnings and profits is complex, and in the case of current earnings and profits, cannot be determined until the close of its taxable year.

    Notwithstanding the foregoing, the rights offering may properly be characterized as a tax-free distribution under Section 305(a) of the Code, in which case it will not be taxable regardless of whether we have current or accumulated earnings and profits for the year.

BASIS AND HOLDING PERIOD

    If the rights offering is characterized as a non-taxable Section
305(a) distribution, except as provided below, the stockholder will assign a zero tax basis to the rights. If, however, either: (i) the fair market value of the rights on the date of distribution is equal to 15% or more of the fair market value of the common stock with respect to which they are received; or
(ii) the stockholder elects, in his or her federal income tax return for the taxable year in which the rights are received, to allocate part of the tax basis of the common stock to the rights, then upon exercise of the rights, the stockholder's tax basis in the common stock will be allocated between the common stock and the rights in proportion to the fair market values of each on the date of the distribution of the rights.

    Regardless of the value of the rights, if the rights offering is treated as a non-taxable Section 305(a) distribution, the holding period of the right received as a distribution on the stockholder's common stock will include the stockholder's holding period for the common stock with respect to which the rights are issued.

    If, however, the rights offering is characterized as a taxable dividend, each stockholder will have a tax basis in the rights equal to the fair market value of the rights on the date of the rights offering and the holding period of the rights will commence on the day after the date of the distribution.

LAPSE OF RIGHTS

    If the rights offering is characterized as a non-taxable Section
305(a) distribution, a stockholder who allows rights received by him or her to lapse without exercising them will not recognize any gain or loss and, as the rights were not exercised, no adjustment will be made to the tax basis of the common stock owned by the stockholder. If, however, the rights offering is characterized as a taxable dividend, a stockholder who allowed the right to lapse will have a short-term capital loss in an amount equal to his or her tax basis in the rights, as discussed above, and no adjustment will be made to the tax basis of the common stock owned by the stockholder.

EXERCISE OF RIGHTS

    A stockholder will not recognize any gain or loss upon the exercise of rights. The tax basis of common stock acquired through exercise of rights will be equal to the sum of the subscription price and the holder's tax basis in the rights, if any. The holding period for the common stock acquired through exercise of the rights will begin on the day following the date the rights are considered exercised.

COMMON STOCK ACQUIRED

    The sale or other disposition of common stock acquired will result in the recognition of gain or loss by the holder of such common stock in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the common stock. Any such gain or loss will generally be capital gain or loss.

                            TAXATION OF OUR COMPANY

    We will not recognize any gain, other income or loss upon the issuance of the rights, the lapse of the rights or the receipt of payment for shares upon exercise of the rights.

                             IF YOU HAVE QUESTIONS

    If you have questions or need assistance concerning the procedure for exercising rights, or if you would like additional copies of this prospectus or the notice of guaranteed delivery, you should contact the subscription agent at the address set out above.

    If you have other questions concerning the rights offering or our Company, you may contact:


                                 Jim Koehlinger
                              455 Somerset Avenue
                       North Dighton, Massachusetts 02764
                                 (508) 824-8636

                              PLAN OF DISTRIBUTION


    Promptly following the effective date of the registration statement that contains this prospectus, we will distribute the rights and copies of this prospectus to individuals who own shares of common stock at the close of business on December 2, 1999. If you wish to exercise your rights and to purchase shares, you should complete the subscription certificate and return it, with payment for the shares, to the subscription agent, American Stock Transfer and Trust Company, at the address on page 51. See "The Rights Offering--Exercise of Rights." If you have any questions, you should contact the subscription agent at the telephone number or address on page 52.


                                    EXPERTS

    Livingston & Haynes, P.C., an independent accounting firm, audited our consolidated financial statements for the year ended December 31, 1998. Their report was relied on and given authority as this firm is an expert in accounting and auditing.

    The financial statements at December 31, 1997 and for the ten months ended December 31, 1997 and the year ended February 28, 1997 included in this prospectus have so been included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    On July 31, 1998, we reported on Form 8-K that we engaged Livingston & Haynes, P.C. as our independent accountants on July 29, 1998. The decision to engage Livingston & Haynes, P.C. was approved by our Audit Committee.

                             CHANGE OF ACCOUNTANTS

    By letter dated July 6, 1998, PricewaterhouseCoopers LLP resigned as our independent accountants.

    The reports of PricewaterhouseCoopers LLP on our financial statements for the 10 month period ended December 31, 1997 and the years ended February 28, 1997 and February 23, 1996 included an explanatory paragraph regarding our ability to continue as a going concern. The foregoing notwithstanding, the reports of PricewaterhouseCoopers LLP did not contain any other adverse opinion, a disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

    In connection with the audits of our financial statements for the 10 month period ended December 31, 1997 and the years ended February 28, 1997 and February 23, 1996, and during the subsequent interim period through July 6, 1998, there were no disagreements between us and PricewaterhouseCoopers LLP relative to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the matter in its reports on the financial statements for such periods. None of the reportable events listed in Item 304(a)(1)(iv)(B) of Regulation S-K occurred with respect to us during the 10 month period ended December 31, 1997 and the years ended February 28, 1997 and February 23, 1996 and the subsequent interim period preceding the resignation of PricewaterhouseCoopers LLP.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon by Holleb & Coff, Chicago, Illinois. Theodore L. Koenig, our Director, is counsel with the law firm of Holleb & Coff.

                                 TRANSFER AGENT

    Our transfer agent for the common stock is American Stock Transfer and Trust Company of 40 Wall Street, 46(th) Floor, New York, New York 10005.

                                INDEMNIFICATION

    Delaware General Corporation Law, Section 102(b)(7), allows a corporation, in its original Certificate of Incorporation or in a later amendment, validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination of liability will not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or knowing violations of law, payment of a dividend or a stock repurchase which is deemed illegal or a director has derived improper personal benefit. Our Certificate of Incorporation includes the following language:

    To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
    (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
    Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to our best interests, and, with respect to any criminal action, he had reasonable cause to believe his conduct was not unlawful. Our By-laws include the following provision:

    A reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called Indemnitees, who may be indemnified by a Delaware corporation pursuant to the provisions of such
    Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions, the Corporation in not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence,
    (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, it the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      WHERE YOU CAN FIND MORE INFORMATION


    We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You may also read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, NY 10048; and 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Please call the SEC at 1-800-SEC-0330 for information on their public reference rooms.

                        BPI PACKAGING TECHNOLOGIES, INC.
                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
INTERIM CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets at September 30, 1999
  (unaudited) and December 31, 1998.........................     F-2

Consolidated Statements of Operations (unaudited)--Three
  Month Periods ended September 30, 1999 and September 30,
  1998......................................................     F-3

Consolidated Statements of Operations (unaudited)--Nine
  Month Periods ended September 30, 1999 and September 30,
  1998......................................................     F-4

Consolidated Statements of Cash Flows (unaudited)--Nine
  Month Periods ended September 30, 1999 and September 30,
  1998......................................................     F-5

Notes to Consolidated Financial Statements (unaudited)......     F-6

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

Report of Independent Accountants--Livingston &
  Haynes, P.C. .............................................    F-13

Report of Independent Accountants...........................    F-14

Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................    F-15

Consolidated Statements of Operations for the year ended
  December 31, 1998, the 10-Month period ended December 31,
  1997 and the fiscal year ended February 28, 1997..........    F-16

Consolidated Statements of Stockholders' Equity for the year ended December 31, 1998, the 10-month period ended
  December 31, 1997 and the fiscal year ended February 28,
  1997......................................................    F-17

Consolidated Statements of Cash Flows for the year ended
  December 31, 1998, the 10-month period ended December 31,
  1997 and the fiscal year ended February 28, 1997..........    F-18

Notes to Consolidated Financial Statements..................    F-19

                        BPI PACKAGING TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                       ASSETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)
Current assets
  Cash......................................................   $   118,184    $    73,116
  Accounts receivable, net..................................     1,773,853        882,389
  Inventories...............................................     1,953,890        717,413
  Prepaid expenses..........................................        89,419         51,420
                                                               -----------    -----------
    Total current assets....................................     3,935,346      1,724,338
                                                               -----------    -----------
Property and equipment, net.................................    15,900,527     15,290,305
                                                               -----------    -----------
Deposits--leases and equipment purchases....................       143,078        149,851
Loans to officers, net......................................         6,617          6,072
Other assets................................................     1,631,412        581,399
                                                               -----------    -----------
                                                                 1,781,107        737,322
                                                               -----------    -----------
                                                               $21,616,980    $17,751,965
                                                               ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)
Current liabilities
  Note payable..............................................  $  2,395,022    $    814,311
  Trade notes payable.......................................            --         584,433
  Capital lease obligations due within one year.............            --       3,800,286
  Accounts payable..........................................     2,217,816       6,597,223
  Accrued expenses..........................................     1,532,839       2,676,239
  Note payable to related party.............................     1,573,585              --
                                                              ------------    ------------
    Total current liabilities...............................     7,719,262      14,472,492
                                                              ------------    ------------
Long-term liabilities
  Capitalized lease obligations.............................     6,800,000              --
  Subordinated debt.........................................     2,720,000              --
  Accounts payable long term................................       869,246              --
                                                              ------------    ------------
    Total long-term liabilities.............................    10,389,246              --

Stockholders' Equity
  Series B convertible preferred stock, $0.01 par value.....     1,466,954       1,466,954
  Series A convertible preferred stock, $0.01 par value.....       673,936         674,032
  Series C redeemable preferred stock, $0.01 par value......           100              --
  Common stock, $0.01 par value; shares
    authorized--150,000,000; shares issued and
    outstanding--27,131,221 at September 30, 1999 and
    21,495,621 at December 31, 1998.........................       271,312         214,956
  Subscribed Stock..........................................        74,960              --
  Capital in excess of par value............................    45,561,513      44,912,833
  Accumulated deficit.......................................   (44,540,303)    (43,989,302)
                                                              ------------    ------------
                                                                 3,508,472       3,279,473
                                                              ------------    ------------
                                                              $ 21,616,980    $ 17,751,965
                                                              ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1999            1998
                                                              -------------   -------------
                                                                       (UNAUDITED)
Net sales...................................................   $ 5,183,632     $ 2,927,730
Cost of goods sold..........................................     4,968,287       1,884,685
                                                               -----------     -----------
  Gross profit..............................................       215,345       1,043,045

Operating expenses:
  Selling, general and administrative.......................     1,078,423         972,641
                                                               -----------     -----------
  (Loss) income from operations.............................      (863,078)         70,404

Other (expense) income:
  Interest/other expense....................................      (522,609)        (66,967)
  Interest/other income.....................................        10,093           7,046
                                                               -----------     -----------
                                                                  (512,516)        (59,921)
Net income/(loss) before extraordinary income...............    (1,375,594)         10,483
Extraordinary income--gain on debt restructuring............         2,758              --
                                                               -----------     -----------
Net income/(loss) after extraordinary income................   $(1,372,836)    $    10,483
                                                               ===========     ===========
Earnings (loss) per share before extraordinary income:
Basic and diluted net earnings (loss) per share.............   $     (0.06)    $      0.00
Shares used in computing basic and diluted net earnings
  (loss) per share..........................................    22,359,512      21,163,496

Earnings (loss) per share after extraordinary income:
Basic and diluted net earnings (loss) per share.............   $     (0.06)    $      0.00
Shares used in computing basic and diluted net earnings
  (loss) per share..........................................    22,359,512      21,755,874

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    NINE MONTHS ENDED
                                                              -----------------------------
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  1999            1998
                                                              -------------   -------------
                                                                       (UNAUDITED)
Net sales...................................................   $12,655,596     $ 7,567,594
Cost of goods sold..........................................    10,963,520       6,406,468
                                                               -----------     -----------
  Gross profit..............................................     1,692,076       1,161,126

Operating expenses:
  Selling, general and administrative.......................     2,887,941       3,621,456
                                                               -----------     -----------
  (Loss) from operations....................................    (1,195,865)     (2,460,330)

Other (expense) income:
  Interest/other expense....................................    (1,354,713)       (343,119)
  Interest/other income.....................................        79,112          42,999
                                                               -----------     -----------
                                                                (1,275,601)       (300,120)
Net loss before extraordinary income........................    (2,471,466)     (2,760,450)
Extraordinary income--gain on debt restructuring............     1,920,465              --
                                                               -----------     -----------
Net loss after extraordinary income.........................   $  (551,001)    $(2,760,450)
                                                               ===========     ===========
Earnings (loss) per share before extraordinary income:
Basic and diluted net earnings (loss) per share.............   $     (0.11)    $     (0.13)
Shares used in computing basic and diluted net earnings
  (loss) per share..........................................    21,787,413      20,669,723

Earnings (loss) per share after extraordinary income:
Basic and diluted net earnings (loss) per share.............   $     (0.03)    $     (0.13)
Shares used in computing basic and diluted net earnings
  (loss) per share..........................................    21,787,413      20,669,723

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     NINE MONTHS ENDED
                                                              -------------------------------
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                   1999             1998
                                                              --------------   --------------
                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net loss..................................................   $  (551,001)     $(2,760,450)
                                                               -----------      -----------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................     2,064,011        2,155,187
    Gain on restructuring of accounts payable...............    (1,920,465)              --
    (Increase) in accounts receivable--trade................      (891,464)        (316,237)
    (Increase) decrease in inventories......................    (1,236,477)         199,503
    (Increase) decrease in prepaid expenses and other
      current assets........................................       (37,999)          46,273
    Increase (decrease) in accounts payable.................    (2,174,129)          95,922
    Increase in other accrued expenses......................      (499,977)        (187,637)
                                                               -----------      -----------
      Total adjustments.....................................    (3,696,546)       1,993,011
                                                               -----------      -----------
        Net cash used in operating activities...............    (4,247,547)        (767,439)
                                                               -----------      -----------
Cash flows from investing activities:
  (Additions) deductions to property and equipment..........      (939,365)         (19,507)
  Reduction of deposits related to equipment refinancing....         6,773               --
  Decrease in investments...................................            --            9,000
  (Additions) to property and equipment debt refinancing....    (1,678,973)              --
  (Increase) in advance to officers.........................          (545)            (485)
  Decrease in other assets..................................            --           82,328
                                                               -----------      -----------
        Net cash provided by (used in) by investing
          activities........................................    (2,612,110)         110,350
                                                               -----------      -----------
Cash flows from financing activities:
  Net proceeds (payments) under note payable--bank..........     1,580,711         (440,628)
  Capitalized financing costs...............................    (1,105,908)              --
  Principal payments on capital lease obligations...........            --         (252,353)
  Refinance of capital and operating leases.................    (5,443,763)              --
  Note payable to related party.............................     1,573,585               --
  Refinanced capital lease obligation.......................     6,800,000               --
  Subordinated debt addition................................     3,200,000               --
  Net proceeds from sales of stock and exercise of
    warrants................................................       300,100        1,403,151
                                                               -----------      -----------
        Net cash provided by (used in) financing
          activities........................................     6,904,725          710,170
                                                               -----------      -----------
Net increase in cash........................................        45,068           53,081
Cash at beginning of period.................................        73,116          125,220
                                                               -----------      -----------
Cash at end of period.......................................   $   118,184      $   178,301
                                                               ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete consolidated financial statements.

    Revenue is recognized upon the shipment of products and the passage of title to customers.

    In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) considered necessary for a fair statement of the interim financial data have been included. Results from operations for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.

    For further information, refer to the consolidated financial statements and the footnotes included in Amendment No. 4 to the Annual Report on Form 10-K/A for BPI Packaging Technologies, Inc. (the "Company") for the year ended December 31, 1998 and Current Reports on Form 8-K filed on February 11, 1999 and August 19, 1999 related to the January 1999 Financial Restructuring and refinancing of the Company.

NOTE 2:  FINANCIAL RESTRUCTURING

    On January 27, 1999, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with DGJ, L.L.C. ("DGJ") (the "January 1999 Financial Restructuring"), whereby the Company agreed to issue and sell to DGJ, and DGJ agreed to purchase from the Company the following:

1.  a Promissory Note in the aggregate principal amount of $3,200,000 (the
    "Note");

2. a Common Stock Purchase Warrant for the purchase of up to 80,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at an exercise price of $0.04 per share, exercisable until January 27, 2009; and

3.  1,629,930 shares of Series C Preferred Stock of the Company for $100.

    The Note matures on February 1, 2004 or earlier if the Company enters into a merger agreement, completes a public offering in excess of $10,000,000, defaults on the payment of interest or sells 50% or more of its shares in the Company to a stockholder not previously an investor in the Company. The Note had an interest rate of 6% per annum.

    As part of the new financing agreement obtained with a bank on August 19, 1999, the Company entered into an amended loan agreement with DGJ (the "Amended Note"), which restates the Note and includes $1,573,585, representing subsequent advances made to the Company, an equipment loan made in March 1999 and past due interest on obligations of the Company to DGJ. The Amended Note bears interest at 10% per annum. The addition to the Note is payable on demand. An intercreditor agreement with the bank providing credit line financing as of August 19, 1999, provides certain terms that must be met by the Company before DGJ can collect on its obligations. The Company failed to make interest payments to DGJ of $54,366 as of September 30, 1999 and $40,347 in each of October and November 1999, or $135,060 in total on its obligation. As this has caused an Event of Default, as defined in the Amended Note, DGJ, the holder of the Amended Note, is entitled to various rights and remedies under the Amended Note and the Securities Purchase Agreement, including, but not limited to, the right to declare all or any part of the unpaid principal amount of the Amended Note outstanding to be due and payable. As of November 10, 1999, DGJ has indicated a willingness to defer

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 2:  FINANCIAL RESTRUCTURING (CONTINUED)

exercising its rights and remedies upon default pending discussion with the Company regarding how the Amended Note default is to be cured.

    In conjunction with the January 1999 Financial Restructuring, DGJ required certain members of the Company's management, C. Jill Beresford, James F. Koehlinger, Richard H. Nurse, Hanspeter Schulz and Ivan J. Hughes, to invest, in the aggregate, $300,000 in the Company's warrants. As of September 30, 1999, 5,626,000 of the 7,500,000 issued warrant shares were converted into Common Stock.

    The shares of the Series C Preferred Stock were purchased by DGJ for an aggregate purchase price of $100. Some of the rights and restrictions of Series C Preferred Stock include the following: (i) the holders of Series C Preferred Stock have no voting rights; provided, however, upon an Event of Default, as defined in the Securities Purchase Agreement, holders of the Series C Preferred Stock will be entitled to vote with the holders of the Common Stock as a single class on each matter submitted to a vote to the Company's stockholders, with each share of the Series C Preferred Stock having 30 votes; (ii) if the Note has been retired in its entirety, the Company, at its option, may elect to redeem all or a portion of the outstanding Series C Preferred Stock, at an aggregated redemption price of $100 plus accrued interest at a rate of 6% per annum commencing on January 27, 1999; and (iii) the shares of the Series C Preferred Stock are not convertible into shares of Common Stock.

    In conjunction with the January 1999 Financial Restructuring, the Company entered into agreements with most of its unsecured creditors that provided a discounted payment in February 1999 or a non-interest bearing agreement to pay the entire balance over a three-year period. The unsecured creditor agreements, together with the January 1999 Financial Restructuring referred to above, allowed the Company to restructure trade notes payable of $584,000 and accounts payable of $6,597,000, or a total of $7,181,000, compared to $1,874,000 of current accounts payable and $1,426,000 of long-term debt, or a total of $3,300,000 after refinancing. Unsecured creditors of the Company owed approximately $3,009,000 as of January 27, 1999 selected the discounted payment plan resulting in extraordinary income of $1,920,465 during the first nine months of 1999. This gain of $1,920,465 was recorded as extraordinary income amounting to $0.08 per share. The tax effect of this gain reduced the net operating tax loss carry-forward from prior years which has been fully reserved and, therefore, has no impact on current operations. The balance of the unsecured creditors either selected the three-year payment plan, are currently negotiating with the Company or did not reach discounted or deferred agreements with the Company. The Company did not recognize any gain under the three-year payment arrangement.

    At December 31, 1998, the Company had a $2,000,000 revolving line of credit secured by accounts receivable. Borrowings under the line of credit were subject to 70% of qualifying accounts receivable, less the aggregate amount utilized under all commercial and standby letters of credit and bank acceptances. The line of credit bore interest at prime plus 6% (14.5% at December 31, 1998). In addition, the Company paid 2% interest on all new invoices submitted for financing. The credit line was for one year and subject to renewal annually. At December 31, 1998, the balance under the line of credit was $814,311, which was the maximum available based on the qualifying accounts receivable. Subsequent to December 31, 1998, the Company repaid this note payable in full in connection with its January 1999 Financial Restructuring (Note 7).

    The gain on the restructuring of trade notes payable and accounts payable was accounted for as an extraordinary item in the Company's Consolidated Statements of Operations for the nine month period ended September 30, 1999. The creditors who selected the long-term debt agreement are being paid

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 2:  FINANCIAL RESTRUCTURING (CONTINUED)

their balances due over a 36-month period in 36 equal installments with no interest. The Company was involved in a patent infringement suit and reached a settlement on January 27, 1999 to pay the balance due of $200,000 as part of the restructuring of the Company's debt described above.

    On August 19, 1999, the Company entered into a credit line agreement with a bank that provides the Company with $4,000,000 of financing secured by the Company's accounts receivables, inventory and other certain assets. The loan facility bears interest at a rate of 1.5% above the bank's prime rate. At September 30, 1999, the balance outstanding under this agreement was $2,395,022 (Note 7).

    On October 12, 1999, DGJ advanced an additional $102,000 to the Company, for the purchase of additional equipment, pursuant to a promissory note providing for a single principal payment on February 1, 2004. The annual interest rate is 10%, and interest is due monthly. The note is secured, subject to the same subordination terms as the Amended Note, as reflected in the intercreditor agreement, described above.

    The Company's previous equipment, capital and operating leases were replaced with a new equipment lease with DGJ in January 1999. Obligations of $3,800,000 and accrued lease obligations of $1,643,000 were retired and $1,679,000 of equipment previously treated as operating leases were added to the property and equipment accounts. The new lease carries no debt reduction obligation and is treated as long-term debt. The Company's combined monthly payments under the retired leases were reduced from approximately $305,000 per month to $102,000 per month under the new lease agreement with DGJ. The lease obligation is a ten-year lease with monthly payments of $102,000 representing interest only. The total principal amount of the lease is $6,800,000 and is due at the end of the lease term. The lease was recorded as a capital lease during the quarter ended March 31, 1999 and is being treated as such on an on-going basis. The lease requires the Company to meet certain financial covenants, including, but not limited to, earnings targets and debt-to-equity ratios.

    The Company is in default on the equipment lease with DGJ as it failed to make lease payments of $102,000 per month for the months of September, October and November 1999 or $306,000 in total. As this has caused an Event of Default, as defined in the equipment lease, DGJ is entitled to various rights and remedies under the equipment lease and the Securities Purchase Agreement, including, but not limited to, the right to have any and all remaining sums under the lease become immediately due and payable and the right to repossess the leased equipment. As of November 10, 1999, DGJ has indicated a willingness to defer exercising its rights and remedies upon default pending discussion with the Company regarding how the equipment lease default is to be cured.

    The note payable, warrants and Series C Preferred Stock purchased by DGJ for $3,200,200 were valued using a discounted cash flow analysis, at an assumed rate of 14%. Net cash proceeds after fees were assigned to the various components of this transaction based upon the discounted value of the note payable at 14%. Of the $3,200,200, $480,000 has been recorded as additional capital in excess of par value related to the warrants. The Series C Preferred Stock is determined to have no value separate from the warrants because it is not convertible to Common Stock and its redemption price is the same as its purchase price, $100 plus accrued interest at 6% per annum beginning on January 27, 1999. Also, the Series C Preferred Stock has no preference in liquidation, although, it has a voting preference. The fair market value of the Common Stock on January 27, 1999 was $0.28 per share. The warrants have an exercise price of $0.04 per share.

    Accounts payable long term consists of amounts due to vendors who selected a 36-month payment plan as part of the Company's financial restructuring. The payment plan current portion is included in current liabilities.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 3:  BASIC AND DILUTED NET LOSS PER SHARE

    The Company is required to present "basic" and "diluted" earnings per share. Basic earnings per share is computed by dividing the income available to common stockholders by the weighted average number of common shares outstanding for the period. For the purposes of calculating diluted earnings per share, the denominator includes both the weighted average number of common shares outstanding and potential dilutive common shares outstanding for the period.

    For the nine month periods ended September 30, 1999 and 1998, the Company had recorded a net loss before extraordinary income. Therefore, basic and diluted earnings per share are the same due to the anti-dilutive effect of potential common shares outstanding. Anti-dilutive potential common shares excluded from the computation include common shares issuable upon the exercise of stock options, common shares issuable upon the conversion of redeemable convertible preferred stock or upon the exercise of warrants.

NOTE 4:  ACCOUNTS RECEIVABLE-NET

    Accounts receivable-net consists of the following:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Accounts receivable-trade...................................   $1,904,306      $1,066,841
Allowance for doubtful accounts.............................      (54,553)       (109,452)
Allowance for credits.......................................      (75,900)        (75,000)
                                                               ----------      ----------
                                                               $1,773,853      $  882,389
                                                               ==========      ==========

NOTE 5:  INVENTORIES

    Inventories consist of the following:

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
Raw materials...............................................   $  799,304      $  296,427
Finished goods..............................................    1,154,586         420,986
                                                               ----------      ----------
                                                               $1,953,890      $  717,413
                                                               ==========      ==========

NOTE 6:  PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost, which includes costs of assets constructed or purchased, related delivery and installation costs and interest incurred on significant capital projects during their construction and installation periods. Property under capital leases is recorded at the lower of the present value of future minimum rental payments or the fair value of the property at the beginning of the lease term. Maintenance and repairs that do not extend the useful life of the asset or improve capacity are charged to expense when incurred. Machinery and equipment are depreciated using the straight-line method over a period of eleven years. Leasehold improvements consist of costs relating to buildings and equipment under lease and are amortized using the straight-line method over the shorter of the life of the asset or the remaining life of the lease.

    The carrying value of property and equipment is periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying values may not be recoverable.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 7:  NOTE PAYABLE

    At December 31, 1998, the Company had a $2,000,000 revolving line of credit secured by accounts receivable. Borrowings under the line of credit were subject to 70% of qualifying accounts receivable, less the aggregate amount utilized under all commercial and standby letters of credit and bank acceptances. The line of credit bore interest at prime plus 6% (14.5% at December 31, 1998). In addition, the Company paid 2% interest on all new invoices submitted for financing. The credit line was for one year and subject to renewal annually. At December 31, 1998, the balance under the line of credit was $814,311, which was the maximum available based on the qualifying accounts receivable. Subsequent to December 31, 1998, the Company repaid this note payable in full in connection with its financial restructuring (Note 2).

    On August 19, 1999, the Company entered into a credit line agreement with a bank that provides the Company with $4,000,000 of financing secured by the Company's accounts receivables, inventory and other certain assets. The loan facility bears interest at a rate of 1.5% above the bank's prime rate. At September 30, 1999, the balance outstanding under this agreement was $2,395,022 (Note 2).

NOTE 8:  NOTE PAYABLE--RELATED PARTY

    On January 27, 1999 the Company issued a promissory note in the aggregate principal amount of $3,200,000 to DGJ, L.L.C. ("DGJ") (Note 2). The Note matures at the latest on February 1, 2004, had an interest rate of 6% per annum payable monthly in arrears and is secured by all assets of the Company. As part of the new financing agreement obtained with a bank on August 19, 1999, the Company entered into an amended loan agreement with DGJ (the "Amended Note"), which restates the Note and includes $1,573,585, representing subsequent advances made to the Company, an equipment loan made in March 1999 and past due interest on obligations of the Company to DGJ. The Amended Note bears interest at 10% per annum. The addition to the Note is payable on demand. An intercreditor agreement with the bank providing credit line financing as of August 19, 1999, provides certain terms that must be met by the Company before DGJ can collect on its obligations. The Company failed to make interest payments to DGJ of $54,366 as of September 30, 1999 and $40,347 in each of October and November 1999, or $135,060 in total on its obligation. As this has caused an Event of Default, as defined in the Amended Note, DGJ is entitled to various rights and remedies under the Amended Note and the Securities Purchase Agreement, including, but not limited to, the right to declare all or any part of the unpaid principal amount of the Amended Note outstanding to be due and payable. As of November 10, 1999, DGJ has indicated a willingness to defer exercising its rights and remedies upon default pending discussion with the Company regarding how the Amended Note default is to be cured.

                        BPI PACKAGING TECHNOLOGIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9: CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                                           SERIES A
                              SERIES B CONVERTIBLE        CONVERTIBLE             SERIES C
                                 PREFERRED STOCK        PREFERRED STOCK       PREFERRED STOCK          COMMON STOCK
                              ---------------------   -------------------   --------------------   ---------------------
                               SHARES      AMOUNT      SHARES     AMOUNT     SHARES      AMOUNT      SHARES      AMOUNT
                              --------   ----------   --------   --------   ---------   --------   ----------   --------
Balance at December 31,
  1998......................  146,695    $1,466,954   212,258    $674,032           0     $  0     21,495,621   $214,956
  Subscribed stock..........
  Net loss for the nine
    months ending
    September 30, 1999......
  Ascribed value of
    Series C preferred
    stock under refinancing
    of 1/27/99..............
  Issuance of stock during
    financial
    restructuring...........                                                1,629,930     $100
  Conversion of Series A
    Convertible Preferred
    Stock to Common Stock...                           (9,600)   $    (96)                              9,600   $     96
  Warrants exercised
    subscribed stock........                                                                        5,626,000   $ 56,260
Balance at September 30,
  1999......................  146,695    $1,466,954   202,658    $673,936   1,629,930     $100     27,131,221   $271,312


                                 SUBSCRIBED STOCK      CAPITAL IN
                              ----------------------    EXCESS OF    ACCUMULATED
                                SHARES      AMOUNT      PAR VALUE      DEFICIT        TOTAL
                              ----------   ---------   -----------   ------------   ----------
Balance at December 31,
  1998......................           0   $       0   $44,912,833   $(43,989,302)  $3,279,473
  Subscribed stock..........   7,500,000   $ 300,000                                $  300,000
  Net loss for the nine
    months ending
    September 30, 1999......                                         $   (551,001)  $ (551,001)
  Ascribed value of
    Series C preferred
    stock under refinancing
    of 1/27/99..............                           $   480,000                  $  480,000
  Issuance of stock during
    financial
    restructuring...........                           $      (100)                 $        0
  Conversion of Series A
    Convertible Preferred
    Stock to Common Stock...                                                        $        0
  Warrants exercised
    subscribed stock........  (5,626,000)  $(225,040)  $   168,780                  $        0
Balance at September 30,
  1999......................   1,874,000   $  74,960   $45,561,513   $(44,540,303)  $3,508,472

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 10:  RELATED PARTY TRANSACTIONS

    Ivan J. Hughes, Chairman of the Board of Directors of the Company, is the President of the Plastic's Division, and a director and a member of the Executive and Compensation Committees of Duro Bag Manufacturing Company ("Duro Bag"). During the first, second and third quarters, Duro Bag issued purchase orders for $591,848, $605,748 and $665,486, respectively, to the Company to purchase bags for Duro Bag customers. Orders from Duro Bag represented 18% of sales during the first quarter period ended March 31, 1999, 15% of sales during the second quarter period ended June 30, 1999 and 13% of sales during the third quarter period ended September 30, 1999. The Company expects similar orders from Duro Bag during the fourth quarter of 1999. The Company manufacturers these products on behalf of Duro Bag for its customers. The Company sells these products on terms as contracted between Duro Bag and its customers, which terms are equal, if not better, than the Company could obtain from its other customers for these products.

    In November 1990, the Company established an officer's loan receivable to Dennis N. Caulfield, its Chairman for $132,197. The note was amended in April 1998 and the interest rate changed to 6% effective from November 1990 and is now payable on or before January 1, 2001. Interest on the loan, along with advances for travel not offset by expense records, caused the loan balance to equal $586,978 as of December 31,1997. Mr. Caulfield did not make any payments against the loan from the period beginning 1990 through December 31, 1997. Accordingly, the Company reserved the full amount of this loan on that date. Also, no payments were made in 1998. In addition, the Company paid, on behalf of the former Chairman, approximately $36,000 of a $200,000 personal income tax levy imposed by the Massachusetts Department of Revenue on Mr. Caulfield in exchange for an interest bearing note due on or before June 30, 1998, which has not yet been repaid. This note was reserved for as of September 30, 1999.

    Effective February 26, 1994, Ronald Caulfield exchanged his 49,500 shares of common stock of RC America for 200,000 shares of the Company's Common Stock, pursuant to the terms of a Stock Exchange Agreement by and between the Company and Ronald Caulfield (the "Exchange Agreement"). The Exchange Agreement also provides for the issuance to Ronald Caulfield of up to an additional 100,000 shares of the Company's Common Stock over a five year period based on RC America attaining certain levels of pre-tax earnings. No shares of Common Stock were issued in 1998 or for the 10 month period ended December 31, 1997. As a result of RC America's earnings for the fiscal year ended February 28, 1997 and February 23, 1996, 2,649 and 2,550 shares, respectively, of the 100,000 shares of Common Stock were issued to Mr. Ronald Caulfield. The Exchange Agreement contains demand and piggy-back registration rights for the shares.

    Four of the Company's directors, Gary R. Edidin, Allen S. Gerrard, Theodore
L. Koenig and Bruce M. Fleisher, are either related to DGJ or have been designated by DGJ. The January 1999 Financial Restructuring and loan described in Note 2, Note 8 and all other transactions between the Company and DGJ will be deemed to be related party transactions due to the relationships of these directors with DGJ. Also, Mr. Koenig is counsel to the Chicago-based law firm of Holleb & Coff, which provides legal services to the Company.

NOTE 11:  RECLASSIFICATIONS

    Certain distribution costs in the Consolidated Statements of Operations for the period ended September 30, 1999 have been reclassified to conform with current presentation.

          REPORT OF INDEPENDENT ACCOUNTANTS--LIVINGSTON & HAYNES, P.C.

                                 March 22, 1999

To the Board of Directors and Stockholders of BPI Packaging Technologies, Inc.

    We have audited the accompanying consolidated balance sheet of BPI Packaging Technologies, Inc., (the "Company") and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity, cash flows and Schedule 2, Valuation and Qualifying Accounts for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 1997 financial statements were audited by other auditors whose report dated May 22, 1998, on those statements, included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 1998 and the results of their operations, their changes in stockholders' equity and cash flows for the year then ended are in conformity with generally accepted accounting principles.

/s/ Livingston & Haynes, P.C.

Livingston & Haynes, P.C.
Wellesley, Massachusetts

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Stockholders of BPI Packaging Technologies, Inc.

    In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity as of December 31, 1997 and for the ten month period ended December 31, 1997 and for the year ended February 28, 1997 (appearing on pages F-16 through F-37 of this Form S-1 Registration Statement) present fairly, in all material respects, the financial position of BPI Packaging Technologies, Inc. and its subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the 10 month period ended December 31, 1997 and for the year ended
February 28, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule on page S-2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of BPI Packaging Technologies, Inc. for any periods subsequent to December 31, 1997.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has net working capital and operating cash flow deficiencies. In addition, the Company is in default on its capital lease obligations and its note payable. All of these factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    As discussed in Notes 1 and 6 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," for the year ended February 28, 1997.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 22, 1998

                        BPI PACKAGING TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                                              -----------------   -----------------
Current assets:
  Cash......................................................    $     73,116        $    125,220
  Accounts receivable, net..................................         882,389             721,239
  Inventories, net..........................................         717,413           1,057,866
  Prepaid expenses..........................................          51,420              52,948
                                                                ------------        ------------
  Total current assets......................................       1,724,338           1,957,273
                                                                ------------        ------------
Property and equipment, net.................................      15,290,305          17,828,860
                                                                ------------        ------------
Deposits--leases and equipment purchases....................         149,851             141,284
Loans to officers, net......................................           6,072               5,416
Other assets, net...........................................         581,399           1,037,907
                                                                ------------        ------------
                                                                     737,322           1,184,607
                                                                ------------        ------------
                                                                $ 17,751,965        $ 20,970,740
                                                                ============        ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Note payable................................................    $    814,311        $  1,162,349
Trade notes payable.........................................         584,433             584,433
Capital lease obligations due within one year...............       3,800,286           4,426,205
Accounts payable............................................       6,597,223           6,714,870
Accrued expenses............................................       2,676,239           2,967,348
                                                                ------------        ------------
Total current liabilities...................................      14,472,492          15,855,205
                                                                ------------        ------------
Commitments and contingencies

Stockholders' Equity
Series B convertible preferred stock, $.01 par value........       1,466,954           1,466,954
Series A convertible preferred stock, $.01 par value........         674,032           1,126,932
Common stock, $.01 par value; shares authorized--60,000,000
  at December 31, 1998 and 1997 Shares issued and
  outstanding--21,495,621 and 19,513,496 at December 31,
  1998 and 1997, respectively...............................         214,956             195,135
Capital in excess of par value..............................      44,912,833          43,076,603
Accumulated deficit.........................................     (43,989,302)        (40,750,089)
                                                                ------------        ------------
                                                                   3,279,473           5,115,535
                                                                ------------        ------------
                                                                $ 17,751,965        $ 20,970,740
                                                                ============        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    10 MONTH PERIOD       FISCAL YEAR
                                               FISCAL YEAR ENDED         ENDED               ENDED
                                               DECEMBER 31, 1998   DECEMBER 31, 1997   FEBRUARY 28, 1997
                                               -----------------   -----------------   -----------------
Net sales....................................     $10,382,819         $ 13,951,725        $ 30,810,037
Cost of goods sold...........................       8,826,905           17,311,037          27,784,329
                                                  -----------         ------------        ------------
Gross profit (loss)..........................       1,555,914           (3,359,312)          3,025,708
Operating expenses:
Selling, general and administrative..........       4,301,842            6,137,985           8,695,612
Bad debt expense.............................              --              319,736              93,165
Write-down of impaired assets and related
  expenses...................................              --                   --           5,385,000
Patent infringement settlement...............              --                   --             512,648
                                                  -----------         ------------        ------------
Loss from operations.........................      (2,745,928)          (9,817,033)        (11,660,717)
Other (expense) income:
Allowance for officer loan...................         (68,039)            (586,978)                 --
Interest expense.............................        (471,166)            (984,064)         (1,112,647)
Interest income..............................          45,920               49,206               9,133
                                                  -----------         ------------        ------------
Net loss.....................................     $(3,239,213)        $(11,338,869)       $(12,764,231)
                                                  ===========         ============        ============
Basic and diluted net loss per share.........     $     (0.16)        $      (0.73)       $      (0.96)
Shares used in computing basic and diluted
  net loss per share.........................      20,849,356           15,579,747          13,261,815

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

        FOR THE YEAR ENDED DECEMBER 31, 1998, THE 10 MONTH PERIOD ENDED DECEMBER 31, 1997 AND FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997

                                                                 SERIES A                SERIES B
                                                                CONVERTIBLE             CONVERTIBLE
                                       COMMON STOCK           PREFERRED STOCK         PREFERRED STOCK      CAPITAL IN
                                   ---------------------   ---------------------   ---------------------    EXCESS OF
                                     SHARES      AMOUNT     SHARES      AMOUNT      SHARES      AMOUNT      PAR VALUE
                                   ----------   --------   --------   ----------   --------   ----------   -----------
Balance at February 23, 1996.....  11,800,909    118,009    303,946    1,215,784   146,695     1,466,954    33,615,213
  Sale of common stock pursuant
    to Regulation S and
    Regulation D private
    placement offerings, net of
    issuance costs...............   1,207,500     12,075                                                     2,194,793
  Sale of common and preferred
    stock pursuant to partial
    exercise of underwriter's
    warrants from prior public
    offerings, net of issuance
    costs........................     402,600      4,026    100,000      225,000                               851,024
  Conversion of Series A
    convertible preferred stock
    to common stock..............      56,800        568    (56,800)    (227,200)                              226,632
  Sale of common stock pursuant
    to exercise of class B
    warrants from the Company's
    third public offering, net of
    issuance costs...............     511,761      5,118                                                     1,092,799
  Issuance of common stock based
    on RC America's FY96
    results......................       2,550         26                                                         5,074
  Issuance of 92,308 Regulation S
    common shares in exchange for
    Series C redeemable preferred
    stock........................      92,308        923                                                       149,077
  Net loss for the year ended
    February 28, 1997............
                                   ----------   --------   --------   ----------   -------    ----------   -----------
Balance at February 28, 1997.....  14,074,428    140,745    347,146    1,213,584   146,695     1,466,954    38,134,612
  Conversion of Series A
    convertible preferred stock
    to common stock..............      21,663        217    (21,663)     (86,652)                               86,435
  Issuance of common stock based
    on RC America FY 97
    results......................       5,280         52                                                         8,527
  Sale of common stock pursuant
    to Regulation S and
    Regulation D private
    placement offerings, net of
    issuance costs...............   4,991,125     49,911                                                     4,354,080
  Issuance of common stock in
    exchange for commission on
    private placement
    offerings....................     387,500      3,875                                                       383,626
  Issuance of common stock in
    exchange for consulting
    services.....................      33,500        335                                                        33,165
  Warrants granted to
    consultants..................                                                                               76,158
  Net loss for the 10 month
    period ended December 31,
    1997.........................
                                   ----------   --------   --------   ----------   -------    ----------   -----------
Balance at December 31, 1997.....  19,513,496    195,135    325,483    1,126,932   146,695     1,466,954    43,076,603
  Sale of Stock pursuant to
    Regulation D private
    offerings, net of issuance
    costs........................   1,868,900     18,689                                                     1,264,262
  Warrants granted for lease
    extension....................                                                                              120,200
  Conversion of Series A
    Convertible Preferred........     113,225      1,132   (113,225)    (452,900)                              451,768
  Net loss for the year ended
    December 31, 1998............
                                   ----------   --------   --------   ----------   -------    ----------   -----------
Balance at December 31, 1998.....  21,495,621   $214,956    212,258   $  674,032   146,695    $1,466,954   $44,912,833
                                   ==========   ========   ========   ==========   =======    ==========   ===========


                                     ACCUMU-
                                      LATED
                                     DEFICIT         TOTAL
                                   ------------   ------------
Balance at February 23, 1996.....  (16,646,989)     19,768,971
  Sale of common stock pursuant
    to Regulation S and
    Regulation D private
    placement offerings, net of
    issuance costs...............                    2,206,868
  Sale of common and preferred
    stock pursuant to partial
    exercise of underwriter's
    warrants from prior public
    offerings, net of issuance
    costs........................                    1,080,050
  Conversion of Series A
    convertible preferred stock
    to common stock..............                           --
  Sale of common stock pursuant
    to exercise of class B
    warrants from the Company's
    third public offering, net of
    issuance costs...............                    1,097,917
  Issuance of common stock based
    on RC America's FY96
    results......................                        5,100
  Issuance of 92,308 Regulation S
    common shares in exchange for
    Series C redeemable preferred
    stock........................                      150,000
  Net loss for the year ended
    February 28, 1997............
                                   ------------   ------------
Balance at February 28, 1997.....  (29,411,220)     11,544,675
  Conversion of Series A
    convertible preferred stock
    to common stock..............                           --
  Issuance of common stock based
    on RC America FY 97
    results......................                        8,579
  Sale of common stock pursuant
    to Regulation S and
    Regulation D private
    placement offerings, net of
    issuance costs...............                    4,403,991
  Issuance of common stock in
    exchange for commission on
    private placement
    offerings....................                      387,501
  Issuance of common stock in
    exchange for consulting
    services.....................                       33,500
  Warrants granted to
    consultants..................                       76,158
  Net loss for the 10 month
    period ended December 31,
    1997.........................  (11,338,869)    (11,338,869)
                                   ------------   ------------
Balance at December 31, 1997.....  (40,750,089)      5,115,535
  Sale of Stock pursuant to
    Regulation D private
    offerings, net of issuance
    costs........................                    1,282,951
  Warrants granted for lease
    extension....................                      120,200
  Conversion of Series A
    Convertible Preferred........                           --
  Net loss for the year ended
    December 31, 1998............   (3,239,213)     (3,239,213)
                                   ------------   ------------
Balance at December 31, 1998.....  $(43,989,302)  $  3,279,473
                                   ============   ============

     The accompanying notes are an integral part of consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            10 MONTH
                                                    FISCAL YEAR ENDED     PERIOD ENDED      FISCAL YEAR ENDED
                                                    DECEMBER 31, 1998   DECEMBER 31, 1997   FEBRUARY 28, 1997
                                                    -----------------   -----------------   -----------------
Cash flows from operating activities:
Net Loss..........................................     $(3,239,213)       $(11,338,869)        $(12,764,231)
                                                       -----------        ------------         ------------
Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
  Depreciation and amortization...................       2,538,880           2,186,621            3,417,849
  Write-down of impaired assets and related
    Expenses......................................              --                  --            5,897,648
  Inventory reserve...............................        (290,000)           (925,000)           1,215,000
  Allowance for lease losses......................              --           1,643,377                   --
  Allowance for officer loan......................              --             586,978                   --
  Warrants and common stock granted to
    consultants...................................              --             109,658                   --
  Allowance for uncollectible trade receivables...              --             175,000                   --
Changes in assets and liabilities:
  (Increase) Decrease in accounts
    receivable--trade.............................        (161,150)          1,197,521               84,372
  (Increase) Decrease in inventories..............         630,453           4,401,587           (1,821,856)
  (Increase) Decrease in prepaid expenses.........           1,528             217,538             (302,566)
  Increase (Decrease) in other assets, net........         456,508             840,896             (198,418)
  (Decrease) Increase in accounts payable.........        (117,647)            209,020            3,218,584
  (Decrease) Increase in other accrued expenses...        (291,109)            364,134              132,409
                                                       -----------        ------------         ------------
    Total Adjustments.............................       2,767,463          11,007,330           11,643,022
                                                       -----------        ------------         ------------
    Net cash used in operating activities.........        (471,750)           (331,539)          (1,121,209)
                                                       -----------        ------------         ------------
Cash flows from investing activities:
  Additions to property and equipment.............            (325)           (212,144)          (1,549,878)
  Cost of patents.................................              --                  --             (144,928)
  Decrease (increase) in deposits, net............          (8,567)            (12,823)             388,922
  Advances to officers............................            (656)           (112,597)             (44,560)
                                                       -----------        ------------         ------------
      Net cash used in investing activities.......          (9,548)           (337,564)          (1,350,444)
                                                       -----------        ------------         ------------
Cash flows from financing activities:
Net (payments) borrowings under note payable......        (348,038)         (2,571,128)             (19,127)
Principal payments on long-term debt and capital
  lease Obligations...............................        (625,919)         (1,492,754)          (1,945,014)
Net proceeds from sales and issuances of stock....       1,403,151           4,800,071            4,384,835
                                                       -----------        ------------         ------------
    Net cash provided by financing activities.....         429,194             736,189            2,420,694
                                                       -----------        ------------         ------------
Net (decrease) increase in cash...................         (52,104)             67,086              (50,959)
Cash at beginning of period.......................         125,220              58,134              109,093
                                                       -----------        ------------         ------------
Cash at end of period.............................     $    73,116        $    125,220         $     58,134
                                                       ===========        ============         ============
Cash paid for interest............................     $   471,166        $    900,855         $  1,093,648
                                                       ===========        ============         ============

Non-cash investing and financing activities:

    Capital lease obligations of $590,069 were incurred in fiscal year 1997 when the Company entered into capital lease agreements to purchase machinery and equipment.

    During the 10 month period ended December 31, 1997, two trade payables, totaling $584,433, were converted into trade notes payable (Note 10).

  The accompanying notes are an integral part of these consolidated financial statements.

                        BPI PACKAGING TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    BPI Packaging Technologies, Inc. (the "Company") converts commercially available high molecular weight, high density polyethylene resins into thin film, which is either sold directly into industrial or packaging applications or converted in-house into carryout bags of "T-shirt sack" design for supermarkets, convenience stores and other retail markets. The Company utilizes advanced, high quality extrusion, printing and bag making equipment, which was installed between 1990 and 1997. The Company operated two wholly-owned subsidiaries: RC America, Inc., which purchased surplus inventory from manufacturers of consumer products and markets and sells the products to mass merchandise retailers and other retail chains; and Market Media, Inc., which sells and markets in store advertising and promotion programs and anti-smoking advertising programs in public schools. Operations of these two subsidiaries ceased during the year ended December 31, 1998.

SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

    The Company changed its fiscal year during the period ended December 31, 1997 to coincide with the calendar year, resulting in a 10 month period. In the previous year, the Company's fiscal year ended February 28, 1997. The Company was unable to accurately recast operating results to provide for a 12 month period ending December 31, 1997 because monthly closing of the records were not undertaken during the months in question. The months of January and February are the lowest sales periods of the year under normal seasonality trends.

REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

    The Company recognizes revenues on an accrual basis upon shipment of products and passage of title to the Company's customers. Concentration of credit risk with respect to accounts receivable is limited due to the number and diversity of customers comprising the Company's customer base. The Company maintains reserves for potential credit losses.

INVENTORIES

    The Company values its inventories at the lower-of-cost, determined using the first-in, first-out (FIFO) method, or market. Cost includes material and conversion costs.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost which includes costs of assets constructed or purchased, related delivery and installation costs and interest incurred on significant capital projects during their construction and installation periods. Property under capital leases is recorded at the lower of the present value of future minimum rental payments or the fair value of the property at the beginning of the lease term. Maintenance and repairs that do not extend the useful life of the asset or improve capacity are charged to expense when incurred. Machinery and equipment are depreciated using the straight-line method over a period of eleven years. Leasehold improvements consist of costs relating to buildings and equipment under lease and are amortized using the straight-line method over the shorter of the life of the asset or the remaining life of the lease.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The carrying value of property and equipment is periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying values may not be recoverable.

PATENTS

    Costs associated with obtaining patents are capitalized as incurred and amortized on a straight-line basis over the shorter of the legal term of 17 years or the estimated economic life of the patent.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes. This method requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, it requires the recognition of future tax benefits, like net operating loss carry-forwards, to the extent that realization of these benefits is more likely than not to occur.

ADVERTISING COSTS

    Advertising and trade show costs are expensed as incurred. Total advertising expenses were $42,127, $113,478 and $309,316 for the year ended December 31, 1998, the 10 month period ended December 31, 1997 and for the fiscal year ended February 28, 1997.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the results of the Company's wholly-owned subsidiaries, RC America, Inc., and Market Media, Inc. Operations of these two subsidiaries ceased during the year ended December 31, 1998. All inter-company activity has been eliminated in consolidation. The Company operates in one reportable segment under SFAS No. 131. The activities of RC America, Inc. and Market Media, Inc. were not significant to the overall operations of the Company. Therefore, RC America, Inc. and Market Media, Inc. are not presented as discontinued operations.

BASIC AND DILUTED NET LOSS PER SHARE

    In February 1997, the Financial Accounting Standards Boards issued SFAS
No. 128, "Earnings per Share", which supersedes Accounting Principles Board Opinion No. 15 and specifies the computation, presentation and disclosure requirements of earnings per share. SFAS No. 128 requires the presentation of "basic" and "diluted" earnings per share. Basic earnings per share is computed by dividing the income available to common stockholders by the weighted average number of common shares outstanding for the period. For the purposes of calculating diluted earnings per share, the denominator includes both the weighted average number of common shares outstanding and potential dilutive common shares outstanding for the period. As required, the Company adopted SFAS No. 128 in the fourth quarter of the 10 month period ended December 31, 1997. All prior periods earnings per share amounts have been restated to comply with SFAS No. 128.

    For each of the years presented the Company has recorded a net loss. Therefore, basic and diluted earnings per share are the same due to the antidilutive effect of potential common shares outstanding.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 1: ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Antidilutive potential common shares excluded from the year ended December 31, 1998, the 10 month period ended December 31, 1997 and the fiscal year ended February 28, 1997 computation include 649,557, 783,117 and 773,830 common shares, respectively, issuable upon the exercise of stock options. Antidilutive potential common shares excluded from the year ended December 31, 1998, the 10 month period ended December 31, 1997 and the fiscal year ended February 28, 1997 computation also included 358,953, 472,178 and 493,841 common shares issuable upon the conversion of redeemable convertible preferred stock. Antidilutive potential common shares excluded from the 10 month period ended December 31, 1997 computation included 109,323 issuable upon the exercise of warrants. Antidilutive potential common shares excluded from the year ended December 31, 1998 computation included 120,200 common shares issuable upon the exercise of warrants.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments are comprised of cash, accounts receivable, deposits, accounts payable and bank borrowings, all of which approximate fair value.

ACCOUNTING FOR STOCK-BASED COMPENSATION

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation"
("SFAS 123"). SFAS 123 allows an entity to account for employee stock compensation under a fair value based method or SFAS 123 also allows an entity to continue to measure costs for employee stock based compensation plans using the intrinsic value-based method of accounting under APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"), supplemented by the appropriate note disclosure. The Company continues to account for employee stock-based compensation under APB 25 and has made the pro forma disclosures required under SFAS 123 (Note 20).

IMPAIRMENT OF LONG-LIVED ASSETS

    In Fiscal Year ended February 28, 1997, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The statement requires the recognition of an impairment loss for an asset held for use when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of the impairment loss is based on fair value of the asset. Generally, fair value will be determined using valuation techniques, including the present value of expected future cash flows method.

RECLASSIFICATIONS

    Certain balances in the prior year financial statements have been reclassified to conform to the current period presentation.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 2: GOING CONCERN AND MANAGEMENT'S PLAN

    A going-concern footnote was included with the February 28, 1997 and December 31, 1997 financial statements because the Company had unfavorable working capital, debt-to-equity ratios and operating cash flow deficiencies, which raised substantial doubt about the Company's ability to continue as a going-concern. The restructuring with DGJ (as described below) significantly improved both the working capital and debt-to-equity ratios subsequent to December 31, 1998. New management of the Company put into place in the middle of 1998 an operating plan that reduced fixed costs and increased revenues in the second half of 1998. These changes brought about by the new management have resulted in an improvement in the results of operations and produce a positive cash flow from operations for the last six months in 1998 and during the first three months of 1999.

    On January 27, 1999, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with an investor, DGJ, L.L.C., a Delaware limited liability company, under which the Company agreed to issue and sell to DGJ, and DGJ agreed to purchase from the Company the following:

        1. a Promissory Note in the aggregate principal amount of $3,200,000 (the "Note");

        2. a Common Stock Purchase Warrant for the purchase of up to 80,000,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at an exercise price of $0.04 per share, exercisable until January 27, 2009; and

        3.  1,629,930 shares of Series C Preferred Stock of the Company for
    $100.

    The Note matures on February 1, 2004 or earlier in the event of a default, the sale of 50% or more of the Company's assets, the merger or consolidation of the Company, the purchase of 50% or more of the shares of the Common Stock by a person who was not a stockholder of the Company at the time of the execution of the Purchase Agreement, or a primary public offering of the Company's securities in excess of $10,000,000. The Note has an interest rate of 6% per annum payable monthly in arrears, principle is due at its maturity and it is secured by all assets of the Company. The Note is subordinated to the equipment lease and the factoring agreement, described below.

    In conjunction with the financing, DGJ required certain members of the Company's management to invest, in the aggregate, $300,000 in warrant exercises that appear as subscribed stock on the Pro Forma Balance Sheet. The 49,062,500 shares of Common Stock underlying by the warrants cannot be issued until approval for an increase in the authorized shares outstanding is obtained at the next annual meeting of stockholders.

    In conjunction with the financing, the Company entered into agreements with most of its unsecured creditors that provided for a discounted payment in February 1999 or a non-interest bearing agreement to pay the entire balance over a three-year period. The unsecured creditor agreements, together with the financing referred to above, allowed the Company to restructure trade notes payable of $584,000 and accounts payable of $6,597,000, or a total of $7,181,000, compared to $1,874,000 of current accounts payable and $1,426,000 of long-term debt, or a total of $3,300,000 after refinancing. Unsecured creditors of the Company owed approximately $3,009,000 as of January 27, 1999 selected the discounted payment plan resulting in extraordinary income of $1,731,762 during the first quarter of 1999. The balance of the unsecured creditors selected the three year payment plan or are currently negotiating with the Company or did not reach discounted or deferred agreements with the Company. The Company did not recognize any gain under the three year payment arrangement. This gain of

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 2: GOING CONCERN AND MANAGEMENT'S PLAN (CONTINUED)

$1,731,762 was recorded as extraordinary income amounting to $0.08 per share. The tax effect of this gain reduced the net operating tax loss carry forward from prior years which has been fully reserved and, therefore, has no impact on current operations.

    A factoring agreement with a company related to DGJ now provides the Company with $2,000,000 of financing secured by the Company's accounts receivable and $1,000,000 secured by its inventory. The term for both accounts receivable and inventory financing is six months, subject to automatic renewal unless the Company gives at least 90 days written notice of termination. Written termination regarding this factoring agreement was given by the Company on March 30, 1999. The financing bears interest at prime rate plus 5% on the outstanding balance on the inventory loan and the prime rate plus 2% on all accounts receivable submitted for financing. The Company may borrow up to 85% of its qualified accounts receivable and 33% of its qualified inventory.

    The gain on the restructuring of trade notes payable and accounts payable will be accounted for as an extraordinary item in the Company's Consolidated Statement of Operations in future periods. The creditors who selected the long-term debt agreement are being paid their balances due over a 36-month period in 36 equal installments with no interest. The Company was involved in a patent infringement suit and reached a settlement on January 27, 1999 to pay the balance due of $200,000 as part of the restructuring of the Company's debt as described above.

    The Company's equipment, capital and operating leases were funded by the new equipment lease with DGJ. Current obligations of $3,800,000 and accrued lease obligations of $1,643,000 were retired and $1,679,000 of equipment previously treated as operating leases were added to the property and equipment accounts. The new lease carries no debt reduction obligation and is treated as long-term debt. The combined monthly payments under the retired leases were reduced from approximately $305,000 per month to $102,000 per month under the new lease agreement with DGJ. The term of the lease is ten years and its monthly payments of $102,000 represent interest only. The total principal amount of the lease is $6,800,000 and is due at the end of the lease term. The lease has been recorded as a capital lease during the quarter ended March 31, 1999 and will be treated as similarly in future periods. The lease required the Company to meet certain financial covenants, including, but not limited to, earnings targets and debt-to-equity ratios.

    The Note, warrants and Series C Preferred Stock purchased by DGJ for $3,200,200 were valued at the discounted fair market value at an assumed rate of 14%. Of the $3,200,200, $480,000 has been recorded as additional capital in excess of par value related to the warrants because it is not convertible to Common Stock and its redemption price is the same as its purchase price, $100, plus accrued interest at 6% per annum, beginning on January 27, 1999. Also, the Series C Preferred Stock has no preference in liquidation, although, it has a voting preference.

    The plan to restructure the Company's operations and management, which began in the third quarter of 1998, to satisfy past due trade creditors and past due operating and capital lease balances, is progressing.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 2: GOING CONCERN AND MANAGEMENT'S PLAN (CONTINUED)

                        BPI PACKAGING TECHNOLOGIES, INC.
                            PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1998

                                     AS AUDITED                                                                       PRO FORMA
                                    DECEMBER 31,                                                                     DECEMBER 31,
                                        1998                                 ADJUSTMENTS                                 1998
                                    ------------                             -----------                             ------------
Current assets

Cash..............................  $    73,116     3,500,000   (1,960,900)     250,000      (885,000)               $    977,216
Accounts receivable, net..........      882,389                                                                           882,389
Inventories, net..................      717,413                                                                           717,413
Prepaid expenses..................       51,420                                                                            51,420
Total current assets..............    1,724,338                                                                         2,628,438
Property and equipment, net.......   15,290,305                                                          1,678,973     16,969,278
Deposits--leases and equipment
  purchases.......................      149,851                                                            (75,940)        73,911
Loans to officers, net............        6,072                                                                             6,072
Other assets, net.................      581,399                                               885,000     (246,696)     1,219,703
                                    ------------   ----------   ----------   ----------    ----------   ----------   ------------
                                        737,322                                                                         1,299,686
                                    ------------   ----------   ----------   ----------    ----------   ----------   ------------
Total assets......................  $17,751,965     3,500,000   (1,960,900)     250,000             0    1,356,337   $ 20,897,402
                                    ============   ==========   ==========   ==========    ==========   ==========   ============
Current liabilities

Note payable......................  $   814,311                                 250,000                              $  1,064,311
Trade notes payable...............      584,433      (584,433)                                                                 --
Capital lease obligations due
  within one year.................    3,800,286                                                         (3,800,286)            --
Accounts payable..................    6,597,223       584,433   (1,960,900)  (1,425,540)   (1,846,100)     (75,116)     1,874,000
Accrued expenses..................    2,676,239                                                         (1,643,377)     1,032,862
                                    ------------                                                                     ------------
Total current liabilities.........   14,472,492                                                                         3,971,173
                                    ------------                                                                     ------------
Capital lease
  obligations--long-term
  portion.........................           --                                                          6,800,000      6,800,000
                                                                                                                     ------------
Long-term debt....................           --                               1,425,540                                 1,425,540
                                                                                                                     ------------
Accounts Payable

Notes payable.....................           --     3,200,000     (480,000)                                             2,720,000
                                                                                                                     ------------
Stockholders' equity

Subscribed stock..................           --       300,000                                                             300,000
Series B convertible preferred
  stock, $.01 par value...........    1,466,954                                                                         1,466,954
Series A convertible preferred
  stock, $.01 par value...........      674,032                                                                           674,032
Series C redeemable preferred
  stock, $.01 par value...........           --                                                                100            100
Common stock, $.01 par value;
  shares authorized--60,000,000...      214,956                                                                           214,956
Capital in excess of par value....   44,912,833                    480,000                                    (100)    45,392,733
Accumulated deficit...............  (43,989,302)                                            1,846,100       75,116    (42,068,086)
                                    ------------   ----------   ----------   ----------    ----------   ----------   ------------
                                      3,279,473                                                                         5,980,689
                                    ------------   ----------   ----------   ----------    ----------   ----------   ------------
Total liabilities and
  stockholders' equity............  $17,751,965     3,500,000   (1,960,900)     250,000             0    1,356,337   $ 20,897,402
                                    ============   ==========   ==========   ==========    ==========   ==========   ============

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 3: ACCOUNTS RECEIVABLE--TRADE

    Accounts receivable-trade consist of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Accounts receivable-trade...................     $1,066,841          $1,071,239
Allowance for doubtful accounts.............       (109,452)           (275,000)
Allowance for credits.......................        (75,000)            (75,000)
                                                 ----------          ----------
                                                 $  882,389          $  721,239
                                                 ==========          ==========

NOTE 4: INVENTORIES

    Inventories, net of valuation reserves, consist of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Raw material................................      $296,427           $  285,058
Finished goods..............................       420,986            1,062,808
Reserves....................................            --             (290,000)
                                                  --------           ----------
                                                  $717,413           $1,057,866
                                                  ========           ==========

    Raw material includes virgin high density, high molecular weight polyethylene ("HDHMWPE") resin, re-processed HDHMWPE material, color inks and additives, and post-industrial scrap generated during the manufacturing process.

NOTE 5: PROPERTY AND EQUIPMENT, NET

    Property and equipment consist of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Machinery and equipment.....................    $ 24,817,161        $ 24,817,161
Leasehold improvements......................       3,611,407           3,611,082
Office furniture and fixtures...............         303,731             303,731
Motor vehicles..............................          19,900              19,900
                                                ------------        ------------
                                                  28,752,199          28,751,874
                                                ============        ============
Less accumulated depreciation and
  Amortization..............................     (13,461,894)        (10,923,014)
                                                ------------        ------------
                                                $ 15,290,305        $ 17,828,860
                                                ============        ============

    Assets recorded under capital leases and included in property and equipment were as follows:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Machinery and equipment.....................     $13,041,270         $13,041,270
Less accumulated amortization...............      (5,478,653)         (4,055,971)
                                                 -----------         -----------
                                                 $ 7,562,617         $ 8,985,299
                                                 ===========         ===========

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 5: PROPERTY AND EQUIPMENT, NET (CONTINUED)

    Depreciation and amortization expense relating to fixed assets was $2,538,880, $2,186,621 and $3,216,189 for the year ended December 31, 1998, the
10 month period ended December 31, 1997 and for the year ended February 28, 1997, respectively, of which $1,422,682, $1,185,568 and $1,158,749, related to amortization of equipment held under capital leases, respectively.

    During fiscal year 1997, in accordance with SFAS No. 121, the Company wrote-down machinery and equipment to their estimated fair value, which resulted in a non-recurring charge of $3,335,070, which is included in the $5.9 million write-down of impaired assets and related expenses (Note 6).

NOTE 6: WRITE-DOWN OF IMPAIRED ASSETS AND PATENT INFRINGEMENT SETTLEMENT

    During the fourth quarter of the fiscal year ended February 28, 1997, the Company made the decision to exit the traditional T-shirt bag business. The application of Statement of Financial Standard No. 121, "Accounting for the Impairment of Ling-Lived Assets and Long-Lived Assets to be Disposed Of," caused the Company to recognize a non-cash charge of $5,385,000 to write down to fair value certain long-lived assets consisting principally of machinery and equipment, patents and goodwill, together with other related expenses. The method used to determine fair value was a discounted cash flow approach. The assets consist of those related to the manufacture of the traditional T-shirt bag business.

    Description of impaired assets; patents, goodwill and plant assets relating to bag making facilities:

Patents.....................................................  $1,044,577
Goodwill....................................................     620,353
Plant equipment.............................................   3,335,070
Reserve for agreement with bag-making equipment vendor......     285,000
Write-off of rubber plates used in bag-making equipment.....     100,000
                                                              ----------
Total.......................................................  $5,385,000
                                                              ==========

    Fair value of all assets, except plant equipment, was determined to be zero based upon the Company's decision to exit the traditional T-shirt bag business. Fair value of the plant equipment was determined based upon projected future cash flows for the remaining useful life, present book value and residual value of assets at the end of its useful life, with cash flows both discounted at 14% per year (average cost of secured debt financing).

    A patent infringement suit settlement of $512,648, including legal defense costs, was recorded during fiscal year 1997.

    Due to the increase in the Company's conversion capacity, the Company re-entered the standard grocery T-shirt bag business in the third quarter of 1998 to realize marginal contributions to fixed costs.

NOTE 7: PATENTS

    The Company owns several patents. No costs associated with patent applications were capitalized during the year ended December 31, 1998, the 10 month period ended December 31, 1997 and fiscal year ended February 28, 1997. Amortization expense of approximately $87,000 was recorded in the Fiscal Year ended February 28, 1997.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 7: PATENTS (CONTINUED)

    In conjunction with the write-down of impaired assets and related expenses, the write-off of all patent costs and associated accumulated amortization resulted in a charge of $1,045,000 to the Statement of Operations in the Fiscal Year ended February 28, 1997. The total accumulated amortization balance at February 23, 1996 was approximately $313,000. As more fully described in
Note 6, this charge is the result of the Company's decision to exit the traditional T-shirt bag product lines.

NOTE 8: OTHER ASSETS

    Other assets are comprised of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Spare parts and supplies, net...............      $334,703           $  669,405
Other assets................................       246,696              368,502
                                                  --------           ----------
                                                  $581,399           $1,037,907
                                                  ========           ==========

NOTE 9: ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Employee compensation and benefits..........     $   50,750          $  207,283
Accrued lease expense.......................      1,643,377           1,643,377
State taxes and penalties...................        299,096             550,000
Professional fees...........................         47,000             140,000
Other.......................................        636,016             426,688
                                                 ----------          ----------
                                                 $2,676,239          $2,967,348
                                                 ==========          ==========

NOTE 10: TRADE NOTES PAYABLE

    The Company converted two trade payables into unsecured trade notes payable which matured on March 15, 1998 and April 17, 1998 and bear fixed interest rates of 10% and 8.5%. As of December 31, 1998, the Company was in default on both of the above trade notes payable. These notes payable were satisfied in connection with the financial restructuring, which occurred subsequent to December 31, 1998 (Note 2).

NOTE 11: NOTE PAYABLE

    At December 31, 1998, the Company had a $2,000,000 revolving line of credit secured by accounts receivable. Borrowings under the line of credit were subject to 70% of qualifying accounts receivable, less the aggregate amount utilized under all commercial and standby letters of credit and bank acceptances. The line of credit bore interest at prime plus 6% (14.5% at December 31, 1998). In addition, the Company paid 2% interest on all new invoices submitted for financing. The credit line was for one year and subject to renewal annually. At December 31, 1998, the balance under the line of credit was $814,311, which was the maximum available based on the qualifying accounts receivable.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 11: NOTE PAYABLE (CONTINUED)

Subsequent to December 31, 1998, the Company repaid this note payable in full in connection with its financial restructuring (Note 2).

    At December 31, 1997, the Company had an $8,000,000 revolving line of credit secured by accounts receivable and inventory. Borrowings under the line of credit are subject to 80% of qualifying accounts receivable and 35% of qualifying inventories, less the aggregate amount utilized under all commercial and standby letters of credit and bank acceptances. The line of credit bore interest at 5% above the variable interest rate quoted by Norwest Bank of Minnesota with a minimum rate of 8% (13.5% at December 31, 1997) and provides for a 1/2 of 1% unused line fee. The credit line was for 5 years and is subject to renewal annually. At December 31, 1997, the balance under the line of credit was $1,162,349, which was the maximum available based on the qualifying accounts receivable and inventory balances. The line of credit included certain financial covenants that the Company must maintain to avoid a default, including current ratio, debt to equity ratio, maintaining a net worth of $14 million, limitation on capital spending, and profitability. As of and during the 10 month period ended December 31, 1997, the Company failed to meet several of the financial covenants. The lender waived the condition of default for the financial covenants that were not met.

NOTE 12: CAPITAL LEASE OBLIGATIONS

    The Company's capital lease obligations consist of the following:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Total minimum lease payments................     $4,307,824          $5,006,262
Less amount representing interest...........        507,538             580,057
                                                 ----------          ----------
Obligations under capital leases............      3,800,286           4,426,205
Less amounts due within one year............      3,800,286           4,426,205
                                                 ----------          ----------
Long-term portion...........................     $       --          $       --
                                                 ==========          ==========

    As all capital leases were in default as of December 31, 1998 and 1997, all future payments have been classified as current. Subsequent to December 31, 1998, these capital lease obligations were satisfied in connection with the financial restructuring (Note 2).

NOTE 13: STOCKHOLDERS' EQUITY

    As of December 31, 1998 the Company had 21,495,621 shares of common stock outstanding. During fiscal year 1997, covering the period from February 24, 1996 to February 28, 1997, a total of 1,207,500 shares were issued in a private placement with net proceeds of $2,206,868. From March 1, 1997 to December 31, 1997, a total of 4,991,125 shares were issued in a private placement with net proceeds of $4,403,991. An additional 387,500 shares were issued relating to the private placements from March 1, 1997 to December 31, 1997. During the year ended December 31, 1998, a total of 1,868,900 shares were issued in a private placement with net proceeds of $1,282,951.

    The Board of Directors has designated two classes of preferred stock included within stockholders' equity as follows:

        Series A, 8.5% Non-Cumulative, Redeemable, Convertible Preferred Stock ("Series A Preferred Stock"), convertible at the holder's option into one share of common stock of the

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 13: STOCKHOLDERS' EQUITY (CONTINUED)

    Company at any time prior to redemption. At the Company's option, the stock is redeemable at $4.00 per share after not less than 30, nor more than 60 days written notice provided the closing bid price of the Company's common stock averages in excess of $9.00 per share for 30 consecutive trading days ending within five days of the notice of redemption. The
    Series A Preferred Stock votes with the common stock as a single class. At December 31, 1998 and 1997, there were 212,258 and 325,483 shares issued and outstanding, respectively.

    Series B, 6% Non-Cumulative, Non-Voting Convertible Preferred Stock
    ("Series B Preferred Stock"), redeemable at $10 per share at the Company's option and convertible at any time at $10 per share. This series of stock retains a liquidation preference over the Series A Preferred Stock at a rate of $10 per share plus any declared but unpaid dividends. At December 31, 1998 and 1997, there were 146,695 shares of Series B Preferred Stock issued and outstanding.

    The Company has reserved 3,472,536 shares of common stock for issuance upon exercise of outstanding warrants and employee stock options granted or available for grant (Note 20), upon the conversion of preferred stock and in connection with the agreement with RC America, Inc. For the year ended December 31, 1998 and the 10 month period ended December 31, 1997, no shares of common stock were issued. Based on the operating results of RC America, Inc. for fiscal year 1997 and Fiscal Year 1996, an additional 2,640 and 2,550 shares were issued in May 1997 and May 1996, respectively.

    Holders of the Series A Preferred Stock are entitled to receive, in each fiscal year in which the Company attains net earnings after tax, as defined, non-cumulative dividends at the annual rate of $0.34 per share. These dividends will be payable in cash if net earnings after tax exceed 150% of the amount necessary to pay the dividends and in cash, common stock, or any combination thereof if net earnings are less than this amount. Dividends on the Series B Preferred Stock are payable before any dividends are paid or declared for the Series A Preferred Stock and the common stock. The holders of the Series B Preferred Stock are entitled to receive non-cumulative dividends at an annual rate of $.60 per share payable in cash.

NOTE 14: WARRANTS TO PURCHASE SECURITIES OF THE COMPANY

    An aggregate of 153,000 shares of Common Stock and 50,000 shares of Series A Preferred Stock were issued to the underwriters of the second public offering, at an exercise price of $2.25 in May 1996 upon the exercise of Class A Warrants which would have expired on June 13, 1996.

    In conjunction with the third public offering, an aggregate of 48,725
Class A Warrants were exercised at $5.00 before the expiration date of June 15, 1995 and an aggregate of 456,931 Class B Warrants were exercised at $2.80 before the expiration date of October 6, 1996. Additionally, an aggregate of 299,600 shares of Common Stock were issued to the underwriters of the third public offering at an exercise price of $2.25 in May 1996 upon the exercise of Class B Warrants which would have expired on October 7, 1997.

    As of December 31, 1997 all Class A and Class B warrants issued to the public stockholders and the underwriters were exercised or expired.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 14: WARRANTS TO PURCHASE SECURITIES OF THE COMPANY (CONTINUED)

    In May 1996, the Company issued warrants to financial consultants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $4.25 per share. The warrants expired on December 31, 1997 and were not exercised.

    In December 1997, the Company issued 109,422 warrants with a three year life to purchase one share of common stock at $1.10 per share in connection with a private placement of its common stock, net of costs in the amount of $109,658. In April 1998, the Company issued 150,000 warrants with a three year life to purchase one share of common stock at $1.08 per share in connection with a private placement of its securities.

    During the year ended December 31, 1998, the Company issued 200,000 warrants with a three year life to purchase one share of common stock at $1.05 per share to lessors in connection with the restructuring of certain Capital and Operating Leases that were in default as of December 31, 1997. Settlement expense in the amount of $240,400 was recorded for the 10 month period ended December 31, 1997 (Note 12).

    All warrants issued in 1998 have been issued at the current market price at date of issuance.

NOTE 15: INCOME TAXES

    Due to the taxable loss incurred and the availability of net operating losses, there was no tax provision or benefit recorded for the year ended December 31, 1998. Accordingly, the effective tax rate is zero percent as compared to the Federal statutory rate of 34% because the Company has placed a full valuation allowance on its net deferred tax assets. Cumulative temporary differences under SFAS No. 109 are as follows:

                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Deferred tax assets:
  Allowance for uncollectible accounts......    $    310,655        $    377,322
  Net operating loss carryforward...........      13,270,876          12,825,784
  Inventory.................................          53,522             151,993
  Write-down of fixed assets................       1,114,955           1,226,450
  Write-down of patents.....................         367,862             400,031
  Allowance for lease losses................         685,606             685,606
  Investment tax credit.....................         528,200             528,200
  Other items...............................         482,291             489,712
                                                ------------        ------------
    Deferred tax assets.....................    $ 16,813,967        $ 16,685,098

Deferred tax liabilities:
  Excess depreciation.......................    $    162,376        $     76,197
  Prepaid rent..............................          99,345             143,281
                                                ------------        ------------
Net deferred tax assets.....................    $ 16,552,246        $ 16,465,620
                                                ============        ============
Deferred tax asset valuation allowance......    $(16,552,246)       $(16,465,620)
                                                ============        ============

    A valuation allowance is required to be established for deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 15: INCOME TAXES (CONTINUED)

not be realized. The Company has determined that a valuation allowance is required as it is not certain that the results of future operations will generate sufficient taxable income to realize the deferred tax asset.

    At December 31, 1998 the Company had available for federal and state income tax purposes unused net operating loss (NOL) carryforwards of approximately $34,956,000 and $29,039,000, respectively. The federal carryforwards expire in various amounts beginning in the year 2003, and the state carryforwards expire in various amounts from 1999 through 2004. The Company has available state investment tax credit carryforwards of approximately $528,000 expiring in various amounts from 1999 to 2004, and approximately $113,000 in carryforwards with unlimited expirations.

    A substantial change in the Company's ownership, as defined in Section 382 of the Internal Revenue Code, may significantly limit the future utilization of the federal NOL carryforwards incurred prior to an ownership change. In Fiscal Years 1994 and 1991, substantial changes in ownership occurred. In addition, the Company has had a number of transactions subsequent to Fiscal Year 1994 which may have further limited the Company's ability to use its federal NOL carryforwards. The Company's ability to use its federal NOL carryforwards may be further impacted by transactions subsequent to December 31, 1998 (Note 2).

NOTE 16: MAJOR CUSTOMERS

    During the year ended December 31, 1998, sales to two customers represented 20% and 10% of total sales. During the 10 month period ended December 31, 1997, no customer represented more than 10% of total sales. In Fiscal Year ended February 28, 1997, sales to one customer represented 16% of total sales.

NOTE 17: RELATED PARTY TRANSACTIONS

    In November 1990, the Company established an officer's loan receivable from Dennis N. Caulfield, its then Chairman for $132,197. The note was amended in April 1998 and the interest rate changed to 6% effective from November 1990 and is now payable on or before January 1, 2001. Interest on the loan, along with advances from travel not offset by expense reports, caused the loan balance to equal $586,978 at December 31, 1997. Mr. Caulfield did not make any payments against the loan from the period beginning 1990 through December 31, 1997. Accordingly, the Company reserved the full amount of this loan on that date. Also, no payments were made in 1998. In addition, the Company paid, on behalf of Mr. Caulfield, approximately $36,000 of a $200,000 personal income tax levy imposed by the Massachusetts Department of Revenue on Mr. Caulfield in exchange for an interest bearing note due on or before June 30, 1998, which has not been repaid. This note was reserved for as of March 31, 1999.

    Loans made to another officer totaled $6,072 and $5,416 at December 31, 1998 and 1997, respectively, and bear interest at a rate of 9.5%.

    The Company acquired, in Fiscal 1993, a 50.5% interest, in exchange for $125,000, in a company (RC America, Inc.) founded and managed by the 49.5% minority shareholder, Ronald Caulfield, a brother of the Company's Chairman. On February 26, 1994, the Company entered into a stock exchange agreement (the "Agreement") to exchange 200,000 shares of its common stock at their estimated fair market value for Ronald Caulfield's 49.5% minority interest in RC
America, Inc.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 17: RELATED PARTY TRANSACTIONS (CONTINUED)

Effective February 26, 1994, Ronald Caulfield exchanged his shares in accordance with the Agreement. As a result, RC America, Inc. became a wholly owned subsidiary of the Company. The Agreement also contains demand and piggy-back registration rights and provides for the issuance to Ronald Caulfield of up to an additional 100,000 shares of the Company's common stock over a five year period based on RC America, Inc. attaining certain levels of pre-tax earnings. RC America, Inc. ceased operations during the year ended December 31, 1998.

    For the year ended December 31, 1998 and the 10 month period ended
December 31, 1997, no shares of common stock were issued. Based on the operating results of RC America, Inc. for fiscal year 1997 a total of 2,640 shares were earned and were issued to Mr. Caulfield in May. In addition, Ronald Caulfield entered into a five year employment agreement with RC America, Inc. which provided for certain bonus, severance and non-compete arrangements. This employment agreement has since terminated.

    The value of the stock issued pursuant to the Agreement exceeded the book value of the assets acquired and the Company has recorded goodwill of $800,000, amortizing the goodwill pro-rata over ten years. Issuance of the additional 2,640 and 2,550 shares of common stock resulted in an insignificant amount of additional goodwill. At February 28, 1997, the Company wrote off approximately $620,000 of goodwill as part of the impairment of long-lived assets Ivan J. Hughes, a director of the Company is President of the Plastics Division Duro Bag Manufacturing Company ("Duro"). For the year ended December 31, 1998 and the
10 month period ended December 31, 1997, there were no sales to Duro. For fiscal year ended February (Note 6).

NOTE 18: EMPLOYMENT AGREEMENTS

    During the year ended December 31, 1998, the Company renewed an employment agreement with an officer for an additional one year term expiring on June 30, 1999. This agreement provides for minimum base compensation of $180,000.

    On January 27, 1999 and March 22, 1999, the Company entered into employment agreements with certain officers. Among other provisions, these agreements provide for a minimum base compensation of $650,000 in the aggregate plus incentive compensation based on pre-tax profits and for severance payments. These agreements expire on various dates from June 30, 2000 through March 2002.

NOTE 19: OPERATING LEASES AND COMMITMENTS

    The Company's lease agreement for its North Dighton facility was renegotiated effective January 1, 1996 and runs for a period of 12 years. The Company has entered into various operating leases for certain manufacturing equipment expiring on various dates through 2007.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 19: OPERATING LEASES AND COMMITMENTS (CONTINUED)

    The future minimum rental commitments under non-cancelable operating leases as of December 31, 1998 are as follows:

FISCAL YEAR                                                   OPERATING LEASES
-----------                                                   ----------------
1999........................................................      1,180,000
2000........................................................        893,000
2001........................................................        480,000
2002........................................................        383,000
2003........................................................        383,000
Thereafter..................................................      2,243,000
                                                                 ----------
                                                                 $5,562,000
                                                                 ==========

Expense under operating leases was $937,340, $1,410,000 and $1,646,000 for the year ended December 31, 1998, the 10 month period ended December 31, 1997 and the Fiscal Year ended February 28, 1997, respectively. All operating leases and real-estate leases were in default as of December 31, 1997. Subsequent to December 31, 1998, the Company reached agreement with all lessors as part of its financial restructuring. (Note 2).

    At December 31, 1998, the Company had commitments to purchase approximately $275,000 of machinery and equipment.

NOTE 20: STOCK OPTION PLANS

    In May 1990, the Company adopted a stock option plan and on October 25, 1993, the Company approved a stock option plan that provides certain individuals the right to purchase up to 200,000 shares and 750,000 shares, respectively, of common stock. In September 1996, the Company adopted a stock option plan that entitles certain individuals the right to purchase up to 1,000,000 shares of common stock. The Board of Directors determines those individuals who shall receive options, the time period during which the options may be exercised, and the number of shares of common stock that may be purchased and the exercise price (which can not be less than the fair market value of the common stock on the date of grant). Options generally vest ratably over two to five years. The Company may not grant employee incentive stock options with a fair value in excess of $100,000 that is first exercisable during any one calendar year. Options granted under the stock option plan generally expire ten years from the date of grant.

    There was no activity under the 1996 Stock Option Plan during the 10 month period ended December 31, 1997 and the year ended February 28, 1997. Transactions under the 1990 and 1993 Stock

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 20: STOCK OPTION PLANS (CONTINUED)

Option Plans during the 10 month period ended December 31, 1997 and the year ended February 28, 1997 are summarized as follows:

                                                      FISCAL YEAR ENDED         TEN MONTH PERIOD ENDED
                                                      DECEMBER 31, 1998           DECEMBER 31, 1997
                                                  -------------------------   --------------------------
                                                      WEIGHTED AVERAGE             WEIGHTED AVERAGE
                                                  -------------------------   --------------------------
OPTIONS                                            SHARES    EXERCISE PRICE    SHARES     EXERCISE PRICE
-------                                           --------   --------------   ---------   --------------
Outstanding at beginning of year................   783,117        $3.54        773,830        $3.98

Options granted whose exercise price equal the
  market price of the stock on grant date.......    25,000        $1.25        156,000        $1.75

Options granted whose exercise price is greater
  than the market price of the stock on grant
  date Canceled.................................  (424,430)       $2.23       (146,713)       $3.98
                                                  --------                    --------

Outstanding at year end.........................   383,687        $2.70        783,117        $3.54
                                                  ========                    ========

Options exercisable at period end...............   358,687                     629,317
                                                  ========                    ========

Weighted average fair value of options granted
  during the period.............................                  $1.25                       $1.75

    In April of 1997, the Company changed the exercise price for selected options granted in prior periods from $6.25, $4.00, $3.88 and $3.00 to $2.50 per share.

                                                                     YEAR ENDED
                                                                  FEBRUARY 28, 1997
                                                              -------------------------
                                                                  WEIGHTED AVERAGE
                                                              -------------------------
OPTIONS                                                        SHARES    EXERCISE PRICE
-------                                                       --------   --------------
Outstanding at beginning of year............................  795,630         $4.04

Options granted whose exercise price equal the market price
  of the stock on grant date................................   12,500          2.40

Options granted whose exercise price is greater than the
  market price of the stock on grant date...................    9,200          2.40

Canceled....................................................  (43,500)         3.49
                                                              -------

Outstanding at year end.....................................  773,830          3.98
                                                              =======

Options exercisable at period end...........................  589,377
                                                              =======

Weighted average fair value of options granted during the
  period....................................................                  $2.40

    In March 1996, the Company granted 18,500 options with an exercise price of $2.38. In January 1997, the Company granted 3,200 options with an exercise price of $2.50. In March 1996, the Company changed the exercise price for selected options, which were granted in fiscal year 1993, from $6.25 to $4.00, and selected options, which were granted in fiscal year 1994, from $6.63 to $4.00.

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 20: STOCK OPTION PLANS (CONTINUED)

    The following table summarizes information about employee options outstanding at December 31, 1998:

                              OPTIONS OUTSTANDING

                                            WEIGHTED AVERAGE
     RANGE OF       NUMBER OUTSTANDING AT      REMAINING       WEIGHTED AVERAGE
  EXERCISE PRICES     DECEMBER 31, 1998     CONTRACTUAL LIFE    EXERCISE PRICE
  ---------------   ---------------------   ----------------   ----------------
   $1.25 - 3.00            336,937                4.79              $2.42
    3.88 - 4.75             24,250                4.78               4.13
    5.50 - 5.75             22,500                6.10               5.58
                           -------
                           383,687                4.86               2.71
                           =======

                              OPTIONS EXERCISABLE

     RANGE OF       NUMBER EXERCISABLE AT   WEIGHTED AVERAGE
  EXERCISE PRICES     DECEMBER 31, 1998      EXERCISE PRICE
  ---------------   ---------------------   ----------------
   $1.25 - 3.00            313,737               $2.51
    3.88 - 4.75             22,450                4.14
    5.50 - 5.75             22,500                5.58
                           -------
                           358,687                2.81
                           =======

FAIR VALUE DISCLOSURES

    At December 31, 1998, the Company had three option plans, which are described above. The Company applies APB 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's three stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                  TEN MONTH PERIOD
                                              FISCAL YEAR ENDED         ENDED
                                              DECEMBER 31, 1998   DECEMBER 31, 1997
                                              -----------------   -----------------
Net Loss               As reported               $(3,239,213)       $(11,338,869)
                       Pro forma                 $(3,245,145)       $(11,468,958)

Basic and diluted      As reported               $     (0.16)       $      (0.73)
Net loss per share     Pro forma                 $     (0.16)       $      (0.74)

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the applicable periods: dividend yield of 0.0% for both periods; risk free interest rate of 5.16% for options granted during the year ended December 31, 1998 and 5.81% for options granted and re-priced during the 10 month period ended December 31, 1997; a weighted average expected option term of 10 years for options granted during the year ended December 31, 1998, and 10 years for options granted during the 10 month period ended December 31, 1997; and expected volatility of 153.87% for options granted

                        BPI PACKAGING TECHNOLOGIES, INC.

NOTE 20: STOCK OPTION PLANS (CONTINUED)

during the year ended December 31, 1998 and 67.57% for options granted during the 10 month period ended December 31, 1997.

NOTE 21: RETIREMENT SAVINGS PLAN

    The Company provides an employee retirement savings plan under
Section 401(k) of the Internal Revenue Code (the "Plan") which covers substantially all employees. Under the terms of the Plan, employees may contribute a percentage of their salary, up to a maximum of 15%, which is then invested in one or more of several mutual funds selected by the employee. The Company matches 100% of the employee contribution up to a maximum of 2% of their salary. Contributions to the plan were $33,165, $47,604 and $80,503 for the year ended December 31, 1998, 10 month period ended December 31, 1997, and fiscal year ended February 28, 1997, respectively.

NOTE 22: SEGMENT REPORTING

    Effective January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SAFS No. 131 superseded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for reporting information about operating segments, products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position. The Company operates in one reportable segment under SFAS No. 131.

NOTE 23: SIGNIFICANT FOURTH QUARTER ADJUSTMENTS TO THE 10 MONTH PERIOD ENDING DECEMBER 31, 1997

    All capital, operating and real estate leases were in default as of December 31, 1997. All future capital lease payments have been classified as current. As a result of these defaults and based on negotiations which began in 1997, total expenses of $1,643,400 were accrued as of December 31, 1997 for interest, penalties and extension fees related to the default of the capital and operating leases (Note 12 and 19).

    Loans made to a former officer totaled $586,979 at December 31, 1997 and bear interest at a rate of 9.5%. The loans are due and payable January 1, 2001. The officer had agreed to apply any bonus payments received under the Company's executive bonus plan to reduce the amounts outstanding under the loan. As the Company has suffered recurring net losses and operating cash flow deficiencies, a reserve of $586,978 has been established for this loan as of December 31, 1997.

    Management decided to exit the traditional T-shirt bag business during the 10 month period ended December 31, 1997. Accordingly, an analysis of the fair value of assets related to these product lines was performed during the fourth quarter 1997 which resulted in a write-down of impaired assets and recognition of related expenses totaling $5,897,648.

NOTE 24: LEGAL PROCEEDINGS

    The Company has been notified by its insurance carrier of a potential claim brought by a group of investors related to the registration of certain securities. The Company believes that any settlement in connection with this potential claim will not have a material effect on its operations.

                        BPI PACKAGING TECHNOLOGIES, INC.
                                  SCHEDULE II
RULE 12-09       VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                      FOR THE YEAR ENDED DECEMBER 31, 1998

COLUMN A                     COLUMN B     COLUMN C     COLUMN D        COLUMN E
--------                    ----------   ----------   -----------   --------------
                                         ADDITIONAL   DEDUCTIONS
                            BALANCE AT   CHARGED TO    ACCOUNTS     BALANCE AT END
DESCRIPTION                   1/1/98      EXPENSES    WRITTEN-OFF     OF PERIOD          DESCRIPTION OF CHANGES
-----------                 ----------   ----------   -----------   --------------   -------------------------------
Reserve for Accounts
  Receivable Credits.....     75,000            0             0         75,000

Allowance for Doubtful
  Accounts...............    275,000            0      (165,548)       109,452       Allowance was reduced based on
                                                                                     evaluation of Accounts
                                                                                     Receivable at 12/31/98

Inventory Reserve........    290,000            0      (290,000)             0       Inventory reserved at 12/31/97
                                                                                     was sold during the year ended
                                                                                     12/31/98

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                FOR THE 10 MONTH PERIOD ENDED DECEMBER 31, 1997

COLUMN A                     COLUMN B     COLUMN C     COLUMN D        COLUMN E
--------                    ----------   ----------   -----------   --------------
                                         ADDITIONAL   DEDUCTIONS
                            BALANCE AT   CHARGED TO    ACCOUNTS     BALANCE AT END
DESCRIPTION                   3/1/97      EXPENSES    WRITTEN-OFF     OF PERIOD          DESCRIPTION OF CHANGES
-----------                 ----------   ----------   -----------   --------------   -------------------------------
Reserve for Accounts
  Receivable Credits.....     75,000            0             0         75,000

Allowance for Doubtful
  Accounts...............     50,000      225,000             0        275,000       Allowance was Increased based
                                                                                     on evaluation of Accounts
                                                                                     Receivable at 12/31/97

Inventory Reserve........    850,000            0      (560,000)       290,000       Reserve was reduced based on
                                                                                     evaluation of Inventory at
                                                                                     12/31/97

                        BPI PACKAGING TECHNOLOGIES, INC.

                                ---------------

                                   PROSPECTUS
                             ---------------------

                       15,000,000 SHARES OF COMMON STOCK
                                $0.01 PAR VALUE


                                JANUARY   , 2000



    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO BE ISSUED PURSUANT TO THE RIGHTS OFFERING. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a statement of our expenses incurred in the issuance and distribution of the shares of common stock, other then underwriting discounts. All amounts are estimated except the SEC registration fee.


SEC registration fee........................................  $   200
Subscription Agent fees.....................................  $15,000
Printing and Engraving expenses.............................  $25,000
Legal fees and expenses.....................................  $25,000
Accounting fees and expenses................................  $ 6,000
Blue Sky fees and expenses (including legal fees)...........  $15,000
Miscellaneous...............................................  $ 3,800
                                                              -------
  TOTAL.....................................................  $90,000
                                                              =======


ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), allows a corporation, in its original Certificate of Incorporation or in a later amendment, validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination of liability will not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. Our Certificate of Incorporation includes the following language:

    To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
    (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
    Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the company, and, with respect to any criminal action, he had reasonable cause to believe his conduct was not unlawful. Our By-laws include the following provision:

    A reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called Indemnitees, who may be indemnified by a Delaware corporation pursuant to the provisions of such
    Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions, the Corporation in not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification, with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) nb]of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, it the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the past three years, we have made the following sales of unregistered securities pursuant to exemptions from the registration requirements of the Securities Act of 1933.

    In July 1997, we sold 2,100,902 shares of common stock at a price of $1.00 per share in a best-efforts private placement offering with total net proceeds of $2,100,902. Shares of common stock were sold in a single offering under Regulation D and Regulation S of the Securities Act. Under Regulation D, we sold 850,902 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 1,250,000 shares of common stock outside the United States to non-U.S investors.

    In October 1997, we sold 1,796,000 shares of common stock at a price of $1.05 per share in a best-efforts private placement offering with total net proceeds of $1,885,800. Shares of common stock were sold in a single offering under Regulation D and Regulation S of the Securities Act. Under Regulation D, we sold 400,000 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 1,396,000 shares of common stock outside the United States to non-U.S. investors.

    In December 1997, we sold 1,094,223 shares of common stock in a private placement offering of restricted securities with total net proceeds of $1,004,800. The price per share for 88,889 of the shares was $1.125 per share and the remaining shares were sold at $0.90 per share. Warrants exercisable for a minimum of 10,000 shares at $1.08 per share were sold in this offering. Under Regulation D, we sold 222,223 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 872,000 shares of common stock outside the United States to non-U.S. investors.

    In June 1998, we completed an offering of private placement units. Each unit consisted of 100,000 shares of common stock and a three-year warrant to purchase 100,000 shares of common stock at $1.25 per share. However, if we announce the receipt of a contract for the purchase of goods or services resulting in revenues of $5,000,000 or more, then the purchase price will be reduced to $1.05 per share for 15 days after the announcement. The offering price was $90,000 per unit and the net proceeds from the offering were $1,485,000. Under
Regulation D, we sold 1,050,000 shares of common stock only to accredited investors as defined in Regulation D. Under Regulation S, we sold 600,000 shares of common stock outside the United States to non-U.S. investors.

    In each of the above offerings:

    - the issuances of the securities were deemed to be exempt from registration under Section 4(2) and Regulation D of the Securities Act as transactions by an issuer not involving any public offering;

    - the sale proceeds were used as part of our working capital;

    - we promised to use our best efforts to file with the SEC a registration statement on Form S-1 or S-3 relating to the shares in each offering; and

    - the securities sold under Regulation D were registered under the Securities Act on October 28, 1999.


    In January 1999, we completed a private placement offering under Regulation D to DGJ, an accredited investor as defined in Regulation D, with total gross proceeds of $3,200,200. We sold 1,629,930 shares of our Series C preferred stock for $100, we issued warrants exercisable for 80,000,000 shares of our common stock at $0.04 per share for $100 and we executed a promissory note in favor of DGJ in the principal amount of $3,200,000.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 3        Certificate of Incorporation of the Company, as amended(6).

 3.1      By-laws of the Company, as amended(6).

 3.2 Certificate of Amendment to the Certificate of Incorporation(17).

 4        Form of Certificate of Designation of Series A Convertible
          Preferred Stock, as amended(2).

 4.1      Form of Amended Certificate of Designation for Series B
          Convertible Preferred Stock(2).

 4.2      Specimen Series A Convertible Preferred Stock
          Certificate(2).

 4.3      Form of Common Stock Purchase Warrant(13).

 4.4      Certificate of Designation of Series C Preferred Stock(13).

 4.5 Pledge Agreement, dated as of January 27, 1999, between DGJ and C. Jill Beresford(13).

 4.6      Common Stock Purchase Warrant issued by the Company to
          Global Financial Services, Inc.(14).

 4.7      Common Stock Purchase Warrant issued by the Company to DGJ,
          L.L.C.(14).

 4.8      Common Stock Purchase Warrant issued by the Company to
          Brantrock(14).

 5.1      Opinion of Holleb & Coff.

10**      1990 Stock Option Plan(1).

10.1**    Form of Employment Agreement of Dennis N. Caulfield(3).

10.2**    Form of Employment Agreement of C. Jill Beresford(3).

10.3**    Form of Employment Agreement of Alex F. Vaicunas(3).

10.4**    1993 Stock Option Plan(3).

10.5 Stock Exchange Agreement by and between the Company and Ronald V. Caulfield(4).

10.6**    Employment Agreement of Ronald V. Caulfield(4).

10.7      Agreement for Purchase and Sale of Assets, dated June 23,
          1995, by and among Market Media, Inc., Floor Focus
          Media, Inc. and Carmen N. Fasula(5).

10.8      Amendment to Promissory Note of Dennis N. Caulfield(7).

10.9      Lease for Premises at 455-473 Somerset Ave., North Dighton,
          Massachusetts(7).

10.10**   1996 Stock Option Plan(8).

10.11     Loan and Security Agreement by and among the Company, RC
          America, Inc. and Foothill Capital Corporation(9).

10.12     Secured Promissory Note from the Company and RC America to
          Foothill(9).

10.13 Pledge and Security Agreement by and between the Company and Foothill(9).

10.14     Continuing Guaranty of Market Media, Inc(9).

10.15     Continuing Guarantee of BPI Packaging (UK) Limited(9).

10.16     Security Agreement by and between Market Media, Inc. and
          Foothill(9).

10.17 Security Agreement by and between BPI Packaging (UK) Limited and Foothill(9).

10.18*    Settlement Agreement by and between the Company and Mobil
          Oil Corporation, dated December 10, 1996(9).

10.19     Loan and Security Agreement by and among the Company, RC
          America, Inc. and Foothill Capital Corporation(10).

10.20     Secured Promissory Note from the Company and RC
          America, Inc. to Foothill(10).

10.21 Pledge and Security Agreement by and between the Company and Foothill(10).

10.22     Continuing Guarantee of Market Media, Inc(10).

10.23     Continuing Guarantee of BPI Packaging (UK) Limited(10).

10.24     Security Agreement by and between Market Media, Inc. and
          Foothill(10).

10.25 Security Agreement by and between BPI Packaging (UK) Limited and Foothill(10).

10.26*    Settlement Agreement by and between the Company and Mobil
          Oil Corporation, dated December 10, 1996(10).

10.27     Invoice Purchase and Sale Agreement, dated August 19,
          1998(12).

10.28     Joint Filing Agreement(13).

10.29 Securities Purchase Agreement, dated as of January 27, 1999, between the Company and DGJ(13).

10.30 Agreement, dated January 27, 1999, among DGJ, Ivan J. Hughes and C. Jill Beresford(13).

10.31 Closing Agreement, dated as of January 27, 1999, by and among the Company, DGJ, and C. Jill Beresford(13).

10.32     Securities Purchase Agreement between the Company and
          DGJ(14).

10.33     Factoring Agreement between the Company and Franklin Capital
          Corporation(14).

10.34     Revolving Note issued by the Company to Franklin(14).

10.35     Security Agreement between the Company and Franklin(14).

10.36     Employment Agreement between the Company and C. Jill
          Beresford(14).

10.37     Employment Agreement between the Company and James
          Koehlinger(14).

10.38     Employment Agreement between the Company and Richard H.
          Nurse, Ph.D(14).

10.39     Employment Agreement between the Company and Hanspeter
          Schulz, Ph.D(14).

10.40     Consulting Agreement between the Company and Ivan J.
          Hughes(14).

10.41     Employment Agreement between the Company and Peter W.
          Blackett(15).

10.42     Loan and Security Agreement between the Company and LaSalle
          Business Credit, Inc., dated as of August 19, 1999(17).

10.43     Revolving Note from the Company to LaSalle, dated
          August 19, 1999(17).

10.44     Intercreditor Agreement between DGJ and LaSalle, dated
          August 19, 1999(17).

10.45 Amended and Restated Promissory Note issued by the Company to DGJ, dated August 19, 1999(17).

10.46     Amended and Restated Equipment Lease between the Company and
          DGJ(17).

16        Letter from PricewaterhouseCoopers LLP to the Securities and
          Exchange Commission(11).

21        Subsidiaries of the Company(4).

23.1      Consent of Livingston & Haynes, P.C., Independent
          Accountants.

23.2      Consent of PricewaterhouseCoopers LLP, Independent
          Accountants.

24.1 Powers of Attorney (contained in the signature pages hereto).

27        Financial Data Schedule (16).

99        Press Release, dated July 7, 1998(11).

99.1      Press Release, dated January 28, 1999(14).

99.2      Form of Subscription Certificate.

99.3      Form of Notice of Guaranteed Delivery for Subscription
          Certificate.

99.4 Form of Subscription Agent Agreement by and between the Company and American Stock Transfer and Trust Company, as
          Subscription Agent.

99.5      Form of letter to stockholders from the Company.

99.6 Form of letter to brokers, dealers, commercial banks, trust companies and other nominees from American Stock Transfer and Trust Company.

99.7 Form of letter to clients of brokers, dealers, commercial banks, trust companies and other nominees.

99.8      Nominee Holder Oversubscription Exercise Form.

------------------------

 (1) Incorporated by reference from our Form S-18 Registration Statement (No. 33-36142-B) declared effective by the SEC on October 3, 1990.

 (2) Incorporated by reference from our Form S-1 Registration Statement (No. 33-39463) declared effective by the SEC on June 13, 1991.

 (3) Incorporated by reference from our Form S-1 Registration Statement (No. 33-39463) declared effective by the SEC on June 13, 1991.

 (4) Incorporated by reference from our Annual Report on Form 10-K and amendment thereto initially filed with the SEC on June 10, 1994.

 (5) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended August 25, 1995 and filed with the SEC on October 6, 1995.

 (6) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended November 24, 1995 and filed with the SEC on January 8, 1996.

 (7) Incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended February 23, 1996 and filed with the Commission on June 7, 1996.

 (8) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended August 23, 1996 and filed with the SEC on October 15, 1996.

 (9) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended November 22, 1996 and filed with the SEC on January 7, 1997.

 (10) Incorporated by reference from of our Annual Report on Form 10-K for the 10 month period ended December 31, 1997 and filed with the SEC on May 27, 1998.

 (11) Incorporated by reference from our Current Report on Form 8-K with the SEC on July 14, 1998.

 (12) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and filed with the SEC on November 16, 1998.

 (13) Incorporated by reference from our Schedule 13D filed with the SEC on February 2, 1999.

 (14) Incorporated by reference from our Current Report on Form 8-K, dated January 27, 1999, and filed with the SEC on February 11, 1999.

 (15) Incorporated by reference from our Current Report on Form 8-K, dated March 31, 1999, and filed with the SEC on March 31, 1999.

 (16) Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 and filed with the SEC on March 31, 1999.

 (17) Incorporated by reference from our Form S-1 Registration Statement (No. 333-89137) declared effective by the SEC on October 28, 1999.

   * Certain formation withheld and filed separately with the SEC pursuant to a request for confidential treatment.

  ** These exhibits relate to executive compensation plans and arrangements.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    - To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

    - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    - To reflect in the prospectus any facts or events arising after the effective date of the registration statement or its most recent post-effective amendment which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. However, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    - That, for the purposes of determining any liability under the Securities Act, each post-effective amendment will be deemed to be a new registration statement relating to the securities offered in the amendment, and the offering of the securities at that time will be deemed to be a initial bona fide offering.

    - To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

    - To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide the required interim financial information.

    - That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by referenced in the registration statement relating to the securities offered in the registration statement, and the offering of this securities at that time will be deemed to be the initial bona fide offering of the securities.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Dighton, Commonwealth of Massachusetts, on January 14, 2000.


                                                       BPI PACKAGING TECHNOLOGIES, INC.

                                                       By:              /s/ IVAN J. HUGHES
                                                            -----------------------------------------
                                                                          Ivan J. Hughes
                                                                CHAIRMAN OF THE BOARD OF DIRECTORS

                                                                       /s/ HANSPETER SCHULZ
                                                            -----------------------------------------
                                                                         Hanspeter Schulz
                                                                      President and Director

                                                                     /s/ JAMES F. KOEHLINGER
                                                            -----------------------------------------
                                                                       James F. Koehlinger
                                                                     Chief Financial Offcier

                                                                        /s/ GARY R. EDIDIN
                                                            -----------------------------------------
                                                                          Gary R. Edidin
                                                                             Director

                                                                      /s/ BRUCE M. FLEISHER
                                                            -----------------------------------------
                                                                        Bruce M. Fleisher
                                                                             Director

                                                                       /s/ ALLEN S. GERRARD
                                                            -----------------------------------------
                                                                         Allen S. Gerrard
                                                                             Director

                                                                      /s/ THEODORE L. KOENIG
                                                            -----------------------------------------
                                                                        Theodore L. Koenig
                                                                             Director

                                                                        /s/ DAVID N. LAUX
                                                            -----------------------------------------
                                                                          David N. Laux
                                                                             Director

                               POWERS OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Form S-1 relating to common stock has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Ivan J. Hughes to file one or more amendments, including additional post-effective amendments to this Registration Statement, which amendments may make changes as any of the following persons deem appropriate, and each person, individually and in each capacity stated below, hereby appoints Mr. Hughes as attorney-in-fact to execute in his name and on his behalf any amendments to the Registration Statement.


                        NAME                                    CAPACITY                   DATE
                        ----                                    --------                   ----
                 /s/ IVAN J. HUGHES
     -------------------------------------------       Chairman of the Board of      January 14, 2000
                   Ivan J. Hughes                        Directors

                /s/ HANSPETER SCHULZ
     -------------------------------------------       President and Director        January 14, 2000
                  Hanspeter Schulz

               /s/ JAMES F. KOEHLINGER
     -------------------------------------------       Chief Financial Officer       January 14, 2000
                 James F. Koehlinger

                 /s/ GARY R. EDIDIN
     -------------------------------------------       Director                      January 14, 2000
                   Gary R. Edidin

                /s/ BRUCE M. FLEISHER
     -------------------------------------------       Director                      January 14, 2000
                  Bruce M. Fleisher

                /s/ ALLEN S. GERRARD
     -------------------------------------------       Director                      January 14, 2000
                  Allen S. Gerrard

               /s/ THEODORE L. KOENIG
     -------------------------------------------       Director                      January 14, 2000
                 Theodore L. Koenig

                  /s/ DAVID N. LAUX
     -------------------------------------------       Director                      January 14, 2000
                    David N. Laux

                                 EXHIBIT INDEX

(a) EXHIBITS

EXHIBIT                 DESCRIPTION
-------                 -----------
        3               Certificate of Incorporation of the Company, as amended(6).

        3.1             By-laws of the Company, as amended(6).

        3.2 Certificate of Amendment to the Certificate of Incorporation(17).

        4               Form of Certificate of Designation of Series A Convertible
                        Preferred Stock, as amended(2).

        4.1             Form of Amended Certificate of Designation for Series B
                        Convertible Preferred Stock(2).

        4.2             Specimen Series A Convertible Preferred Stock
                        Certificate(2).

        4.3             Form of Common Stock Purchase Warrant(13).

        4.4             Certificate of Designation of Series C Preferred Stock(13).

        4.5             Pledge Agreement, dated as of January 27, 1999, between DGJ and C. Jill Beresford(13).

        4.6             Common Stock Purchase Warrant issued by the Company to
                        Global Financial Services, Inc.(14).

        4.7             Common Stock Purchase Warrant issued by the Company to
                        DGJ, L.L.C.(14).

        4.8             Common Stock Purchase Warrant issued by the Company to
                        Brantrock(14).

        5.1             Opinion of Holleb & Coff.

       10**             1990 Stock Option Plan(1).

       10.1**           Form of Employment Agreement of Dennis N. Caulfield(3).

       10.2**           Form of Employment Agreement of C. Jill Beresford(3).

       10.3**           Form of Employment Agreement of Alex F. Vaicunas(3).

       10.4**           1993 Stock Option Plan(3).

       10.5 Stock Exchange Agreement by and between the Company and Ronald V. Caulfield(4).

       10.6**           Employment Agreement of Ronald V. Caulfield (4).

       10.7             Agreement for Purchase and Sale of Assets, dated June 23,
                        1995, by and among Market Media, Inc., Floor Focus
                        Media, Inc. and Carmen N. Fasula(5).

       10.8             Amendment to Promissory Note of Dennis N. Caulfield(7).

       10.9             Lease for Premises at 455-473 Somerset Ave., North Dighton,
                        Massachusetts(7).

       10.10**          1996 Stock Option Plan(8).

       10.11            Loan and Security Agreement by and among the Company, RC
                        America, Inc. and Foothill Capital Corporation(9).

       10.12            Secured Promissory Note from the Company and RC America to
                        Foothill(9).

       10.13            Pledge and Security Agreement by and between the Company and
                        Foothill(9).

       10.14            Continuing Guaranty of Market Media, Inc(9).

       10.15            Continuing Guarantee of BPI Packaging (UK) Limited(9).

       10.16            Security Agreement by and between Market Media, Inc. and
                        Foothill(9).

       10.17            Security Agreement by and between BPI Packaging (UK) Limited and Foothill(9).

EXHIBIT                 DESCRIPTION
-------                 -----------
       10.18*           Settlement Agreement by and between the Company and Mobil
                        Oil Corporation, dated December 10, 1996(9).

       10.19            Loan and Security Agreement by and among the Company, RC
                        America, Inc. and Foothill Capital Corporation(10).

       10.20            Secured Promissory Note from the Company and RC
                        America, Inc. to Foothill(10).

       10.21            Pledge and Security Agreement by and between the Company and
                        Foothill(10).

       10.22            Continuing Guarantee of Market Media, Inc(10).

       10.23            Continuing Guarantee of BPI Packaging (UK) Limited(10).

       10.24            Security Agreement by and between Market Media, Inc. and
                        Foothill(10).

       10.25            Security Agreement by and between BPI Packaging (UK) Limited and Foothill(10).

       10.26*           Settlement Agreement by and between the Company and Mobil
                        Oil Corporation, dated December 10, 1996(10).

       10.27            Invoice Purchase and Sale Agreement, dated August 19,
                        1998(12).

       10.28            Joint Filing Agreement(13).

       10.29            Securities Purchase Agreement, dated as of January 27, 1999, between the Company and DGJ(13).

       10.30            Agreement, dated January 27, 1999, among DGJ, Ivan J. Hughes and C. Jill Beresford(13).

       10.31 Closing Agreement, dated as of January 27, 1999, by and among the Company, DGJ, and C. Jill Beresford(13).

       10.32            Securities Purchase Agreement between the Company and
                        DGJ(14).

       10.33            Factoring Agreement between the Company and Franklin Capital
                        Corporation(14).

       10.34            Revolving Note issued by the Company to Franklin(14).

       10.35            Security Agreement between the Company and Franklin(14).

       10.36            Employment Agreement between the Company and C. Jill
                        Beresford(14).

       10.37            Employment Agreement between the Company and James
                        Koehlinger(14).

       10.38            Employment Agreement between the Company and Richard H.
                        Nurse, Ph.D(14).

       10.39            Employment Agreement between the Company and Hanspeter
                        Schulz, Ph.D(14).

       10.40            Consulting Agreement between the Company and Ivan J.
                        Hughes(14).

       10.41            Employment Agreement between the Company and Peter W.
                        Blackett(15)

       10.42            Loan and Security Agreement between the Company and LaSalle
                        Business Credit, Inc., dated as of August 19, 1999(17).

       10.43            Revolving Note from the Company to LaSalle, dated
                        August 19, 1999(17).

       10.44            Intercreditor Agreement between DGJ and LaSalle, dated
                        August 19, 1999(17).

       10.45 Amended and Restated Promissory Note issued by the Company to DGJ, dated August 19, 1999(17).

       10.46            Amended and Restated Equipment Lease between the Company and
                        DGJ(17).

       16               Letter from PricewaterhouseCoopers LLP to the Securities and
                        Exchange Commission(11).

       21               Subsidiaries of the Company(4).

       23.1             Consent of Livingston & Haynes, P.C., Independent
                        Accountants

EXHIBIT                 DESCRIPTION
-------                 -----------
       23.2             Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants

       24.1 Powers of Attorney (contained in the signature pages hereto).

       27               Financial Data Schedule (16).

       99               Press Release, dated July 7, 1998(11).

       99.1             Press Release, dated January 28, 1999(14).

       99.2             Form of Subscription Certificate.

       99.3             Form of Notice of Guaranteed Delivery for Subscription
                        Certificate.

       99.4 Form of Subscription Agent Agreement by and between the Company and American Stock Transfer and Trust Company, as
                        Subscription Agent.

       99.5             Form of letter to stockholders from the Company.

       99.6             Form of letter to brokers, dealers, commercial banks, trust companies and other nominees from American Stock Transfer
                        and Trust Company.

       99.7 Form of letter to clients of brokers, dealers, commercial banks, trust companies and other nominees.

       99.8             Nominee Holder Oversubscription Exercise Form.

------------------------

 (1) Incorporated by reference from our Form S-18 Registration Statement (No. 33-36142-B) declared effective by the SEC on October 3, 1990.

 (2) Incorporated by reference from our Form S-1 Registration Statement (No. 33-39463) declared effective by the SEC on June 13, 1991.

 (3) Incorporated by reference from our Form S-1 Registration Statement (No. 33-39463) declared effective by the SEC on June 13, 1991.

 (4) Incorporated by reference from our Annual Report on Form 10-K and amendment thereto initially filed with the SEC on June 10, 1994.

 (5) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended August 25, 1995 and filed with the SEC on October 6, 1995.

 (6) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended November 24, 1995 and filed with the SEC on January 8, 1996.

 (7) Incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended February 23, 1996 and filed with the Commission on June 7, 1996.

 (8) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended August 23, 1996 and filed with the SEC on October 15, 1996.

 (9) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended November 22, 1996 and filed with the SEC on January 7, 1997.

 (10) Incorporated by reference from of our Annual Report on Form 10-K for the 10 month period ended December 31, 1997 and filed with the SEC on May 27, 1998.

 (11) Incorporated by reference from our Current Report on Form 8-K with the SEC on July 14, 1998.

 (12) Incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and filed with the SEC on November 16, 1998.

 (13) Incorporated by reference from our Schedule 13D filed with the SEC on February 2, 1999.

 (14) Incorporated by reference from our Current Report on Form 8-K, dated January 27, 1999, and filed with the SEC on February 11, 1999.

 (15) Incorporated by reference from our Current Report on Form 8-K, dated March 31, 1999, and filed with the SEC on March 31, 1999.

 (16) Incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 and filed with the SEC on March 31, 1999.

 (17) Incorporated by reference from our Form S-1 Registration Statement (No. 333-89137) declared effective by the SEC on October 28, 1999.

   * Certain formation withheld and filed separately with the SEC pursuant to a request for confidential treatment.

  ** These exhibits relate to executive compensation plans and arrangements.